FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-01

MSBAM 2012-C6

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,123,496,393
(Approximate Total Mortgage Pool Balance)

$978,846,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2012-C6

September 27, 2012

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN STANLEY OR BOFA MERRILL LYNCH RESEARCH DEPARTMENTS. IT WAS PREPARED BY MORGAN STANLEY AND BOFA MERRILL LYNCH SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Issue Characteristics

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s)(1)	Approximate Initial Certificate Balance(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/Aaa(sf)	$67,000,000	30.000%	Fixed	2.55	1-57	15.9%	43.8%
Class A-2	AAA(sf)/Aaa(sf)	$236,000,000	30.000%	Fixed	4.87	57-60	15.9%	43.8%
Class A-3	AAA(sf)/Aaa(sf)	$72,000,000	30.000%	Fixed	7.49	60-117	15.9%	43.8%
Class A-4	AAA(sf)/Aaa(sf)	$411,447,000	30.000%	Fixed	9.81	117-119	15.9%	43.8%
Class A-S(9)	AAA(sf)/Aaa(sf)	$98,306,000	21.250%	Fixed	9.91	119-119	14.1%	49.3%
Class B(9)	AA(sf)/Aa2(sf)	$50,557,000	16.750%	Fixed	9.91	119-119	13.3%	52.1%
Class PST(9)	A(sf)/A1(sf)	$192,399,000	12.875%	(4)	9.91	119-120	12.7%	54.5%
Class C(9)	A(sf)/A2(sf)	$43,536,000	12.875%	(4)	9.93	119-120	12.7%	54.5%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-A	AAA(sf)/Aaa(sf)	$884,753,000(11)	NAP	Variable(12)	NAP	NAP	NAP	NAP
Class X-B	A(sf)/A2(sf)	$94,093,000(11)	NAP	Variable(12)	NAP	NAP	NAP	NAP
Class X-C	NR/B1(sf)	$144,650,393(11)	NAP	Variable(12)	NAP	NAP	NAP	NAP
Class D	BBB+(sf)/Baa1(sf)	$21,065,000	11.000%	(4)	9.99	120-120	12.5%	55.7%
Class E	BBB-(sf)/Baa3(sf)	$40,727,000	7.375%	(4)	9.99	120-120	12.0%	58.0%
Class F	BBB-(sf)/Ba2(sf)	$9,831,000	6.500%	(4)	9.99	120-120	11.9%	58.5%
Class G	BB(sf)/Ba3(sf)	$19,661,000	4.750%	Fixed	9.99	120-120	11.7%	59.6%
Class H	B(sf)/B2(sf)	$12,639,000	3.625%	Fixed	9.99	120-120	11.5%	60.3%
Class J(13)	NR/NR	$40,727,393	0.000%	Fixed	9.99	120-120	11.1%	62.6%

(1)
Ratings shown are those of Fitch, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, dated September 27, 2012 (the “Free Writing Prospectus”) to which the prospectus dated September 4, 2012 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component which will have an initial outstanding balance on the closing date of $43,536,000.

(4)
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero.  The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components.  The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Issue Characteristic

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates and, without duplication, trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates.  Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates and, without duplication, trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”), which will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates, and which trust components will have outstanding certificate principal balances on the closing date of $98,306,000, $50,557,000 and $43,536,000, respectively.  The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components.  Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided  beneficial ownership interest in a percentage of the outstanding certificate principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”).  Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust component that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates represents the certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or the Free Writing Prospectus.

(10)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(11)
The Class X-A, Class X-B and Class X-C Certificates will not have principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the aggregate principal balance of the Class B and Class C Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates).  The notional amount of the Class X-C Certificates will equal the aggregate principal balance of the Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time.

(12)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average pass-through rates of the Class B and Class C Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus.  The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (ii) the weighted average of the pass-through rates of the Class D, Class E, Class F, Class G, Class H and Class J Certificates as described in the Free Writing Prospectus.

(13)
Each Class J Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having anticipated repayment dates.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Issue Characteristics

Issue Characteristics

Offered Certificates:
$978,846,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-180779)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association
Rating Agencies:	Fitch, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	U.S. Bank National Association
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trust Advisor:	Situs Holdings, LLC
Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund II, L.P.

Cut-off Date:
October 1, 2012. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in October 2012 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on October 1, 2012, not the actual day on which such scheduled payments were due

Expected Pricing Date:	Week of October 1, 2012
Expected Closing Date:	On or about October 17, 2012
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in November 2012
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in November 2012
Rated Final Distribution Date:	The Distribution Date in November 2045
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:
REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in a grantor trust and the Class J Certificates will evidence a REMIC interest and an interest in a grantor trust

Optional Termination:	1.0% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:
Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates are expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSBAM 2012-C6 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates having an earlier alphanumeric designation until the principal balance of each such class has been reduced to zero (and, (x) in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, generally in that order, however, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class J Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and (y) in the case of the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”); and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component and then to the Class B trust component in that order, (b) second, to reduce payments of principal on the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates Class) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which a certificateholder’s interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator and of the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D, Class E and Class F Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D, Class E and Class F Certificates to receive payments of principal.

The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A, Class X-B and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component’), which will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates, and which trust components will have outstanding principal balances on the closing date of $98,306,000, $50,557,000 and $43,536,000, respectively.  The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components.  Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively.  The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B and Class C trust components will be distributed or allocated, as applicable, as between the Class A-S, Class B and Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B and Class PST Component C (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B and Class C trust component, as applicable.  In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B and Class C trust components will correspondingly be allocated as between the Class A-S, Class B and Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B and Class PST Component C (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B and Class C trust component, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Class PST Components and the Class PST Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Exchangeable Certificates, you will be able to exchange them for a proportionate interest in the related Exchangeable Certificates as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the certificate administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which ranges from 0.02% to 0.05% per annum. As of the cut-off date, the weighted average master servicing fee will be approximately 0.02177% per annum. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”  The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan at the trust advisor fee rate, which will be approximately 0.00125% per annum.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which will be approximately 0.00420% per annum,

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

and is payable out of general collections on the mortgage loans. Each of the trustee fee and custodian fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates and, without duplication, the trust components (exclusive of the Class F, Class G, Class H and Class J Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates or trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to the holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class B trust component and the Class C trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates.  Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class H or Class J Certificates or the Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates or, without duplication, trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on that class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates or, without duplication, trust components in the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

following order:  to the Class J Certificates, the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and then to the Class A-S trust component, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B, Class PST and Class C Certificates will be equal to their respective percentage interests in the outstanding principal balance of the Class A-S, Class B and Class C trust components.  Allocations of Collateral Support Deficit to the Class A-S, Class B, Class PST and Class C Certificates are described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance.  There are no mortgage loans that are part of an A/B whole loan or loan pair included in this mortgage pool.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “Subordinate Debt Control Rights” in respect of any A/B whole loans or loan pairs, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class G Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class G Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class G Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

Subordinate Debt Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto will be limited as further described in the Free Writing Prospectus. See “—Directing Holders” below, and “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.  There are no mortgage loans that are part of an A/B whole loan or loan pair included in this mortgage pool.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class G, Class H and Class J Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights”. The Controlling Class on the closing date will be the Class J Certificates.

The initial controlling class representative will be Eightfold Real Estate Capital Fund II, L.P.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the related directing holder, to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loan and the Loan Pair” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described above), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer. During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder will have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair as further described in the Free Writing Prospectus under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs.”  There are no mortgage loans that are part of an A/B whole loan or loan pair included in this mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) for which it is responsible pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or serviced companion loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, if applicable, any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows.

●
With the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

●
With a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any related B note or serviced companion loan or, if a mortgage loan or the related B note or serviced companion loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the certificateholders (as a collective whole) (or in the case of any A/B whole loan or loan pair, the maximization of recovery thereon of principal and interest to the certificateholders and the holder of the related B note (taking into account the subordinate nature of any such B note) or serviced companion loan, as applicable, all taken as a collective whole) on a net present value basis; and

	●	Without regard to various specified circumstances that could give rise to conflicts of interest.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
Situs Holdings, LLC, a Delaware limited liability company, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Structural Overview

available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the Pooling and Servicing Agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing Agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote.  For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.  See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.”  Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	43	57	$863,366,872	76.8%
Bank of America, National Association	18	19	$260,129,520	23.2%
Total:	61	76	$1,123,496,393	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,123,496,393
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$18,417,974
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property:	$14,782,847
Weighted Average Mortgage Rate:	4.693%
% of Pool Secured by 5 Largest Mortgage Loans:	34.8%
% of Pool Secured by 10 Largest Mortgage Loans:	53.2%
% of Pool Secured by ARD Loans:	3.0%
Weighted Average Original Term to Maturity/ARD (months):	107
Weighted Average Remaining Term to Maturity/ARD (months):	105
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	6.6%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	0.0%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	3.7%

Credit Statistics
Weighted Average UW NOI DSCR:	1.86x
Weighted Average UW NOI Debt Yield:	11.1%
Weighted Average UW NCF DSCR:	1.67x
Weighted Average UW NCF Debt Yield:	10.0%
Weighted Average Cut-off Date LTV Ratio:	62.6%
Weighted Average LTV Ratio at Maturity/ARD:	54.4%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2012.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	343
Weighted Average Remaining Amortization Term (months):	343
% of Pool Amortizing Balloon:	58.4%
% of Pool Interest Only followed by Amortizing Balloon:	23.8%
% of Pool Interest Only through Maturity/ARD:	17.8%

Lockboxes
% of Pool with Hard Lockboxes:	65.8%
% of Pool with Soft Lockboxes:	19.9%
% of Pool with Springing Lockboxes:	10.1%
% of Pool with No Lockboxes:	4.2%

Reserves
% of Pool Requiring Tax Reserves:	72.3%
% of Pool Requiring Insurance Reserves:	20.8%
% of Pool Requiring Replacement Reserves:	63.0%
% of Pool Requiring TI/LC Reserves(2):	58.1%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	73.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance:	15.2%
% of Pool with greater of a prepayment premium or yield maintenance until open period:	6.4%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.9%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.6%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2012.

(2)	Based only on mortgage loans secured by retail, office and industrial properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH	1880 Broadway/15 Central Park West Retail	New York	NY	Retail	$125,000,000	11.1%	84,240	$1,483.86	1.95x	8.8%	64.1%	64.1%
2	MSMCH	Hyatt Regency Austin	Austin	TX	Hospitality	$76,000,000	6.8%	448	$169,642.86	1.79x	13.3%	63.6%	59.8%
3	MSMCH	Chelsea Terminal Building	New York	NY	Mixed Use	$75,000,000	6.7%	1,054,982	$71.09	2.59x	12.0%	37.5%	37.5%
4	MSMCH	Greenwood Mall	Bowling Green	KY	Retail	$63,000,000	5.6%	575,359	$109.50	2.10x	13.2%	60.0%	54.7%
5	BANA	Cumberland Mall	Vineland	NJ	Retail	$51,815,184	4.6%	670,667	$77.26	1.60x	11.7%	61.0%	44.9%
6	MSMCH	San Felipe Voss Office Portfolio	Houston	TX	Office	$50,000,000	4.5%	539,043	$92.76	1.33x	10.1%	64.5%	52.3%
7	BANA	2002 Perimeter Summit	Atlanta	GA	Office	$44,943,384	4.0%	398,253	$112.85	1.54x	11.1%	63.6%	58.6%
8	MSMCH	236-240 West 37th Street	New York	NY	Office	$41,248,796	3.7%	145,375	$283.74	1.23x	8.5%	65.4%	53.6%
9	MSMCH	One Canal Place	New Orleans	LA	Office	$40,000,000	3.6%	675,604	$59.21	1.71x	13.6%	62.5%	57.0%
10	MSMCH	989 Sixth Avenue	New York	NY	Office	$30,894,875	2.7%	105,555	$292.69	1.21x	8.5%	62.7%	51.7%
		Total / Wtd. Avg.				$597,902,238	53.2%			1.81x		59.9%

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Cut-off Date Mortgage Loan Balance	Cut-off Date Loan per Unit/SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Cut-off Date Subordinate Mortgage Debt Balance	Cut-off Date Mezzanine Debt Balance	Cut-off Date Total Debt Loan per Unit/SF	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
14	MSMCH	Ramada Plaza Beach Resort	$22,929,979	$68,447.70	1.54x	13.3%	57.3%	$0	$4,500,000	$81,880.53	1.14x	11.1%	68.6%
16	MSMCH	Embassy Suites Anaheim - North	$18,475,524	$83,223.08	1.55x	12.6%	69.5%	$0	$2,500,000	$94,484.34	1.27x	11.1%	78.9%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Prop. Type	Cut-off Date Bal.	% of Pool	NSF/ Units	Loan per SF/Unit	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
4	MSMCH	Greenwood Mall	Bowling Green	KY	Retail	$63,000,000	5.6%	575,359	$109.50	2.10x	13.2%	60.0%	54.7%	GSMS 2001-GL3A
5	BANA	Cumberland Mall	Vineland	NJ	Retail	$51,815,184	4.6%	670,667	$77.26	1.60x	11.7%	61.0%	44.9%	GCCFC 2002-C1
6	MSMCH	San Felipe Voss Office Portfolio	Houston	TX	Office	$50,000,000	4.5%	539,043	$92.76	1.33x	10.1%	64.5%	52.3%	GMACC 2003-C3
9	MSMCH	One Canal Place	New Orleans	LA	Office	$40,000,000	3.6%	675,604	$59.21	1.71x	13.6%	62.5%	57.0%	BSCMS 2003-T10
10	MSMCH	989 Sixth Avenue	New York	NY	Office	$30,894,875	2.7%	105,555	$292.69	1.21x	8.5%	62.7%	51.7%	MSC 2007-HQ13
14	MSMCH	Ramada Plaza Beach Resort	Fort Walton	FL	Hospitality	$22,929,979	2.0%	335	$68,447.70	1.54x	13.3%	57.3%	51.6%	MSC 2007-HQ12
16	MSMCH	Embassy Suites Anaheim - North	Anaheim	CA	Hospitality	$18,475,524	1.6%	222	$83,223.08	1.55x	12.6%	69.5%	63.7%	BSCMS 2007-BBA8
18	BANA	Hacienda Del Mar	San Diego	CA	Office	$15,979,498	1.4%	66,454	$240.46	1.35x	9.4%	69.8%	56.9%	PNCMA 1999-CM1
24	MSMCH	University Place Apartments	Ellensburg	WA	Multifamily	$6,892,455	0.6%	121	$59,253.78	1.33x	8.7%	73.6%	67.8%	CWCI 2007-C3
25	MSMCH	University Park Apartments	Ellensburg	WA	Multifamily	$5,965,615	0.5%	96	$59,253.78	1.33x	8.7%	73.6%	67.8%	CWCI 2007-C3
28	BANA	Palmdale Gateway	Palmdale	CA	Retail	$12,250,000	1.1%	99,929	$122.59	1.51x	9.9%	75.2%	61.2%	LBUBS 2005-C1
30	MSMCH	King George Hotel	San Francisco	CA	Hospitality	$11,486,686	1.0%	153	$75,076.38	2.10x	15.7%	38.3%	31.8%	GMACC 1997-C1
32	MSMCH	Golden Corporate Center	Golden	CO	Industrial	$11,300,000	1.0%	161,750	$69.86	1.56x	11.4%	69.3%	56.7%	JPMCC 2003-CB7
37	MSMCH	9250 Wilshire Blvd.	Beverly Hills	CA	Office	$10,000,000	0.9%	34,354	$291.09	1.37x	9.4%	58.8%	49.3%	GMACC 2002-C3
44	MSMCH	United Artists Theaters at Forest Avenue	Staten Island	NY	Retail	$5,984,977	0.5%	70,000	$85.50	2.13x	18.2%	39.1%	24.6%	BSCMS 2002-TOP8
45	MSMCH	Oak Creek Center	Wildomar	CA	Retail	$5,979,741	0.5%	27,774	$215.30	1.51x	10.4%	67.2%	55.5%	JMPCC 2003-C1
48	BANA	Robious Hall Shopping Center	North Chesterfield	VA	Retail	$5,490,884	0.5%	63,034	$87.11	1.61x	12.3%	57.8%	43.6%	GECMC 01-1
49	MSMCH	Natomas Village	Sacramento	CA	Retail	$5,486,399	0.5%	49,756	$110.27	1.96x	13.0%	46.5%	37.9%	JMPCC 2006-CB14
58	BANA	Southside Shopping Center	Charlottesville	VA	Retail	$4,239,319	0.4%	45,988	$92.18	1.79x	11.8%	58.9%	47.8%	BACM 2000-1
		Total / Wtd. Avg.				$378,171,133	33.7%

(1)
The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through TREPP and Bloomberg searches.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($236,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Loan per SF/ Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	MSMCH	Hyatt Regency Austin	TX	Hospitality	$76,000,000	6.8%	$71,496,951	30.3%	448	$169,642.86	1.79x	13.3%	63.6%	59.8%	10	58
7	BANA	2002 Perimeter Summit	GA	Office	$44,943,384	4.0%	$41,405,682	17.5%	398,253	$112.85	1.54x	11.1%	63.6%	58.6%	0	59
14	MSMCH	Ramada Plaza Beach Resort	FL	Hospitality	$22,929,979	2.0%	$20,626,385	8.7%	335	$68,447.70	1.54x	13.3%	57.3%	51.6%	0	58
16	MSMCH	Embassy Suites Anaheim - North	CA	Hospitality	$18,475,524	1.6%	$16,931,189	7.2%	222	$83,223.08	1.55x	12.6%	69.5%	63.7%	0	59
17	MSMCH	Sheraton Garden Grove	CA	Hospitality	$18,370,238	1.6%	$16,473,912	7.0%	285	$64,456.98	1.47x	12.1%	66.8%	59.9%	0	59
20	BANA	Pioneer & Tuscany MHC Portfolio	Various	Manuf. Housing	$15,600,000	1.4%	$14,362,755	6.1%	462	$33,766.23	1.52x	9.7%	63.2%	58.1%	0	60
21	BANA	Peter’s Landing	CA	Mixed Use	$14,182,875	1.3%	$13,111,161	5.6%	84,199	$168.44	1.46x	10.1%	64.5%	59.6%	0	59
24	MSMCH	University Place Apartments	WA	Multifamily	$6,892,455	0.6%	$6,351,524	2.7%	121	$59,253.78	1.33x	8.7%	73.6%	67.8%	0	57
25	MSMCH	University Park Apartments	WA	Multifamily	$5,965,615	0.5%	$5,497,423	2.3%	96	$59,253.78	1.33x	8.7%	73.6%	67.8%	0	57
26	MSMCH	University Plaza Retail	WA	Retail	$941,552	0.1%	$867,658	0.4%	10,000	$94.16	1.33x	8.7%	73.6%	67.8%	0	57
34	MSMCH	Wynthrope Forest Apartments	GA	Multifamily	$10,650,000	0.9%	$9,978,316	4.2%	270	$39,444.44	1.42x	9.4%	75.0%	70.3%	11	59
36	MSMCH	Colony Palms Hotel	CA	Hospitality	$10,200,596	0.9%	$9,133,825	3.9%	56	$182,153.50	1.58x	13.3%	64.2%	57.4%	0	57
43	BANA	Lake Whitney Medical Office	FL	Office	$7,125,000	0.6%	$6,556,904	2.8%	70,306	$101.34	1.49x	10.6%	75.0%	69.0%	0	60
		Total / Wtd. Avg.			$252,277,217	22.5%	$232,793,684	98.6%			1.59x	11.9%	63.1%	60.1%	3	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Characteristics of the Mortgage Loans

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	23	$381,291,223	33.9%	4.525%	1.74x	10.4%	63.7%	56.0%
Anchored	10	$188,163,561	16.7%	4.459%	1.81x	9.4%	65.4%	60.8%
Unanchored	10	$69,840,125	6.2%	5.046%	1.37x	9.6%	64.3%	53.0%
Super Regional Mall	1	$63,000,000	5.6%	4.193%	2.10x	13.2%	60.0%	54.7%
Regional Mall	2	$60,287,537	5.4%	4.477%	1.60x	11.8%	61.6%	45.5%
Office	13	$286,576,386	25.5%	4.651%	1.40x	10.3%	64.8%	55.2%
Suburban	8	$142,307,715	12.7%	4.648%	1.43x	10.4%	65.1%	55.2%
CBD	4	$137,143,671	12.2%	4.650%	1.37x	10.2%	64.0%	54.5%
Medical	1	$7,125,000	0.6%	4.750%	1.49x	10.6%	75.0%	69.0%
Hospitality	15	$243,720,632	21.7%	5.107%	1.69x	13.5%	62.0%	53.1%
Full Service	9	$195,122,185	17.4%	5.091%	1.65x	13.1%	63.1%	55.7%
Limited Service	5	$40,911,185	3.6%	5.186%	1.85x	14.8%	55.5%	41.0%
Extended Stay	1	$7,687,262	0.7%	5.100%	1.89x	14.9%	67.4%	50.8%
Mixed Use	2	$89,182,875	7.9%	4.366%	2.41x	11.7%	41.8%	41.0%
Self Storage/Retail/Office	1	$75,000,000	6.7%	4.250%	2.59x	12.0%	37.5%	37.5%
Office/Retail	1	$14,182,875	1.3%	4.980%	1.46x	10.1%	64.5%	59.6%
Industrial	5	$45,867,207	4.1%	4.706%	1.50x	11.0%	67.6%	55.2%
Flex	4	$32,337,207	2.9%	4.734%	1.47x	10.8%	70.5%	57.7%
Warehouse	1	$13,530,000	1.2%	4.637%	1.57x	11.6%	60.7%	49.4%
Self Storage	13	$37,750,000	3.4%	4.774%	1.52x	10.2%	73.4%	60.0%
Multifamily	3	$23,508,070	2.1%	4.627%	1.37x	9.0%	74.2%	68.9%
Student Housing	2	$12,858,070	1.1%	4.600%	1.33x	8.7%	73.6%	67.8%
Garden	1	$10,650,000	0.9%	4.660%	1.42x	9.4%	75.0%	70.3%
Manufactured Housing	2	$15,600,000	1.4%	4.780%	1.52x	9.7%	63.2%	58.1%
Total / Wtd. Avg.	76	$1,123,496,393	100.0%	4.693%	1.67x	11.1%	62.6%	54.4%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Characteristics of the Mortgage Loans

Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
New York	6	$298,586,361	26.6%	4.543%	1.88x	9.6%	57.4%	53.5%
California	21	$231,007,856	20.6%	4.941%	1.58x	11.8%	63.0%	52.7%
California – Southern(1)	15	$180,866,253	16.1%	4.927%	1.54x	11.6%	66.1%	55.6%
California – Northern(1)	6	$50,141,603	4.5%	4.988%	1.72x	12.4%	51.8%	42.2%
Texas	18	$169,432,628	15.1%	4.803%	1.58x	11.6%	66.5%	57.8%
Georgia	3	$63,454,689	5.6%	4.737%	1.49x	10.6%	66.9%	60.2%
Kentucky	1	$63,000,000	5.6%	4.193%	2.10x	13.2%	60.0%	54.7%
New Jersey	1	$51,815,184	4.6%	4.400%	1.60x	11.7%	61.0%	44.9%
Louisiana	1	$40,000,000	3.6%	4.230%	1.71x	13.6%	62.5%	57.0%
Florida	3	$35,346,237	3.1%	5.195%	1.53x	12.8%	60.6%	53.7%
Illinois	1	$25,000,000	2.2%	4.680%	1.27x	9.9%	65.8%	55.1%
Washington	4	$18,899,622	1.7%	4.667%	1.34x	8.7%	72.3%	66.6%
Colorado	2	$17,225,000	1.5%	4.771%	1.48x	10.7%	71.3%	58.3%
Michigan	1	$14,174,395	1.3%	4.370%	1.42x	10.3%	74.6%	55.0%
Kansas	1	$13,530,000	1.2%	4.637%	1.57x	11.6%	60.7%	49.4%
District of Columbia	1	$12,100,000	1.1%	5.450%	1.52x	13.8%	63.7%	41.1%
Mississippi	1	$11,163,273	1.0%	4.900%	1.60x	12.5%	69.3%	52.0%
Maryland	1	$10,462,207	0.9%	4.650%	1.45x	10.6%	74.2%	60.7%
Virginia	2	$9,730,203	0.9%	4.831%	1.69x	12.1%	58.3%	45.4%
Wisconsin	2	$9,210,000	0.8%	4.696%	1.52x	10.6%	61.2%	53.2%
Minnesota	1	$8,472,354	0.8%	4.950%	1.55x	12.8%	65.7%	49.3%
North Carolina	1	$5,193,565	0.5%	4.840%	1.38x	8.8%	72.1%	59.2%
Arizona	1	$4,550,000	0.4%	4.780%	1.52x	9.7%	63.2%	58.1%
Pennsylvania	1	$4,250,000	0.4%	5.050%	1.49x	10.8%	66.9%	55.2%
Utah	1	$3,800,000	0.3%	4.700%	1.58x	9.9%	62.3%	57.3%
Oregon	1	$3,092,820	0.3%	4.900%	1.49x	10.3%	71.9%	59.2%
Total / Wtd. Avg.	76	$1,123,496,393	100.0%	4.693%	1.67x	11.1%	62.6%	54.4%

(1)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	28	161,777,128	14.4	4.001 - 4.500	7	373,228,897	33.2	30.1 - 40.0	4	99,962,979	8.9
10,000,001 - 20,000,000	18	241,229,334	21.5	4.501 - 5.000	39	564,959,847	50.3	40.1 - 50.0	2	9,152,584	0.8
20,000,001 - 30,000,000	5	122,587,693	10.9	5.001 - 5.500	15	185,307,648	16.5	50.1 - 60.0	9	132,780,687	11.8
30,000,001 - 40,000,000	2	70,894,875	6.3	Total:	61	$1,123,496,393	100.0%	60.1 - 70.0	31	732,619,530	65.2
40,000,001 - 50,000,000	3	136,192,180	12.1	Min: 4.193% Max: 5.450% Wtd Avg: 4.693%				70.1 - 80.0	15	148,980,612	13.3
50,000,001 - 60,000,000	1	51,815,184	4.6	Original Term to Maturity/ARD (mos.)				Total:	61	$1,123,496,393	100.0%
60,000,001 - 70,000,000	1	63,000,000	5.6					Min: 37.5% Max: 75.2% Wtd Avg: 62.6%
70,000,001 - 80,000,000	2	151,000,000	13.4		No. of	Aggregate		LTV Ratio at Maturity/ARD (%)
120,000,001 >=	1	125,000,000	11.1		Mortgage	Cut-off Date	% of
Total:	61	$1,123,496,393	100.0%		Loans	Balance ($)	Pool		No. of	Aggregate
Min: $941,552 Max: $125,000,000		Avg: $18,417,974		60	13	252,277,217	22.5		Mortgage	Cut-off Date	% of
				120	48	871,219,175	77.5		Loans	Balance ($)	Pool
State				Total:	61	$1,123,496,393	100.0%	20.1 - 30.0	1	5,984,977	0.5
				Min: 60 Max: 120 Wtd Avg: 107				30.1 - 40.0	4	99,464,401	8.9
	No. of	Aggregate						40.1 - 50.0	14	167,075,786	14.9
	Mortgaged	Cut-off Date	% of	Remaining Term to Maturity/ARD (mos.)				50.1 - 60.0	29	604,194,891	53.8
	Properties	Balance ($)	Pool					60.1 - 70.0	12	236,126,337	21.0
New York	6	298,586,361	26.6		No. of	Aggregate		70.1 - 80.0	1	10,650,000	0.9
California	21	231,007,856	20.6		Mortgage	Cut-off Date	% of	Total:	61	$1,123,496,393	100.0%
California-Southern(2)	15	180,866,253	16.1		Loans	Balance ($)	Pool	Min: 24.6% Max: 70.3% Wtd Avg: 54.4%
California-Northern(2)	6	50,141,603	4.5	55 - 60	13	252,277,217	22.5
Texas	18	169,432,628	15.1	115 - 120	48	871,219,175	77.5	UW DSCR (x)
Georgia	3	63,454,689	5.6	Total:	61	$1,123,496,393	100.0%
Kentucky	1	63,000,000	5.6	Min: 57 Max: 120 Wtd Avg: 105					No. of	Aggregate
New Jersey	1	51,815,184	4.6						Mortgage	Cut-off Date	% of
Louisiana	1	40,000,000	3.6	Original Amortization Term (mos.)					Loans	Balance ($)	Pool
Florida	3	35,346,237	3.1					1.01 - 1.10	1	20,457,714	1.8
Illinois	1	25,000,000	2.2		No. of	Aggregate		1.21 - 1.30	4	108,629,518	9.7
Washington	4	18,899,622	1.7		Mortgage	Cut-off Date	% of	1.31 - 1.40	12	128,291,618	11.4
Colorado	2	17,225,000	1.5		Loans	Balance ($)	Pool	1.41 - 1.50	9	91,057,535	8.1
Michigan	1	14,174,395	1.3	Interest Only	2	200,000,000	17.8	1.51 - 1.60	20	327,202,482	29.1
Kansas	1	13,530,000	1.2	240	2	18,084,977	1.6	1.61 - 1.70	1	5,490,884	0.5
District of Columbia	1	12,100,000	1.1	300	13	200,287,826	17.8	1.71 - 1.80	3	120,239,319	10.7
Mississippi	1	11,163,273	1.0	336	2	47,475,524	4.2	1.81 - 1.90	4	30,727,908	2.7
Maryland	1	10,462,207	0.9	360	42	657,648,066	58.5	1.91 - 2.00	2	130,486,399	11.6
Virginia	2	9,730,203	0.9	Total:	61	$1,123,496,393	100.0%	2.01 - 2.10	3	79,928,041	7.1
Wisconsin	2	9,210,000	0.8	Non-Zero Min: 240 Max: 360 Non-Zero Wtd Avg: 343				2.11 - 2.20	1	5,984,977	0.5
Minnesota	1	8,472,354	0.8					2.51 - 2.60	1	75,000,000	6.7
North Carolina	1	5,193,565	0.5	Remaining Amortization Term (mos.)				Total:	61	$1,123,496,393	100.0%
Arizona	1	4,550,000	0.4					Min: 1.07x Max: 2.59x Wtd Avg: 1.67x
Pennsylvania	1	4,250,000	0.4		No. of	Aggregate
Utah	1	3,800,000	0.3		Mortgage	Cut-off Date	% of	UW NOI Debt Yield (%)
Oregon	1	3,092,820	0.3		Loans	Balance ($)	Pool
Total:	76	$1,123,496,393	100.0%	Interest Only	2	200,000,000	17.8		No. of	Aggregate
				231 - 300	15	218,372,802	19.4		Mortgage	Cut-off Date	% of
Property Type				301 - 350	2	47,475,524	4.2		Loans	Balance ($)	Pool
				351 - 360	42	657,648,066	58.5	7.1 – 7.5	1	20,457,714	1.8
	No. of	Aggregate		Total:	61	$1,123,496,396	100.0%	8.1 - 8.5	2	42,380,721	3.8
	Mortgaged	Cut-off Date	% of	Non-Zero Min: 239 Max: 360 Non-Zero Wtd Avg: 343				8.6 - 9.0	7	190,341,983	16.9
	Properties	Balance ($)	Pool					9.1 - 9.5	5	47,114,498	4.2
Retail	23	381,291,223	33.9					9.6 - 10.0	7	82,250,290	7.3
Anchored	10	188,163,561	16.7					10.1 - 10.5	7	132,371,020	11.8
Unanchored	10	69,840,125	6.2					10.6 - 11.0	3	21,837,207	1.9
Super Regional Mall	1	63,000,000	5.6					11.1 - 11.5	2	56,243,384	5.0
Regional Mall	2	60,287,537	5.4					11.6 - 12.0	5	149,234,503	13.3
Office	13	286,576,386	25.5					12.1 - 12.5	3	29,304,765	2.6
Suburban	8	142,307,715	12.7					12.6 - 13.0	4	41,777,336	3.7
CBD	4	137,143,671	12.2					13.1 - 13.5	6	202,816,974	18.1
Medical	1	7,125,000	0.6					13.6 - 14.0	5	70,575,976	6.3
Hospitality	15	243,720,632	21.7					14.6 - 15.0	1	13,877,005	1.2
Full Service	9	195,122,185	17.4					15.1 >=	3	22,913,017	2.0
Limited Service	5	40,911,185	3.6					Total:	61	$1,123,496,393	100.0%
Extended Stay	1	7,687,262	0.7					Min: 7.4% Max: 18.2% Wtd Avg: 11.1%
Mixed Use	2	89,182,875	7.9
Self Storage/Retail/Office	1	75,000,000	6.7
Office/Retail	1	14,182,875	1.3
Industrial	5	45,867,207	4.1
Flex	4	32,337,207	2.9
Warehouse	1	13,530,000	1.2
Self Storage	13	37,750,000	3.4
Multifamily	3	23,508,070	2.1
Student Housing	2	12,858,070	1.1
Garden	1	10,650,000	0.9
Manufactured Housing	2	15,600,000	1.4
Total:	76	$1,123,496,393	100.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	October 2012	October 2013	October 2014	October 2015	October 2016
Locked Out	92.1%	86.7%	75.0%	74.0%	74.1%
Yield Maintenance Total	7.9%	13.3%	25.0%	26.0%	25.9%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,123,496,393	$1,112,137,979	$1,098,232,835	$1,083,629,638	$1,068,398,812
% Initial Pool Balance	100.0%	99.0%	97.8%	96.5%	95.1%

Prepayment Restrictions	October 2017	October 2018	October 2019	October 2020	October 2021
Locked Out	78.5%	78.5%	78.4%	78.4%	77.8%
Yield Maintenance Total	21.5%	21.5%	21.6%	21.6%	21.7%
Open	0.0%	0.0%	0.0%	0.0%	0.5%
TOTALS	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$820,211,412	$806,388,989	$791,890,975	$776,762,882	$760,816,325
% Initial Pool Balance	73.0%	71.8%	70.5%	69.1%	67.7%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

Mortgage Loan No. 1 – 1880 Broadway/15 Central Park West Retail

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

Mortgage Loan No. 1 – 1880 Broadway/15 Central Park West Retail

1880 Broadway/15 Central Park West Retail
1880 Broadway
New York, NY 10023
CENTRAL PARK
Hudson River
Henry Hudson Pkwy
Upper West Side
Upper East Side
Midtown
West Side
East Side
Theatre District
Garment Dist.
Times Square
Bryant Park
Manhattan
New York City
Brooklyn
Queens
Bronx
Hoboken
Jersey City
Union City
Weehawken
North Bergen
West New York
Secaucus
Edgewater
Hudson River
East River

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

Mortgage Loan No. 1 – 1880 Broadway/15 Central Park West Retail

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Address:	1880 Broadway New York, NY 10023
Original Balance:	$125,000,000
Cut-off Date Balance:	$125,000,000	General Property Type:	Retail
% of Initial Pool Balance:	11.1%	Detailed Property Type:	Anchored
Loan Purpose:	Refinance	Net Rentable Area:	84,240 SF
Borrower Name(s):	1880 Broadway Retail, LLC	Cut-off Date Balance Per Unit/SF:	$1,484
Sponsors:	Fortress Investment Group; Global Holdings; Zeckendorf Development; Madison Capital	Balloon/ARD Balance Per Unit/SF:	$1,484
Year Built / Year Renovated:	2007 / NAP
Mortgage Rate:	4.370%	Title Vesting:	Fee
Note Date:	8/15/2012	Property Manager:	Cushman & Wakefield, Inc.
First Payment Date:	10/06/2012
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	9/06/2022	UW Revenues:	$12,803,187
IO Period:	120 months	UW Expenses:	$1,865,093
Original Term to Maturity or ARD:	120 months	UW NOI:	$10,938,095
Seasoning:	1 month	UW NCF:	$10,807,802
Original Amortization Term:	NAP	UW NOI DSCR:	1.97x
Loan Amortization Type:	Full IO	UW NCF DSCR:	1.95x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (25); DEF (91); O (4)	UW NCF Debt Yield:	8.6%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	8.6%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$10,287,338 (12/31/2011)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$9,918,259 (12/31/2010)
Mezzanine Debt:	Permitted	Third Most Recent NOI (As of):	$9,574,041 (12/31/2009)
Reserves(1)	Appraised Value:	$195,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/11/2012
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	64.1%
TI/LC:	$0	Springing	Variable	Occupancy Rate:	100.0% (8/31/2012)
2nd Most Recent Occupancy (As of):	97.6% (12/31/2011)
3rd Most Recent Occupancy (As of):	97.6% (12/31/2010)
4th Most Recent Occupancy (As of):	97.6% (12/31/2009)
5th Most Recent Occupancy (As of):	97.6% (12/31/2008)
6th Most Recent Occupancy (As of)(2):	54.4% (12/31/2007)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Construction of the 1880 Broadway/15 Central Park West Retail Property was completed in 2007.

The 1880 Broadway/15 Central Park West Retail Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “1880 Broadway/15 Central Park West Retail Mortgage Loan”) is evidenced by a note in the original principal amount of $125,000,000, and is secured by a first priority fee mortgage encumbering a retail property known as the 1880 Broadway/15 Central Park West retail condominium unit in New York, New York (the “1880 Broadway/15 Central Park West Retail Property”). The proceeds of the 1880 Broadway/15 Central Park West Retail Mortgage Loan were used to refinance an existing loan secured by the related mortgaged property.

The 1880 Broadway/15 Central Park West Retail Mortgage Loan had an original term of 120 months and has a remaining term of 119 months with a maturity date of September 6, 2022. The 1880 Broadway/15 Central Park West Retail Mortgage Loan requires payments of interest only for its entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 1880 Broadway/15 Central Park West Retail Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is 1880 Broadway Retail, LLC (the “1880 Broadway/15 Central Park West Retail Borrower”), a single-purpose Delaware limited liability company with two independent directors. The 1880 Broadway/15 Central Park West Retail Mortgage Loan sponsors

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

are Fortress Investment Group (“Fortress”), Global Holdings (“Global”), and Zeckendorf Development (“Zeckendorf”) and Madison Capital. The recourse carve-out guarantor parties (and their related percentage obligations with respect to such guaranty) are sponsor affiliates known as Drawbridge Long Dated Value Fund LP (35.8%), Drawbridge Long Dated Value Fund (B) LP (14.1%), (Fortress affiliates), Global Diversification Corp (38.5%) (Global affiliate) and AZWZ/15 CPW LLC (10.9%), Z-1/15 CPW, LLC (0.4%), and Z-2/15 CPW, LLC (0.3%) (Zeckendorf affiliates) (collectively, the “Guarantor”). The 1880 Broadway/15 Central Park West Retail Guarantor parties are liable for applicable guaranties on a several but not joint basis.

Fortress (NYSE: FIG), founded in 1998, is a leading global asset manager with approximately $47.8 billion of assets under management as of June 30, 2012. Global, which is managed by Eastgate Realty, is the U.S. real estate holding company for the Ofer family of Israel. The company develops and owns real estate throughout the United States. Zeckendorf is a New York City based real estate development company, which is owned and operated by William Lie and Arthur Zeckendorf.

The Mortgaged Property. The 1880 Broadway/15 Central Park West Retail Property is a 4-level (2 below grade), multi-tenant retail condominium unit containing 84,240 SF located on the Upper West Side of Manhattan in New York City. The property is located on Broadway between West 61st and 62nd Streets, one block north of Columbus Circle and three blocks southeast of Lincoln Center. The 1880 Broadway/15 Central Park West Retail Property was developed in 2006-2008 in conjunction with the 2-building residential condominium project known as 15 Central Park West and a related below grade parking component (collectively, the “15 Central Park West Condominium”). The collateral for the 1880 Broadway/15 Central Park West Retail Mortgage Loan includes only the 4 level retail condominium unit described herein, and approximately 9.0% of the common area interests in the 15 Central Park West Condominium. No residential or parking portions of the improvements are included.

The 1880 Broadway/15 Central Park West Retail Property is currently configured to accommodate four retail tenants and is 100% occupied. The property has approximately 232 feet of frontage along the east side of Broadway and the four tenants all have direct access from the street level. The largest tenant, Best Buy, leases 6,425 SF of street level space and also leases the two below grade floors, totaling 39,414 SF, in their entirety. West Elm leases 3,231 SF of street level space and 22,322 SF of second floor space. JP Morgan Chase leases 7,955 SF of street level space and 2,904 SF of second floor space. It’Sugar leases 1,989 SF of street level space.

Major Tenants.

Best Buy (45,839 SF, 54.4% of NRA, 44.7% of underwritten base rent). Best Buy Stores, L.P. (“Best Buy”) leases 45,839 SF from the 1880 Broadway/15 Central Park West Retail Borrower. The lease began on October 4, 2006, and has a current expiration date of January 31, 2023, with one 10-year lease renewal option. The lease renewal option is at the greater of “fair market rental” or $5,856,400 per annum. The renewal option notice period is no later than 12 months prior to the lease expiration. Best Buy Co., Inc. (NYSE: BBY), the Best Buy lease guarantor, was founded in 1966, employs approximately 167,000 people, and is a multi-channel global retailer and developer of technology products and services. The company operated 1,099 U.S. Best Buy Stores at the end of its fiscal 2011. The company reported consolidated revenues of approximately $50.7 billion and a net loss of approximately $1.2 billion for its fiscal 2012 year end. On August 27, 2012, the company announced an agreement with Richard Schulze, the company founder, to grant Mr. Schulze and others access to certain non-public due diligence information that may lead to a company acquisition proposal. Best Buy has announced plans to close 50 of its stores by the end of 2012. The subject store is not mentioned on the closing list.

West Elm (25,553 SF, 30.3% of NRA, 22.4% of underwritten base rent). Williams-Sonoma Stores, Inc. (“Williams-Sonoma”) leases 25,553 SF from the 1880 Broadway/15 Central Park West Retail Borrower. The tenant operates the space as a West Elm store. The lease began on June 26, 2008, and has a current expiration date of June 25, 2029, with no lease renewal options. Williams-Sonoma, Inc. (NYSE: WSM), the Williams-Sonoma lease guarantor, was founded in 1956 and is a multi-channel home products specialty retailer. The company operates the Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm and Rejuvenation brands. The company reported revenues of approximately $3.7 billion and net earnings of approximately $237 million for its fiscal year ending January 29, 2012.

JPMorgan Chase (10,859 SF, 12.9% of NRA, 28.3% of underwritten base rent). JPMorgan Chase Bank, National Association (“JPMorgan Chase”) leases 10,859 SF from the 1880 Broadway/15 Central Park West Retail Borrower. The lease began on May 30, 2008, and has a current expiration date of December 31, 2023, with one 10-year lease renewal option. The lease renewal option is at the greater of “fair market rental” or $3,793,350 per annum for the first 5 years of the renewal term and at 110% of the initial renewal period rent for the subsequent 5 years. The renewal option notice period is no later than 12 months prior to the lease expiration. JPMorgan Chase (NYSE: JPM) is a global financial services firm with assets of approximately $2.3 trillion and operations in more than 60 countries. The company reported net income of approximately $19 billion in 2011.

 The following table presents a summary regarding the tenants at the 1880 Broadway/15 Central Park West Retail Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent(2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF	Lease Expiration
Best Buy	BB+/Baa2/BB+	45,839	54%	$5,102,167	45%	$111.31	1/31/2023
Williams-Sonoma	NR/NR/NR	25,553	30%	$2,550,000	22%	$99.79	6/25/2029
JPMorgan Chase	A+/A2/A	10,859	13%	$3,231,900	28%	$297.62	12/31/2023
It’Sugar	NR/NR/NR	1,989	2%	$525,000	5%	$263.95	8/1/2022
Total / Wtd. Avg.		84,240	100%	$11,409,067	100%	$135.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
Base rent for Best Buy and JPMorgan Chase reflects the average contractual base rent over the loan term. The total difference between the underwritten average rents and rents in place is approximately $644,067, comprised of approximately $262,167 related to the Best Buy tenant and approximately $381,900 related to the JPMorgan Chase tenant.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

The following table presents certain information relating to the lease rollover at the 1880 Broadway/15 Central Park West Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0%	$0	$0.00	0%	0%
2012	0	0	0%	0%	$0	$0.00	0%	0%
2013	0	0	0%	0%	$0	$0.00	0%	0%
2014	0	0	0%	0%	$0	$0.00	0%	0%
2015	0	0	0%	0%	$0	$0.00	0%	0%
2016	0	0	0%	0%	$0	$0.00	0%	0%
2017	0	0	0%	0%	$0	$0.00	0%	0%
2018	0	0	0%	0%	$0	$0.00	0%	0%
2019	0	0	0%	0%	$0	$0.00	0%	0%
2020	0	0	0%	0%	$0	$0.00	0%	0%
2021	0	0	0%	0%	$0	$0.00	0%	0%
2022	1	1,989	2%	2%	$525,000	$263.95	5%	5%
2023	2	56,698	67%	70%	$8,334,067(3)	$146.99	73%	78%
2024	0	0	0%	70%	$0	$0.00	0%	78%
2025 & Beyond	1	25,553	30%	100%	$2,550,000	$99.79	22%	100%
Vacant	0	0	0%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	4	84,240	100%		$11,409,067	$135.44	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
Base rent for Best Buy and JPMorgan Chase, the two tenants with 2023 lease expiration dates, reflects the average contractual base rent over the loan term. The total difference between the underwritten average rents and rents in place is approximately $644,067, comprised of approximately $262,167 related to the Best Buy tenant and approximately $381,900 related to the JPMorgan Chase tenant.

The Market.  According to the appraisal, the Manhattan retail market is generally divided into ten submarkets. Vacancies and rental rates vary significantly across the submarkets. As of March 31, 2012, average rental rates for ground floor space ranged from a low of $205 PSF in lower Manhattan to $2,007 PSF on Upper Fifth Avenue. The 1880 Broadway/15 Central Park West Retail Property is located within the Lincoln Square neighborhood and the Upper West Side retail submarket. This submarket, as of March 31, 2012, had an average ground floor asking rent of $327 PSF and a 4.0% vacancy rate.

The following table presents certain retail submarket information in the 1880 Broadway/15 Central Park West Retail Property market:

Property	Vacancy Rate	Average Rent PSF (Ground Floor Space) 2012Q1	Average Rent PSF (Ground Floor Space) 2011Q4	Average Rent PSF (Ground Floor Space) 2011Q1
Fifth Avenue (49th – 60th)	4.4%	$2,007	$2,388	$2,067
Fifth Avenue (42th – 49th)	15.2%	$875	$888	$595
Madison Avenue Corridor	9.9%	$1,037	$1,001	$818
Times Square	6.5%	$1,967	$1,052	$1,533
Upper West Side	4.0%	$327	$300	$302
SoHo	5.6%	$309	$304	$258
Meatpacking District	16.6%	$300	NAV	NAV
Flatiron	3.5%	$263	NAV	NAV
Third Avenue Corridor	6.4%	$234	$228	$238
Lower Manhattan	12.2%	$205	NAV	NAV

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1880 Broadway/15 Central Park West Retail Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF PSF
Gross Potential Rent(1)	$10,219,988	$10,219,958	$10,345,692	$11,409,067	$135.44
Total Reimbursements(2)	$920,469	$834,958	$1,087,101	$1,580,074	$18.76
Other Income	$0	$4,333	$1,557	$0	$0
Less Vacancy & MTM Loss	$0	$0	$0	($185,953)	($2.21)
Effective Gross Income	$11,140,457	$11,059,249	$11,434,350	$12,803,187	$151.98
Total Expenses	$1,566,416	$1,140,990	$1,147,012	$1,865,093	$22.14
Net Operating Income	$9,574,041	$9,918,259	$10,287,338	$10,938,095	$129.84
TI/LC	$0	$0	$14,145	$117,657	$1.40
Capital Expenditures	$0	$0	$0	$12,636	$0.15
Net Cash Flow	$9,574,041	$9,918,259	$10,273,193	$10,807,802	$128.30
Occupancy %	97.6%	97.6%	97.6%	100.0%
NOI DSCR	1.72x	1.79x	1.86x	1.97x
NCF DSCR	1.72x	1.79x	1.85x	1.95x
NOI Debt Yield	7.7%	7.9%	8.2%	8.8%
NCF Debt Yield	7.7%	7.9%	8.2%	8.6%
Average Annual Rent PSF(3)	$124.25	$124.25	$125.78	$135.44

(1)
Underwritten Gross Potential Rent includes approximately $644,067 attributable to averaging the contractual base rents over the loan term for the Best Buy and JPMorgan Chase tenants. In addition, the Best Buy base rent increased by $440,000 in August 2012.

(2)	Underwritten Total Reimbursements includes additional recoveries for the higher underwritten expenses, including stabilized real estate taxes.

(3)
Average Annual Rent PSF is based on historical financials and end of year property occupancy rates. Vacant space is excluded from the calculation. The underwritten average annual rent is based on the loan term average rents for two tenants described above.

Escrows and Reserves.  During the continuance of a Cash Management Sweep Period (as defined below), the 1880 Broadway/15 Central Park West Retail Borrower is required to escrow monthly 1/12 of the annual estimated tax payments that are not the responsibility of tenants under leases that are not then in default and 1/12 of the annual estimated insurance premiums (unless the 1880 Broadway/15 Central Park West Retail Borrower (or the condominium board) maintains insurance under an acceptable blanket insurance policy).  The 1880 Broadway/15 Central Park West Retail Borrower is also required, during the continuance of a Cash Management Sweep Period caused by a bankruptcy event of either Best Buy (or any successor tenant under the Best Buy lease) or Williams-Sonoma (or any successor tenant under the Williams-Sonoma lease), to deposit Excess Cash Flow (as defined below) in a TI/LC reserve relating to the space demised pursuant to the either of the aforementioned leases up to $30 per rentable square foot for any vacant space demised pursuant to the related lease.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the 1880 Broadway/15 Central Park West Retail Mortgage Loan.  The 1880 Broadway/15 Central Park West Retail Mortgage Loan has springing cash management.  Provided a Cash Management Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 1880 Broadway/15 Central Park West Retail Borrower.  During the continuance of a Cash Management Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the 1880 Broadway/15 Central Park West Retail Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves” and to disburse to 1880 Broadway/15 Central Park West Retail Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for as reasonably approved by lender (except such disbursement will not be made, among other events, if lender has initiated an enforcement action).  Any excess funds remaining after the application described in the preceding sentence (“Excess Cash Flow”) will either be disbursed to the TI/LC reserve relating to the space leased to Best Buy or Williams-Sonoma, as applicable, as described above under “Escrows and Reserves” or to the extent Excess Cash Flow is not required to be deposited in such TI/LC reserve, held by the mortgagee as additional security for the 1880 Broadway/15 Central Park West Retail Mortgage Loan.

A “Cash Management Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s reasonable satisfaction (and no other event is in effect that would result in a Cash Management Sweep Period), (ii) commence upon the debt service coverage ratio as of the last day of any calendar quarter being less than 1.25x and continue until the debt service coverage ratio as of the last day of any calendar quarter is at least 1.25x (and no other event is in effect that would result in a Cash Management Sweep Period), (iii) commence upon a bankruptcy event of Best Buy (or any successor tenant) under the applicable lease described above and continue until the earliest to occur of (1) Best Buy (or such successor tenant) affirming the related lease in connection with such bankruptcy action, (2) third party tenants leasing all or a portion of the space leased to Best Buy such that the debt service coverage ratio is at least 1.25x with all tenant improvement costs and leasing commissions paid in full and (3) the TI/LC reserve for the space demised pursuant to the lease to Best Buy being fully funded as described above and such vacant space being master leased to an affiliate of the 1880 Broadway/15 Central Park West Retail Guarantor reasonably acceptable to lender on the same economic terms as the lease with Best Buy and for a term equal to or exceeding the remaining term under such lease (and no other event is in effect that would result in a Cash Management Sweep Period) or (iv) commence upon a bankruptcy event of Williams-Sonoma (or any successor tenant) under the applicable lease described above and continue until the earliest to occur of (1) Williams-Sonoma (or such successor tenant) affirming its lease in connection with such bankruptcy action, (2) third party tenants leasing all or a portion of the space leased to Williams-Sonoma such that the debt service coverage ratio is at least 1.25x with all tenant improvement costs and leasing commissions paid in full and (3) the TI/LC reserve for the space demised pursuant to the lease to Williams-Sonoma being fully funded as described above and such vacant space being master leased to an affiliate of 1880 Broadway/15 Central Park West Retail Guarantor reasonably acceptable to lender on the same economic terms as the lease with Williams-Sonoma and for a term equal to or exceeding the remaining term under such lease (and no other event is in effect that would result in a Cash Management Sweep Period).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	1880 Broadway/15 Central Park West Retail

Property Management. The 1880 Broadway/15 Central Park West Retail Property is managed by Cushman & Wakefield, Inc.

Mezzanine Loan and Preferred Equity.  Future mezzanine financing is permitted subject to various conditions including: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 80% or an aggregate debt service coverage ratio less than 1.10x, (iii) the collateral for the mezzanine loan includes only pledges of the ownership interests in the 1880 Broadway/15 Central Park West Retail Borrower, (iv) the mezzanine lender is a “qualified mezzanine lender” as defined in the loan documents for the 1880 Broadway/15 Central Park West Retail Mortgage Loan and enters into an intercreditor agreement reasonably acceptable to the lender under the 1880 Broadway/15 Central Park West Retail Mortgage Loan, (v) if such mezzanine loan bears interest at a floating rate, the mezzanine loan borrower is required to maintain an interest rate cap agreement during the term thereof which results in an aggregate debt service coverage ratio not less than 1.10x, (vi) the maturity date of the mezzanine loan is not sooner than the maturity date of the 1880 Broadway/15 Central Park West Retail Mortgage Loan and (vii) the terms, provisions and conditions of the mezzanine loan (including documentation) are reasonably acceptable to the lender under the 1880 Broadway/15 Central Park West Retail Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release and Substitution of Property.  Not permitted.

Terrorism Insurance.  Generally, the 1880 Broadway/15 Central Park West Retail Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 1880 Broadway/15 Central Park West Retail Property. If the cost of the required terrorism insurance exceeds $100,000, the 1880 Broadway/15 Central Park West Retail Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Hyatt Regency Austin

Mortgage Loan No. 2 – Hyatt Regency Austin

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Hyatt Regency Austin

Mortgage Loan No. 2 – Hyatt Regency Austin

Downtown Austin
University of Texas
Hyatt Regency Austin
210 Barton Springs Road
Austin, TX 78704
Austin Presbyterian Theological Seminary
University North
Eastwoods Park
St David's Rehabilitation Center
Austin City Limits
Jesse H. Jones Communication Center
West Campus
School of Law
Archer M. Huntington Art Gallery
Performing Arts Center
Joe C. Thompson Conference Center
LBJ Library and Museum
Neill-Cochran House Museum
Windsor Road
Pease Park
Darrell K. Royal Stadium
Mike A. Myers Stadium
Blanton Mus. of Art
Arts District
Bob Bullock Texas State History Museum
Lee and Joe Jamail Texas Swimming Ctr.
House Park/ Austin Rec Center
Austin Community College
Nursing School
Oakwood Cemetery
Texas State Buildings
Governor's Mansion
TX State Library and Archives
Texas State Capitol
Erwin Special Events Center
Travis County Courthouse
Travis County Law Library
Duncan Park
Waterloo Park
University Medical Ctr. Brackenridge
East Central Austin
Wooldridge Square Park
Old Bakery and Emporium
Faulk Central Library
Lott Park
Market District
Austin Museum of Art
Paramount Theatre
Red River District
360 Condominiums
Town Lake Metropolitan Park
Republic Square Park
Warehouse District
Frost Bank Tower
6th Street District
O. Henry Museum
Brush Square
DOWNTOWN
Texas State Cemetery
Shoal Beach at Town Lake
2nd Street District
Austin Children's Museum
Austin City Hall
The Austonian
Austin Convention Center
Auditorium Shores
Stevie Ray Vaughan Tribute Statue
Zilker Metropolitan Park
Long Center Performing Arts
Palmer Events Center
Bat Colony
Waller Beach at Town Lake
Austin-American Statesman Library
TX State Buildings
Colorado River
Bouldin
Texas School for the Deaf
Nicholas Dawson Park
Georgetown
Leander
Cedar Park
Round Rock
Pflugerville
Austin
N. Lamar Blvd
W. 24th St
W. 23rd St
W. 22nd St
W. 21st St
MLK Jr Blvd
E. 24th St
E. 23rd St
E. 21st St
E. 32nd St
Red River St
Harris Park Ave
Dean Keeton St
Manor Rd
Robert Dedman Dr
San Jacinto Blvd
Speedway
Rio Grande St
Guadalupe St
Enfield Rd
Lorrain St
Blanco St
Baylor St
W. 18th St
W. 17th St
W. 16th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
W. 9th St
W. 6th St
W. 5th St
W. 4th St
W. 3rd St
W. 2nd St
West Ave
Nueces St
San Antonio St
Lavaca St
Colorado St
N. Congress Ave
Brazos St
San Jacinto Blvd
Trinity St
Neches St
Red River St
E. 14th St
E. 12th St
E. 11th St
E. 7th St
E. 6th St
E. 5th St
E. 4th St
Navasota St
Cesar Chavez St
Riverside Dr
S. Lamar Blvd
Barton Springs Rd
S. 1st St
S. Congress Ave
Dawson Rd
Bouldin Ave
290
35

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Hyatt Regency Austin

Mortgage Loan No. 2 – Hyatt Regency Austin

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Address:	208 Barton Springs Road Austin, TX 78704
Original Balance:	$76,000,000
Cut-off Date Balance:	$76,000,000	General Property Type:	Hospitality
% of Initial Pool Balance:	6.8%	Detailed Property Type:	Full Service
Loan Purpose:	Refinance	Number of Units:	448 Rooms
Borrower Name(s):	Tantallon Austin Hotel, LLC	Cut-off Date Balance Per Unit/SF:	$169,643
Sponsor:	Tantallon, LLC	Balloon/ARD Balance Per Unit/SF:	$159,591
Mortgage Rate:	5.000%	Year Built / Year Renovated:	1982 / 2008
Note Date:	7/24/2012	Title Vesting:	Fee
First Payment Date:	9/10/2012	Property Manager:	Hyatt Corporation
Anticipated Repayment Date:	NAP
Maturity Date:	8/10/2017	Underwriting and Financial Information
IO Period:	12 months	UW Revenues:	$33,797,928
Original Term to Maturity or ARD:	60 months	UW Expenses:	$23,663,895
Seasoning:	2 months	UW NOI:	$10,134,033
Original Amortization Term:	360 months	UW NCF:	$8,782,116
Loan Amortization Type:	Partial IO	UW NOI DSCR:	2.07x
Interest Accrual Basis:	Actual/360	UW NCF DSCR:	1.79x
Prepayment Provisions:	LO (26); DEF (29); O (5)	UW NOI Debt Yield:	13.3%
Lockbox/Cash Management:	In Place / Soft	UW NCF Debt Yield:	11.6%
Pari Passu Mortgage Debt:	None	UW NCF Debt Yield at Maturity:	12.3%
Subordinate Mortgage Debt:	None	Most Recent NOI (As of):	$10,254,086 (6/30/2012 TTM)
Mezzanine Debt:	None	Second Most Recent NOI (As of):	$9,374,878 (12/31/2011)
Reserves(1)	Third Most Recent NOI (As of):	$8,314,738 (12/31/2010)
Type:	Initial	Monthly	Cap	Appraised Value:	$119,500,000
RE Tax:	$280,553	$64,597	NAP	Appraisal As-of Date:	5/17/2012
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	63.6%
FF&E(2):	$0	$112,660	NAP	LTV Ratio at Maturity/ARD:	59.8%
Occupancy Rate (As of):	79.6% (6/30/2012 TTM)
2nd Most Recent Occupancy (As of):	78.2% (12/31/2011)
3rd Most Recent Occupancy (As of):	75.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The FF&E Reserve account is currently held and controlled by the property manager.

The Hyatt Regency Austin Mortgage Loan

The Mortgage Loan.  The second largest mortgage loan (the “Hyatt Regency Austin Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $76,000,000 and is secured by a first priority fee mortgage encumbering the hospitality property known as the Hyatt Regency Austin in Austin, Texas (the “Hyatt Regency Austin Property”).

The Hyatt Regency Austin Mortgage Loan had an initial term of 60 months and has a remaining term of 58 months. The Hyatt Regency Austin Mortgage Loan requires payments of interest only for its initial 12 months and payments of principal and interest for its remaining term with a scheduled maturity date of August 10, 2017. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Hyatt Regency Austin Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor.  The borrower is Tantallon Austin Hotel, LLC a single purpose Delaware limited partnership with two independent directors (the “Hyatt Regency Austin Borrower”). The Hyatt Regency Austin Borrower is 100% indirectly owned, through Tantallon, LLC, the loan sponsor, by Tantallon Investments, Inc.

Tantallon Investments, Inc. is 75% owned by Uberior Investments, a UK PLC that is wholly owned by the Bank of Scotland and 25% owned by Edinburgh Management LLC, which is wholly owned by Tariq M. Shaikh. In 2003, Tariq M. Shaikh and the Bank of Scotland formed Tantallon, LLC as a joint venture to buy, sell, manage and finance hotel assets. The non-recourse carve-out guarantors are Tantallon, LLC and, until the operating agreement for Tantallon, LLC is extended beyond the maturity date of the Hyatt Regency Austin Mortgage Loan, Tariq. M. Shaikh.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Hyatt Regency Austin

The Mortgaged Property. The Hyatt Regency Austin Property is a 448-room (430 double, queen and king rooms and 18 suites), 16-story, full-service hotel on 3.6 acres located in Austin, Texas. In addition to its guest rooms and suites, the hotel contains an atrium style lobby, a 196 seat bar and lounge area, an exercise facility, a 162-seat full service restaurant, seven-meeting and banquet rooms totaling 19,378 SF, including a 10,290 SF ballroom, an outdoor swimming pool and whirlpool and a business center. The Hyatt Regency Austin Property has parking for 495 cars and offers a valet parking service.

The Hyatt Regency Austin Property is located on Lady Bird Lake directly across from downtown Austin and less than a mile from I-35 between two connecting vehicle and pedestrian bridges. It was constructed in 1982, prior to a 1986 ordinance requiring a minimum lake setback of 200 feet; therefore, the property is one of only three existing waterfront hotels in downtown Austin. The Hyatt Regency Austin Property owns and leases a docking facility on the lake. The hotel also offers dining and recreational facilities along the lake shore with direct views of the Austin downtown skyline. The Hyatt Regency Austin Property underwent a substantial renovation in 2007 and 2008, at which time the food and beverage facilities, meeting and banquet space, as well as all public areas were reconditioned. The Hyatt Regency Austin Property has operated as a Hyatt branded hotel since construction and the current management agreement with Hyatt Corporation expires on January 1, 2027.

In 2011, commercial travelers accounted for an estimated 50% of property demand, followed by meeting and group demand at 30% and leisure demand at 20%. The property achieved occupancy of 78.2%, RevPAR of approximately $122.78, an occupancy penetration of 100.1% and a yield penetration of 100.1%.

The Market.  The Hyatt Regency Austin Property is located directly south of the Austin CBD across Lady Bird Lake, which is a reservoir on the Colorado River. In addition to being the state capitol of Texas, Austin is also home to The University of Texas, Austin, with over 50,000 students, and was the fastest growing city in the United States in 2010. Major area employers include the State of Texas, Dell Computers, the University of Texas, Seton Healthcare Network and the United States government.

According to the appraiser, the total market, encompassing an approximately 6.5-mile radius, is currently served by approximately 8,491 rooms in 47 open hotels. Notable new supply projections include a proposed 1,012-room JW Marriott Convention Center Hotel in downtown Austin, approximately one mile from the Hyatt Regency Austin Property. This proposed hotel is tentatively scheduled to open in early 2015 and will primarily target business related to the Austin Convention Center. The convention center was most recently expanded in 2002 and currently contains approximately 881,400 SF over six city blocks. The currently six hotel primary competitive property set, including the Hyatt Regency Austin Property, includes 2,660 rooms. This competitive set is detailed in the following chart:

Primary Competitor Property Summary
Property	Rooms	2011 Occupancy	2011 ADR	2011 RevPAR	2010 Occupancy	2010 ADR	2010 RevPAR	2009 Occupancy	2009 ADR	2009 RevPAR
Hyatt Regency Austin (subject)	448	78%	$156.98	$122.78	75%	$153.02	$114.77	73%	$151.41	$110.57
Hilton Austin Convention Center	800	77%	$178.00	$137.06	75%	$169.00	$126.75	75%	$175.00	$131.25
Embassy Suites Austin Downtown	259	80%	$148.00	$118.40	75%	$143.00	$107.25	71%	$146.00	$103.56
Sheraton Austin Hotel	365	79%	$133.00	$105.07	76%	$128.00	$97.28	71%	$131.00	$93.01
Omni Austin Center	375	80%	$166.00	$132.80	77%	$160.00	$123.20	75%	$164.00	$123.00
Radisson Hotel & Suites Austin Town Lake	413	74%	$131.00	$96.94	68%	$130.00	$88.40	63%	$128.00	$80.64
Total / Wtd. Avg.	2,660	78%	$156.47	$121.62	74%	$151.13	$112.34	72%	$154.19	$110.81

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Hyatt Regency Austin

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Austin Property:

Cash Flow Analysis
	2010	2011	6/30/2012 TTM	UW	UW per Room
Occupancy %	75.0%	78.2%	79.6%	79.6%
ADR	$153.02	$156.98	$160.28	$160.28
RevPAR	$114.77	$122.78	$127.65	$127.65

Rooms Revenue	$18,767,424	$20,076,508	$20,929,791	$20,929,791	$46,718
Food & Beverage Revenue	$9,251,068	$10,180,374	$11,538,205	$11,538,205	$25,755
Other Income	$1,183,575	$1,362,404	$1,329,932	$1,329,932	$2,969
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$29,202,067	$31,619,286	$33,797,928	$33,797,928	$75,442
Total Expenses	$20,887,329	$22,244,408	$23,543,842	$23,663,895	$52,821
Net Operating Income	$8,314,738	$9,374,878	$10,254,086	$10,134,033	$22,621
FF&E	$1,167,857	$1,264,513	$1,351,677	$1,351,917	$3,018
Net Cash Flow	$7,146,881	$8,110,365	$8,902,409	$8,782,116	$19,603
NOI DSCR	1.70x	1.91x	2.09x	2.07x
NCF DSCR	1.46x	1.66x	1.82x	1.79x
NOI Debt Yield	10.9%	12.3%	13.5%	13.3%
NCF Debt Yield	9.4%	10.7%	11.7%	11.6%

Escrows and Reserves.  The Hyatt Regency Austin Borrower deposited $280,553 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The Hyatt Regency Austin Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Hyatt Regency Austin Borrower maintains insurance under an acceptable blanket insurance policy).  The Hyatt Regency Austin Borrower is also required to make monthly deposits of 4% of monthly gross revenues for FF&E reserves (which reserve is either retained and disbursed by manager under the management agreement or, to the extent not reserved by manager, is reserved by lender under the loan agreement).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Hyatt Regency Austin Mortgage Loan and, so long as the management agreement is in full force and effect, the manager has been directed to disburse all sums payable to the Hyatt Regency Austin Borrower under the management agreement directly to the lender’s deposit account if the management agreement is not in full force and effect, then a hard lockbox is required with respect to the Hyatt Regency Austin Mortgage Loan.  The Hyatt Regency Austin Mortgage Loan has in place cash management pursuant to the Hyatt management agreement. The lender has a security interest in the funds on deposit with Hyatt subject to Hyatt’s right to use such funds for the operation of the hotel pursuant to the management agreement.  Funds in the deposit account are allocated to debt service payments and required deposits to the reserves as described above under “Escrows and Reserves” and applied on each monthly payment date to make such payments and deposits.  Any excess over the amount required to be paid or deposited on each monthly payment date (including any operating expenses payable by the Hyatt Regency Austin Borrower in connection with the ownership and operation of the Hyatt Regency Austin Property which are not paid by the manager pursuant to the management agreement and which are set forth in the annual budget and not otherwise reserved for) is swept to an account designated by the Hyatt Regency Austin Borrower, provided, that during the continuance of a Cash Sweep Period, all excess cash with respect to the Hyatt Regency Austin Mortgage Loan will be held by the lender as additional security for the Hyatt Regency Austin Mortgage Loan.  A “Cash Sweep Period” (x) commences on the date on which the actual debt service coverage ratio (determined on a trailing-12 month basis) is less than 1.05x and ends on the date that the actual debt service coverage ratio is equal to or greater than 1.35x for six calendar months or (y) commences on the date an event of default occurs and ends on the date such event of default has been cured or no event of default exists or (z) commences on the date the management agreement is terminated or cancelled and ends on the date on which a replacement management agreement acceptable to lender is in full force and effect.

Property Management. The Hyatt Regency Austin Property is managed by Hyatt Corporation, which is also the Hyatt Regency Austin Property franchisor.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Hyatt Regency Austin Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hyatt Regency Austin Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Chelsea Terminal Building

Mortgage Loan No. 3 – Chelsea Terminal Building

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Chelsea Terminal Building

Mortgage Loan No. 3 – Chelsea Terminal Building

Chelsea Terminal Building
224 Twelfth Avenue
New York, NY 10001
Hudson River
Theatre District
Times Square
West Side
East Side
Garment Dist.
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
New York University
Washington Square
Lincoln Tunnel
Jacob Javits Convention Center
Hudson River Greenway
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
The High Line Elevated Park
Starrett-Lehigh Building
12th Ave
Bryant Park
Madison Square Park
Union Square
Madison Square Garden
General Post Office
Empire State Building
Herald Square
Macy's
Baruch College
Gramercy Park
Flatiron Building
Fashion Institute of Technology
Chelsea Park
Clement Clarke Moore Park
Port Authority Bus Terminal
Penn Station
Grand Central Terminal (Metro North)
MetLife Building
Chrysler Building
New York Public Library
Intrepid Sea-Air-Space Museum
Manhattan
Queens
Brooklyn
Hoboken
Jersey City
Union City
Weehawken
West New York
North Bergen
Secaucus
New York City
Hudson River
East River

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Chelsea Terminal Building

Mortgage Loan No. 3 – The Chelsea Terminal Building

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Address:	224 12th Avenue New York, NY 10001
Original Balance:	$75,000,000
Cut-off Date Balance:	$75,000,000	General Property Type:	Mixed Use
% of Initial Pool Balance:	6.7%	Detailed Property Type:	Self Storage/Office/Warehouse/Retail
Loan Purpose:	Refinance	Net Rentable Area:	1,054,982 SF
Borrower Name(s):	WFNY I LLC	Cut-off Date Balance Per Unit/SF:	$71
Sponsor:	Coleman P. Burke; Waterfront N.Y., L.P.	Balloon/ARD Balance Per Unit/SF:	$71
Year Built / Year Renovated:	1891 / 2000
Mortgage Rate:	4.250%	Title Vesting:	Fee
Note Date:	6/28/2012	Property Manager:	Waterfront N.Y., L.P.
First Payment Date:	8/10/2012
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	7/10/2022	UW Revenues:	$22,921,264
IO Period:	120 months	UW Expenses:	$13,930,116
Original Term to Maturity or ARD:	120 months	UW NOI:	$8,991,148
Seasoning:	3 months	UW NCF:	$8,354,287
Original Amortization Term:	NAP	UW NOI DSCR:	2.78x
Loan Amortization Type:	Full IO	UW NCF DSCR:	2.59x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	12.0%
Prepayment Provisions:	LO (24); YM1 (89); O (7)	UW NCF Debt Yield:	11.1%
Lockbox/Cash Management:	Soft / Springing	UW NCF Debt Yield at Maturity:	11.1%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$8,000,279 (3/31/2012 TTM)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$8,145,132 (12/31/2011)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$8,028,158 (12/31/2010)
Reserves(1)	Appraised Value:	$200,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/1/2012
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	37.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	37.5%
Occupancy Rate(2):	95.8% (6/27/2012)
2nd Most Recent Occupancy (As of):	94.9% (3/31/2012)
3rd Most Recent Occupancy (As of):	89.1% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Occupancy Rate considers the Chelsea Mini-Storage space as fully occupied by the self-storage operator for the Occupancy Rate number. The borrower reports the self-storage component was, on average, approximately 87.7% occupied by self-storage users during the TTM period ending 3/31/2012. The reported self-storage occupancy levels were 87.0% for 2011 and 86.5% for 2010.

The Chelsea Terminal Building Mortgage Loan

The Mortgage Loan. The third largest mortgage loan (the “Chelsea Terminal Building Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $75,000,000 and is secured by a first priority fee mortgage encumbering a mixed-use property known as the Chelsea Terminal Building in New York, New York (the “Chelsea Terminal Building Property”).

The Chelsea Terminal Building Mortgage Loan had an original term of 120 months and has a remaining term of 117 months. The Chelsea Terminal Building Mortgage Loan requires payments of interest only for its entire term, with a maturity date of July 10, 2022. Voluntary prepayment of the Chelsea Terminal Building Mortgage Loan is permitted in whole only on or after July 10, 2014, together with the greater of a yield maintenance premium or 1% of the prepayment amount, and if the prepayment is made other than on a due date, interest that would have accrued through the next due date. The Chelsea Terminal Building Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is WFNY I LLC, a single-purpose Delaware limited liability company with two independent directors (the “Chelsea Terminal Building Borrower”). The Chelsea Terminal Building Mortgage Loan sponsors and recourse carve-out guarantors are Coleman P. Burke and Waterfront N.Y., L.P. (“Waterfront”). Waterfront is also the property manager.

Waterfront was formed in 1983 by Mr. Burke and other investors to purchase the Chelsea Terminal Building Property. As of December 31, 2011, Waterfront reported total assets of approximately $36.3 million, total liabilities of approximately $32.1 million and partner equity of approximately $4.2 million. As of June 17, 2012, Coleman P. Burke reported total assets of approximately $150.5 million, including approximately $109 million of real estate investments, and net equity of approximately $145.8 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Chelsea Terminal Building

The Mortgaged Property. The Chelsea Terminal Building Property consists of 25 contiguous and interconnected, 7 to 9-story commercial buildings located on the entire New York City block bounded by 12th Avenue to the west, West 27th Street to the south, West 28th Street to the north and 11th Avenue to the east. The property was generally constructed as a warehouse and distribution center in 1891, with certain additions and replacements over time, and is now designated as a landmark by the New York City Landmarks Preservation Commission. Building use has adapted to changes in the market and the Chelsea Terminal Building Property was converted to a primarily self-storage facility in 1984, with alternative uses in parts of the building such as a nightclub on the ground floor where a former train tunnel exists. As the surrounding neighborhood changed over the past 28 years, building use continued to adapt. A large portion of the self-storage space was converted to office use as market demand for office space increased. The Chelsea Terminal Building Borrower intends to continue this conversion process as demand permits. The Chelsea Terminal Building Property is currently approximately 50% utilized as a self-storage facility, operating as Chelsea Mini-Storage, while office use now accounts for approximately 22% of leasable space, general warehouse space accounts for approximately 16% of leasable space, retail accounts for approximately 8% of leasable space, and other storage uses account for approximately 5% of leasable space.

The Chelsea Terminal Building Property currently operates under a temporary certificate of occupancy (“TCO”) and has since at least 2003. In addition to several outstanding modifications required to obtain a permanent certificate of occupancy (“PCO”) from the City of New York, the aforementioned on-going conversion of self-storage space to office space likely precludes obtainment of a PCO until such conversion process is complete. The TCO has been renewed approximately 29 times. All current property uses, including office, are as of right under current zoning laws applicable to the subject’s zoned area.

Major Tenants.

Chelsea Mini-Storage (530,697 SF, 50.3% of NRA, 45.1% of underwritten base rent). The Chelsea Terminal Building Borrower utilizes 530,697 SF of the Chelsea Terminal Building Property as a self-storage facility. This self-storage operation does business under the trade name Chelsea Mini-Storage. The space is generally divided into self-storage units of various sizes and rented to individual self-storage tenants on, typically, a month to month basis. The Chelsea Terminal Building Borrower, or its predecessor(s), have operated a self-storage facility at the Chelsea Terminal Building Property since 1984. There is no lease or operating agreement in place between the Chelsea Terminal Building Borrower and Waterfront or any affiliate for these self-storage operations. The Chelsea Terminal Building Borrower has pursued a strategy of converting self-storage space to office space as the market demands; however, the Chelsea Terminal Building Borrower and/or its affiliates may continue operating a self-storage facility at the Chelsea Terminal Building Property indefinitely. Underwritten revenues associated with the Chelsea Mini-Storage operations are based on an average of the reported net revenues of the self-storage business over the past four reporting periods.

ARTEX, Inc. (53,810 SF, 5.1% of NRA, 5.1% of underwritten base rent). ARTEX, Inc. (“ARTEX”) leases 53,810 SF from the Chelsea Terminal Building Borrower in 12 different spaces. The lease began on July 1, 1997 and has current expiration dates, depending on the space, of April 30, 2013 (23,810 SF), May 31, 2013 (5,000 SF), June 30, 2013 (5,000 SF) September 30, 2013 (10,000 SF) and November 30, 2013 (10,000 SF). 50,310 SF of the ARTEX space is above grade and 3,500 SF is basement space. There are no lease renewal options beyond September 30, 2013. ARTEX is a private company founded in 1990 and provides fine art storage, transportation, packing and handling services. The company has offices in Washington D.C., New York, Boston and Ft. Lauderdale.

Grimshaw Architects (29,800 SF, 2.8% of NRA, 3.9% of underwritten base rent). Grimshaw Architects (“Grimshaw”) leases 29,800 SF from the Chelsea Terminal Building Borrower in 7 different spaces, including one 3,200 SF basement space and two roof spaces totaling 4,000 SF. The lease began on July 1, 2010 and currently expires on June 30, 2022, with one 3-year lease renewal option at fair market rent. Grimshaw is an architectural firm founded in 1980 with offices currently in New York, London, Melbourne and Sydney. The firm employs over 250 people.

The following table presents a summary regarding major tenants at the Chelsea Terminal Building Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF(2)	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration
Major Tenants
Chelsea Mini-Storage(1)	NR/NR/NR	530,697	50%	$9,238,776	45%	$17.41	NAP
ARTEX, Inc.	NR/NR/NR	53,810	5%	$1,047,854	5%	$19.47	Various(4)
Grimshaw Architects	NR/NR/NR	29,800	3%	$805,577	4%	$27.03	6/30/2022
Subtotal / Wtd. Avg.		614,307	58%	$11,092,207	54%	$18.06

Other Tenants		396,390	38%	$9,401,906	46%	$23.72
Vacant Space(5)		44,285	4%	$0	0%	$0.00
Total / Wtd. Avg.		1,054,982	100%	$20,494,113	100%	$20.28

(1)
Chelsea Mini-Storage is an operating business owned by the borrower. The tenant does not have a lease or operating agreement with the borrower or any affiliate of the borrower. The tenant’s size within the building may change over the loan term. The underwritten base rent associated with this tenant is based on the average reported net revenues of the self-storage business for the four most recent 12 month operating periods.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

(4)	23,810 SF expire on 4/30/2013, 5,000 SF expire on 5/31/2013, 5,000 SF expire on 6/30/2013, 10,000 SF expire on 9/30/2013, and 10,000 SF expire on 11/30/2013.

(5)	Approximately 18,500 SF of the vacant space is regularly utilized as event space and generates other income.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Chelsea Terminal Building

The following table presents certain information relating to the lease rollover at the Chelsea Terminal Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	3,500	0%	0%	$38,500	$11.00	0%	0%
2012	6	41,110	4%	4%	$913,459	$22.22	4%	5%
2013	16	75,920	7%	11%	$1,259,924	$16.60	6%	11%
2014	11	23,847	2%	14%	$604,982	$25.37	3%	14%
2015	8	41,301	4%	18%	$768,212	$18.60	4%	17%
2016	5	25,355	2%	20%	$711,280	$28.05	3%	21%
2017	7	39,500	4%	24%	$992,072	$25.12	5%	26%
2018	9	43,750	4%	28%	$1,346,479	$30.78	7%	32%
2019	10	49,215	5%	33%	$1,515,296	$30.79	7%	40%
2020	3	20,000	2%	34%	$345,088	$17.25	2%	41%
2021	5	29,130	3%	37%	$846,278	$29.05	4%	46%
2022	14	66,495	6%	44%	$1,913,767	$28.78	9%	55%
2023	0	0	0%	44%	$0	$0.00	0%	55%
2024	0	0	0%	44%	$0	$0.00	0%	55%
2025 & Beyond	1	20,877	2%	45%	$0	$0.00	0%	55%
Self Storage Space(4)	NAP	530,697	50%	96%	$9,238,776	$17.41	45%	100%
Vacant	0	44,285	4%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	96	1,054,982	100%		$20,494,113	$20.28

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total Average Underwritten Base Rent PSF Rolling excludes vacant space.

(4)
The self-storage space is operated by the borrower as Chelsea Mini-Storage. No lease or operating agreement is in place. The size of the space utilized as self-storage may change at any time. The underwritten base rent associated with this space is based on the average net revenues of 4 previous reporting periods associated with the self-storage business.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Chelsea Terminal Building

The Market.  The Chelsea Terminal Building Property is located Manhattan’s West Chelsea neighborhood. This neighborhood continues to experience transition resulting from the 1999 area rezoning that permits additional residential use, and a 2005 rezoning of the area north of 30th Street and south of 42nd Street, commonly known as Hudson Yards. The Hudson Yards rezoning action permits 25 million SF of new office space, an expansion of the Jacob Javits Convention Center, hotel and conference facilities, as well as 13.5 million SF of new residential space.

According to the appraisal, the subject neighborhood falls within the Midtown South office market, which is comprised of approximately 64.9 million SF. Overall, market office vacancy stood at 5.9% as of March 31, 2012 and average asking rents were $48.45 PSF. Midtown South office tenants are primarily fashion, media and technology-related firms that prefer the older, low-rise buildings that the market primarily offers. In addition, the West Chelsea submarket has a significant number of self-storage facilities, generally located in former industrial buildings that have been fit out for self-storage use. There are 5 competing self-storage facilities within a half mile of the Chelsea Terminal Building Property containing approximately 5,000 units with a total of 322,522 SF. These facilities were, on average, approximately 87.7% occupied as of March 31, 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chelsea Terminal Building Property:

Cash Flow Analysis
	2010	2011	3/31/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	18,188,184	$19,421,442	$19,545,702	$21,089,688	$19.99
Total Reimbursements	$1,768,391	$1,875,422	$1,800,280	$2,052,558	$1.95
Other Income(2)	$566,387	$1,226,669	$1,449,796	$945,000	$0.90
Less Vacancy & MTM Loss	$0	$0	$0	($1,165,982)	($1.11)
Effective Gross Income	$20,522,962	$22,523,533	$22,795,778	$22,921,264	$21.73
Total Expenses	$12,494,804	$14,378,401	$14,795,499	$13,930,116	$13.20
Net Operating Income	$8,028,158	$8,145,132	$8,000,279	$8,991,148	$8.52
TI/LC	$0	$0	$0	$506,870	$0.48
Capital Expenditures	$0	$0	$0	$129,991	$0.12
Net Cash Flow	$8,028,158	$8,145,132	$8,000,279	$8,354,287	$7.92
Occupancy %	85.9%	89.1%	94.9%	95.8%
NOI DSCR	2.48x	2.52x	2.48x	2.78x
NCF DSCR	2.48x	2.52x	2.48x	2.59x
NOI Debt Yield	10.7%	10.9%	10.7%	12.0%
NCF Debt Yield	10.7%	10.9%	10.7%	11.1%

(1)	Historical and underwritten Gross Potential Rent includes self-storage revenues from the Chelsea Mini-Storage operations. Historical Gross Potential Rent is net of vacancy.

(2)
Other income primarily consists of special events revenue, which includes leasing of the ground floor event space. Underwriting is based on the 2012 pro forma because it is substantially less than 2011 and TTM actual results.

Escrows and Reserves.  Upon an event of default, or a failure to pay when due, the Chelsea Terminal Building Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Chelsea Terminal Building Borrower maintains insurance under an acceptable blanket insurance policy). Additionally, upon the occurrence of a Cash Sweep Period (as defined below) the Chelsea Terminal Building Borrower shall fund all excess cash into the excess cash flow reserve sub account, which shall be held as additional collateral for the Chelsea Terminal Building Mortgage Loan.

Lockbox and Cash Management.  A soft lockbox is in place with respect to the Chelsea Terminal Building Mortgage Loan.  The Chelsea Terminal Building Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Chelsea Terminal Building Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Chelsea Terminal Building Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves” (provided the Cash Sweep Period is not due to the occurrence of an event of default) funds sufficient to pay the monthly amount for operating expenses set forth in the annual budget which are not otherwise paid or reserved for, with any excess being held by the lender as additional security for the Chelsea Terminal Building Mortgage Loan.  A “Cash Sweep Period” will (i) commence upon (a) the occurrence of an event of default beyond the notice and cure periods or (b) the actual debt service coverage ratio being less than 1.20x on a trailing-12 month basis for two consecutive calendar quarters and (ii) continue until (a) the event of default is cured and the lender accepts such cure as determined by the lender in its sole and absolute discretion or (b) the actual debt service coverage ratio is equal to or greater than 1.20x on a trailing 12 month basis for two consecutive calendar quarters, respectively.

Property Management. The Chelsea Terminal Building Property is managed by Waterfront N.Y., L.P., an affiliate of the Chelsea Terminal Building Borrower and one of the Chelsea Terminal Building Mortgage Loan non-recourse carve-out guarantors.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the Chelsea Terminal Building Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Chelsea Terminal Building Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

Mortgage Loan No. 4 – Greenwood Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

Mortgage Loan No. 4 – Greenwood Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

Mortgage Loan No. 4 – Greenwood Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

Mortgage Loan No. 4 – Greenwood Mall

ILLINOIS
INDIANA
OHIO
Cincinnati
WV
Louisville
Lexington
KENTUCKY
VIRGINIA
TENNESSEE
Nashville
Bowling Green
Barren River
Beech Bend Park
GM Bowling Green Corvette Assembly Plant
National Corvette Museum
Louisville 106 miles
Weldon Peete Park
Riverview at Hobson Grove
Historic RailPark Train Museum
Lampkin Park
Commonwealth Regional Specialty Hospital
Commonwealth Health
Western Kentucky University
Bowling Green
Sloan Convention Center
Bowling Green-Warren County Regional Airport
Greenwood Regional Hospital
Southern Kentucky Rehab Hospital
Fruit of The Loom Headquarters
WARREN COUNTY
William H. Natcher Pkwy
Greenwood Mall
2625 Scottsville Road
Bowling Green, KY 42104
L.D. Brown Ag Expo Center
Western Kentucky Univ Agricultural Center
Woodburn
Nashville, TN 57 miles

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

Mortgage Loan No. 4 – Greenwood Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	2625 Scottsville Road Bowling Green, KY 42104
Original Balance:	$63,000,000
Cut-off Date Balance:	$63,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Net Rentable Area(2):	575,359 SF
Borrower Name(s):	Greenwood Mall L.L.C.			Cut-off Date Balance Per Unit/SF:	$109
Sponsor:	General Growth Properties, Inc.			Balloon/ARD Balance Per Unit/SF:	$100
Mortgage Rate:	4.193%			Year Built / Year Renovated:	1979 / 2002
Note Date:	6/14/2012			Title Vesting:	Fee
First Payment Date:	8/5/2012			Property Manager:	General Growth Management, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	7/5/2022			Underwriting and Financial Information
IO Period:	60 months			UW Revenues:	$12,440,592
Original Term to Maturity or ARD:	120 months			UW Expenses:	$4,116,189
Seasoning:	3 months			UW NOI:	$8,324,403
Original Amortization Term:	360 months			UW NCF:	$7,750,449
Loan Amortization Type:	Partial IO			UW NOI DSCR:	2.25x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	2.10x
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield:	13.2%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	12.3%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	13.5%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$8,415,670 (3/31/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$8,497,168 (12/31/2011)
				Third Most Recent NOI (As of):	$7,887,339 (12/31/2010)
Reserves(1)				Appraised Value:	$105,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/30/2012
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.0%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.7%
Recurring Replacements:	$0	Springing	$86,479	Occupancy Rate (As of)(3):	98.9% (8/31/2012)
TI/LC:	$0	Springing	$576,529	2nd Most Recent Occupancy (As of):	91.0% (12/31/2011)
				3rd Most Recent Occupancy (As of):	88.5% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Net Rentable Area includes improvements owned by the borrower and excludes two non-collateral anchor tenant stores totaling approximately 272,957 SF, which are tenant owned.

(3)
The Occupancy Rate assumes occupancy of three tenants with executed leases, totaling approximately 40,608 SF, currently scheduled to move into the property by 12/1/2012, and one tenant with an executed lease, totaling approximately 1,323 SF, currently scheduled to move into the property by 4/21/2013.

The Greenwood Mall Mortgage Loan

The Mortgage Loan.  The fourth largest mortgage loan (the “Greenwood Mall Mortgage Loan”) is evidenced by a note in the original principal amount of $63,000,000 and is secured by a first priority fee mortgage encumbering a regional mall known as Greenwood Mall in Bowling Green, Kentucky (the “Greenwood Mall Property”). The proceeds of the Greenwood Mall Mortgage Loan were used to refinance a previous loan secured by the Greenwood Mall Property, which was included in the GSMS 2001-GL3A transaction.

The Greenwood Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months, with a maturity date of July 5, 2022. The Greenwood Mall Mortgage Loan requires payments of interest only for its initial 60 months, and principal and interest thereafter.  Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the REMIC securities) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Greenwood Mall Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Greenwood Mall L.L.C. (the “Greenwood Mall Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Greenwood Mall Borrower is controlled and majority owned by General Growth Properties, Inc. (“GGP”).

The Greenwood Mall Mortgage Loan sponsor is GGP (NYSE: GGP), and the non-recourse carve-out guarantor is GGP Limited Partnership, a subsidiary of GGP. An unaudited balance sheet for GGP Limited Partnership dated June 30, 2012, showed total assets of approximately $27.8 billion and total equity of approximately $9.5 billion. GGP is a self-managed and self-administered real estate investment trust focused on owning, managing, leasing, and redeveloping regional malls throughout the United States and Brazil. The company currently owns, or has an interest in, over 130 U.S. regional

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

malls comprising approximately 140 million SF of gross leasable area. GGP and a number of its subsidiaries filed for bankruptcy protection in April 2009 and emerged from bankruptcy in November 2010.

The Mortgaged Property. The Greenwood Mall Property consists of 575,359 SF of anchor and in-line space, food court space, and kiosk space within the approximately 848,316 SF Greenwood Mall, a super-regional mall in Bowling Green, Kentucky. The Greenwood Mall Property is located near the intersection of I-65 and Scottsville Road in southern Kentucky. It is currently the only regional mall within an approximately 50-mile radius. The Greenwood Mall Property is anchored by Dillard’s, Macy’s, Sears and JCPenney. The Dillard’s and Macy’s stores are tenant owned and are not collateral for the Greenwood Mall Mortgage Loan. The Greenwood Mall Property was opened in 1979 with JCPenney as an original anchor. The Sears store was added in 1987 and Dillard’s opened a store at the mortgaged property in 1996. The food court was added in 2001 and the in-line space was expanded in 2004. The Macy’s store opened in a previously existing space in 2006.

In addition to the collateral anchor stores totaling 156,096 SF, the Greenwood Mall Property consists of approximately 78 major and in-line tenant spaces (298,227 SF), 6 food court tenants (4,098 SF), 2 kiosks (209 SF), and 9 outparcels (116,729 SF). There is approximately 6,151 SF of in-line vacancy. In addition to the anchor tenants, major tenants at the mortgaged property include Dunham’s Sports, Shoe Dept. Encore, Old Navy and Ulta Beauty. The Greenwood Mall in its entirety has 4,800 surface parking spaces, for a total parking ratio of 5.65 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant space.

As of July 31, 2012, the Greenwood Mall Property was 98.9% occupied and the overall Greenwood Mall, including collateral and non-collateral space, was 99.3% occupied.  Comparable in-line store sales, representing 173,814 SF, as of the trailing-12 months ended June 30, 2012, were approximately $339 PSF. The trailing-12 month average occupancy cost for these tenants was 11.2%.  The reported year end 2009, 2010 and 2011 in-line comparable sales were approximately $296 PSF, $317 PSF and $334 PSF, respectively.

Major Tenants.

Sears (87,996 SF, 15.3% of NRA, 4.2% of underwritten base rent). Sears, Roebuck and Co. leases 87,996 SF from the Greenwood Mall Borrower. The lease began on October 12, 1987, and has a current expiration date of October 31, 2017, with two remaining 5-year lease extension options. Sears Holdings Company (NASDAQ: SHLD) is the parent company of Sears, Roebuck and Co., and is the nation’s fourth largest broadline retailer with approximately 4,000 full-line and specialty retail stores in the United States and Canada. The company reported 2011 revenues of approximately $41.6 billion and a net loss of approximately $3.1 billion.

JCPenney (68,100 SF, 11.8% of NRA, 3.2% of underwritten base rent). J.C. Penney Company, Inc. leases 68,100 SF from the Greenwood Mall Borrower. The lease began on September 8, 1979, and has a current expiration date of September 30, 2014, with five remaining 5-year lease extension options. J.C. Penney Company, Inc. (NYSE: JCP) operates approximately 1,100 department stores throughout the United States and Puerto Rico. The company reported FYE January 28, 2012 revenues of approximately $17.3 billion and a net loss from continuing operations of approximately $152 million.

Dunham’s Sports (26,647 SF, 4.6% of NRA, 2.4% of underwritten base rent). Dunham’s Athleisure Corporation (“Dunham’s”) leases 26,647 SF from the Greenwood Mall Borrower. The lease began on November 22, 2006, and has a current expiration date of January 31, 2017, with three remaining 5-year lease extension options. Dunham’s is a private company founded in 1937 and is the largest sporting goods chain in the Midwest. The company operates approximately 160 stores in 12 states.

Shoe Dept. Encore (22,489 SF, 3.9% of NRA, no underwritten base rent). Shoe Show, Inc. (“Shoe Show”) leases 22,489 SF from the Greenwood Mall Borrower. The lease began on June 1, 2012, and has a current expiration date of March 31, 2022, with no lease renewal options. The company is a private footwear retailer that currently operates 1,124 locations in 37 states. Shoe Show pays rent based on 5% of sales for the initial 24 months of its lease term. Beginning at the 25th month of the lease term, fixed base rent will be payable in an amount equal to the rent payable during the 13th through the 24th months of the lease term.

Old Navy (15,100 SF, 2.6% of NRA, 3.3% of underwritten base rent). Old Navy East, LP (“Old Navy”) leases 15,100 SF from the Greenwood Mall Borrower. The lease began on August 4, 2004 and has a current expiration date of August 31, 2014, with one five–year lease extension option. Old Navy is a subsidiary of Gap, Inc. (NYSE: GAP) and, at the end of its 2011 fiscal year, operated 1,022 Old Navy clothing stores in North America. Gap, Inc. reported 2011 net sales of $14.5 billion and net income of $833 million.

Ulta Beauty (11,730 SF, 2.0% of NRA, 3.2% of underwritten base rent). Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta”) leases 11,730 SF from the Greenwood Mall Borrower. The lease began on September 25, 2011 and has a current expiration date of February 28, 2022, with two remaining 5-year lease renewal options. Ulta (NASDAQ: ULTA) is a retailer of cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools.  Ulta operates approximately 499 retail stores in 45 states. The company reported fiscal year ending January 28, 2012 revenues of approximately $1.8 billion and net income of approximately $120.2 million.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

The following table presents a summary regarding major tenants and anchors at the Greenwood Mall Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF(2)	Total Annual Underwritten Base Rent(3)	% of Total Annual UW Rent	Annualized Underwritten Base Rent PSF(4)	Lease Expiration(5)	TTM June 2012 Sales PSF(6)	UW Occupancy Cost as a % of Sales
Anchor Tenants
Sears	CCC/B3/CCC+	87,996	15%	$307,986	4%	$3.50	10/31/2017	$89	4.5%
JCPenney	BB+/Ba3/B+	68,100	12%	$238,350	3%	$3.50	9/30/2014	$154	2.4%
Subtotal / Wtd. Avg.		156,096	27%	$546,336	7%	$3.50
Major Non-Anchor(7)
Dunham’s Sports	NR/NR/NR	26,647	5%	$177,203	2%	$6.65	1/31/2017	$134	6.7%
Shoe Dept. Encore	NR/NR/NR	22,489	4%	$0	0%	NAP	3/31/2022	NAV	NAV
Old Navy	BBB-/Baa3/BB+	15,100	3%	$244,998	3%	$16.23	7/31/2014	$352	5.5%
Ulta Beauty	NR/NR/NR	11,730	2%	$234,600	3%	$20.00	2/28/2022	NAV	NAV
Subtotal / Wtd. Avg.		75,966	13%	$656,800	9%	$8.64

Other Tenants		337,146	59%	$6,137,089	84%	$18.20
Vacant Space		6,151	1%	$0	0%	$0.00
Total / Wtd. Avg.		575,359	100%	$7,340,226	100%	$12.90

Non-Collateral Anchors
Dillard’s	BB+/B1/BB	150,800					11/19/2028	$100	NAP
Macy’s	BBB/Baa3/BBB	122,157					11/19/2028	$72	NAP
Total		848,316

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Approximate % of SF is based on total collateral area of 575,359 SF. It does not include either the Dillard’s or the Macy’s stores, which are not collateral for the subject loan.

(3)	Excludes approximately $551,987 of percentage rent in lieu and overage rent.

(4)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

(5)	The lease expiration dates for Dillard’s and Macy’s represent the current reciprocal easement agreement expiration dates for each respective store.

(6)	The Macy’s store does not report sales for this location. The above TTM June 2012 Sales PSF attributed to this store is based only on GGP estimates.

(7)	Major Non-Anchor Tenants excludes outparcel tenants.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

The following table presents certain information relating to the lease rollover at the Greenwood Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0%	$0	$0.00	0%	0%
2012	1	500	0%	0%	$15,000	$30.00	0%	0%
2013	20	82,169	14%	14%	$664,596	$8.09	9%	9%
2014	8	101,524	18%	32%	$868,068	$8.55	12%	21%
2015	12	39,684	7%	39%	$1,016,132	$25.61	14%	35%
2016	12	40,800	7%	46%	$1,074,039	$26.32	15%	50%
2017	11	131,400	23%	69%	$938,687	$7.14	13%	62%
2018	11	31,385	5%	74%	$865,265	$27.57	12%	74%
2019	2	31,401	5%	80%	$240,460	$7.66	3%	77%
2020	5	17,794	3%	83%	$366,715	$20.61	5%	82%
2021	2	11,748	2%	85%	$605,233	$51.52	8%	91%
2022	5	76,191	13%	98%	$547,297	$7.18	7%	98%
2023	2	4,612	1%	99%	$138,733	$30.08	2%	100%
2024	0	0	0%	99%	$0	$0.00	0%	100%
2025 & Beyond	0	0	0%	99%	$0	$0.00	0%	100%
Vacant	0	6,151	1%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	91	575,359	100%		$7,340,226	$12.90	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

The Market.  The Greenwood Mall Property is located in Bowling Green, Warren County, Kentucky. Interstate 65, which is located less than one mile south of the Greenwood Mall Property, connects Bowling Green to Louisville, Kentucky, approximately 110 miles north, and to Nashville, Tennessee, approximately 65 miles south. The subject’s location represents the major retail district within Bowling Green.

According to the appraisal, the Greenwood Mall Property primary trade area is estimated as encompassing a 15-mile radius, with a secondary trade area encompassing a 20- to 25-mile radius. The Greenwood Mall is the only major regional shopping center within an approximately 50-mile radius. The two closest super-regional centers include Rivergate Mall in Goodlettsville, Tennessee, a 1.1 million SF center approximately 50 miles away and the 1.2 million SF Opry Mills Mall in Nashville, Tennessee, approximately 62 miles away. Other major retail centers within the Bowling Green retail district include the 135,000 SF Ashley Center, which is 82% leased and anchored by Hobby Lobby and Tuesday Morning; the 97,170 SF Bowling Green Specialty Center, which is 100% leased; the 102,166 SF Greenwood Marketplace, which is 65% leased; and the 209,335 SF Greenwood Square, which is 99% leased and anchored by Kmart and Dollar Tree. There is also a Wal-Mart store in the immediate vicinity of the Greenwood Mall Property.

Within the 15-mile primary trade area radius, 2012 population is estimated at 124,346 people and average household income is estimated at $56,175. Within the 25-mile secondary trade area, 2012 population is estimated at 197,239 people and household income is estimated at $52,209. Between 2000 and 2012, population within the primary trade area grew at an annual rate of approximately 1.97%.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Greenwood Mall Property:

Cash Flow Analysis
	2010	2011	TTM 3/31/2012	UW	UW PSF
Gross Potential Rent(1)	$6,578,062	$6,887,824	$6,933,406	$7,340,226	$12.76
Percentage and Overage Rent	$371,442	$480,560	$505,108	$551,987	$0.96
Total Reimbursements	$3,704,874	$3,614,107	$3,527,749	$3,776,610	$6.56
Other Income(2)	$1,044,435	$1,268,008	$1,212,412	$957,711	$1.66
Less Vacancy & Credit Loss	($29,247)	($30,626)	($30,447)	($185,942)	($0.32)
Effective Gross Income	$11,669,566	$12,219,873	$12,148,228	$12,440,592	$21.62
Total Operating Expenses	$3,782,228	$3,722,705	$3,732,557	$4,116,189	$7.15
Net Operating Income	$7,887,339	$8,497,168	$8,415,670	$8,324,403	$14.47
TI/LC	$0	$0	$0	$430,114	$0.75
Capital Expenditures	$0	$0	$0	$143,840	$0.25
Net Cash Flow	$7,887,339	$8,497,168	$8,415,670	$7,750,449	$13.47
Occupancy %(3)	88.5%	91.0%	98.9%	98.9%
NOI DSCR	2.14x	2.30x	2.28x	2.25x
NCF DSCR	2.14x	2.30x	2.28x	2.10x
NOI Debt Yield	12.5%	13.5%	13.4%	13.2%
NCF Debt Yield	12.5%	13.5%	13.4%	12.3%

(1)	Historical and Underwritten Gross Potential Rent includes actual vacancy. Approximately $290,323 if contractual rent increases through 3/1/2013 are included.

(2)	Underwritten Other Income includes Specialty Leasing, Other Rental Income and Miscellaneous Income.

(3)	The occupancy rate is based on the Greenwood Mall Property only and does not include the two non-collateral anchor stores.

Escrows and Reserves.  During the continuance of a Trigger Period (as defined below), the Greenwood Mall Borrower is required to escrow 1/12 of the annual estimated tax payments monthly and 1/12 of the annual estimated insurance premiums monthly (unless the Greenwood Mall Borrower maintains insurance under an acceptable blanket insurance policy).  The Greenwood Mall Borrower is also required, during the continuance of a Trigger Period, to make monthly deposits of $7,206 for replacement reserves and $48,044 for TI/LC reserves subject to caps of $86,479 and $576,529, respectively.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Greenwood Mall Mortgage Loan.  The Greenwood Mall Mortgage Loan has springing cash management.  Provided a Trigger Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Greenwood Mall Borrower.  During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Greenwood Mall Mortgage Loan and to fund the required reserve deposits as described above under “Escrows and Reserves,” with any excess either being disbursed to the Greenwood Mall Borrower unless an Event of Default is continuing in which case excess cash will be held by the lender as additional security for the Greenwood Mall Mortgage Loan.  A “Trigger Period” will (i) commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.30x on a trailing-12 month basis determined quarterly on the first day of each July, October, January and April and (ii) continue until either (1) the event of default is cured or waived (and no other Trigger Period remains in effect pursuant to clause (i)(b)) or (2) the debt service coverage ratio is equal to or greater than 1.30x on a trailing 12- month basis (and no other Trigger Period remains in effect pursuant to clause (i)(a)).

Property Management. The Greenwood Mall Property is managed by the General Growth Management, Inc., which is affiliated with the Greenwood Mall Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted, except as described below.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Greenwood Mall

Terrorism Insurance.  Generally, the Greenwood Mall Borrower is required to maintain (or cause to be maintained) insurance against losses for acts of terrorism with respect to the Greenwood Mall Property; however, if the cost of the required terrorism insurance exceeds such $100,000 in any fiscal year, then the Greenwood Mall Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Expansion, Release and Substitution of Property.  The Greenwood Mall Borrower may acquire after the closing date one or more parcels, together with any improvements thereon, which constitute an integral part of, or adjoin or are proximately located near, the Greenwood Mall Property (each, an “Expansion Parcel”); provided, among other conditions, the Greenwood Mall Borrower executes and delivers a mortgage or deed of trust with respect to such Expansion Parcel.  The Greenwood Mall Borrower may transfer (i) one or more parcels (including air rights parcels) or outlets or (ii) one or more Expansion Parcels acquired by Greenwood Mall Borrower after the closing date of the Greenwood Mall Mortgage Loan to a person not owned or controlled by the Greenwood Mall Borrower and obtain a release from the lien of the mortgage with respect to such property; provided, among other conditions (other than with respect to an Expansion Parcel referred to in clause (ii) above), the parcel to be released is not necessary for the Greenwood Mall Borrower’s operation or use of the Greenwood Mall Property for its then current use, such parcel may be readily separated from the Greenwood Mall Property without a material diminution in the value of the Greenwood Mall Property and said parcel is vacant, non-income producing and unimproved (or improved only by landscaping or utility facilities that are readily re-locatable or by surface parking areas).  In addition, the Greenwood Mall Borrower may obtain a release from the lien of the mortgage with respect to a portion of the Greenwood Mall Property that is vacant, non-income producing and unimproved (or improved only by landscaping or utility facilities that are readily re-locatable or by surface parking areas) if such property is conveyed to a third party and simultaneously with such transfer, among other conditions, the Greenwood Mall Borrower acquires and encumbers a parcel of property reasonably equivalent in value that is at the Greenwood Mall or adjacent to the Greenwood Mall Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

Mortgage Loan No. 5 – Cumberland Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

Mortgage Loan No. 5 – Cumberland Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

Mortgage Loan No. 5 – Cumberland Mall

Cumberland Mall
3849 South Delsea Drive
Vineland, NJ 08360
Philadelphia
Camden
Pennsauken
Moorestown
Cherry Hill
Gloucester City
Haddonfield
Audubon
Mount Laurel
Marlton
Medford Township
BURLINGTON COUNTY
West Goshen
Media
Drexel Hill
Upper Darby
Springfield
Prospect Park
Lima
Chester Heights
PA
DELAWARE COUNTY
Aston
Folcroft
Darby
Chadds Ford
Philadelphia International Airport
Chester
Paulsboro
Woodbury
Bellmawr
Gibbsboro
Lindenwold
Clementon
Gloucester Township
Wharton State Forest
DELAWARE
Claymont
Delaware River
Deptford Township
Mantua Township
New Jersey Tpke.
Logan Township
Washington Township
GLOUCESTER COUNTY
Wilmington
Penns Grove
Carneys Point
Swedesboro
Mullica Hill
Pitman
Glassboro
Williamstown
Atlantic City Expwy.
CAMDEN COUNTY
Monroe Township
New Castle
Pennsville
Pilesgrove
Woolwich Township
Woodstown
Clayton
Hammonton
SALEM COUNTY
Upper Pittsgrove
Elmer
Franklin Township
NEW JERSEY
Salem
Alloway
Malaga
Newfield
Buena
Pittsgrove Township
Parvin State Park
CUMBERLAND COUNTY
Deerfield Township
Vineland
ATLANTIC COUNTY
East Vineland
Bridgeton
Millville
Fairton
Cedarville
Edward G. Bevan Fish and Wildlife Management Area
Newport
CAPE MAY COUNTY
Port Norris
Woodbine
Delaware Bay

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

Mortgage Loan No. 5 – Cumberland Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	3849 South Delsea Drive Vineland, NJ 08360
Original Balance:	$52,000,000
Cut-off Date Balance:	$51,815,184			General Property Type:	Retail
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Net Rentable Area:	670,667
Borrower Name(s):	Cumberland Mall Associates			Cut-off Date Balance Per Unit/SF:	$77
Sponsor:	PREIT Associates, L.P.			Balloon/ARD Balance Per Unit/SF:	$57
Mortgage Rate:	4.400%			Year Built / Year Renovated:	1973 / 2004
Note Date:	8/1/2012			Title Vesting:	Fee
First Payment Date:	9/1/2012			Property Manager:	PREIT Services LLC
Anticipated Repayment Date:	NAP
Maturity Date:	8/1/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$11,928,822
Original Term to Maturity or ARD:	120 months			UW Expenses:	$5,876,822
Seasoning:	2 months			UW NOI:	$6,052,000
Original Amortization Term:	300 months			UW NCF:	$5,502,227
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.76x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.60x
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	11.7%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	10.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	14.4%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$6,304,316 (6/30/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$6,254,335 (12/31/2011)
				Third Most Recent NOI (As of):	$6,250,733 (12/31/2010)
Reserves(1)				Appraised Value:	$85,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/7/2012
RE Tax:	$231,817	$115,908	NAP	Cut-off Date LTV Ratio:	61.0%
Insurance(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	44.9%
Recurring Replacements:	$0	$13,972	NAP	Occupancy Rate(3):	93.5% (7/31/2012)
TI/LC:	$0	$36,328	NAP	2nd Most Recent Occupancy(3):	93.6% (12/31/2011)
Other(2):	$450,000	$0	NAP	3rd Most Recent Occupancy(3):	94.5% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Cumberland Mall Borrower is required to escrow $450,000 for outstanding landlord obligations related to Body Central ($160,000), Crazy 8 ($115,000), Subway ($100,000) and Justice ($75,000).  The Cumberland Mall Borrower is also required to escrow for insurance premiums monthly should the Cumberland Mall Property no longer be covered by a blanket insurance policy.  See “—Escrows and Reserves” below.

(3)	The occupancy rate is based on the Cumberland Mall Property only and does not include the non-collateral anchor stores.

The Cumberland Mall Mortgage Loan.

The Mortgage Loan.  The fifth largest mortgage loan (the “Cumberland Mall Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $52,000,000 and is secured by a first priority fee mortgage encumbering a regional mall known as Cumberland Mall in Vineland, New Jersey (the “Cumberland Mall Property”). The Cumberland Mall Mortgage Loan was originated on August 1, 2012 by or on behalf of Bank of America, National Association.  The Cumberland Mall Mortgage Loan refinanced and paid off the previous loan secured by the Cumberland Mall Property, which was included in the GCCFC 2002-C1 transaction.

The Cumberland Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Cumberland Mall Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of August 1, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.  The Cumberland Mall Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor.  The borrower is Cumberland Mall Associates, a single-purpose Pennsylvania limited partnership with two independent directors (the “Cumberland Mall Borrower”).  The Cumberland Mall Borrower is owned by PR Cumberland Mall LP LLC (99%) and PR Cumberland Mall GP LLC (1%).  The sponsor and non-recourse guarantor of the Cumberland Mall Mortgage Loan is PREIT Associates, L.P.

Pennsylvania Real Estate Trust (“PREIT”) (NYSE: PEI) is an equity real estate investment trust founded in 1960 and headquartered in Philadelphia, Pennsylvania.  PREIT has a primary investment focus on retail shopping malls and has a current portfolio of 38 shopping malls, eight strip and power centers and three development properties located in the eastern half of the United States, primarily in the Mid-Atlantic region.  PREIT’s management

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

affiliates oversee a diversified portfolio of regional malls, power and strip center, encompassing over 34 million SF of retail space in 13 states.  As of the fiscal year ended December 30, 2011, PREIT reported revenue of approximately $456.6 million.

The Mortgaged Property. The Cumberland Mall Property consists of 670,667 SF of the approximately 943,897 SF regional mall known as Cumberland Mall, located in Vineland, New Jersey.  The Cumberland Mall Property was built in 1973, renovated in 2004 and acquired by the Cumberland Mall sponsor in 2005 for approximately $58.4 million.  The Cumberland Mall sponsor’s total cost basis is $68.7 million including capital expenditures and leasing costs.  The Cumberland Mall Property is located in southern New Jersey along Route 55, which provides access to Philadelphia, Pennsylvania approximately 45 miles to the north.

The Cumberland Mall Property consists of approximately 70 tenants, including anchor tenants: Burlington Coat Factory, JCPenney, Regal Cinemas, Toys “R” Us, Marshalls, Michaels Stores, Bed Bath & Beyond and Best Buy.  The collateral for the Cumberland Mall Property also includes Home Depot, which is on a ground lease. Cumberland Mall also includes a 155,341 SF non-collateral Boscov’s and a 117,889 SF non-collateral BJ’s Wholesale Club.  The Cumberland Mall Property has 5,926 surface parking spaces, which equates to a parking ratio of 6.28 spaces per 1,000 SF of net rentable area.

As of July 31, 2012, the Cumberland Mall Property was 93.5% occupied.  The historical occupancy at the Cumberland Mall Property was 93.6% as of December 31, 2011, 94.5% as of December 31, 2010 and 92.5% as of December 31, 2009.  In-line store sales as of the trailing-12 months ended April 30, 2012 were approximately $322 per SF, which represents an occupancy cost of 13.0%.  The reported year end 2011, 2010 and 2009 sales were approximately $313 per SF, $306 per SF and $294 per SF, respectively.

Anchor and Major Tenants.

Home Depot (132,013 SF, 19.7% of NRA, 4.1% of underwritten base rent).  Home Depot occupies 132,013 SF at the Cumberland Mall Property under a ground lease expiring on January 31, 2019 with eight, five-year extension options.  The Home Depot at the Cumberland Mall Property owns its own improvements.  Home Depot (NYSE: HD) was founded in 1978 and is the world’s largest home improvement specialty retailer, with more than 2,200 retail stores in the United States, Canada, Mexico and China.  As of the year ended January 28, 2012, Home Depot reported revenue of approximately $70.4 billion and net income of approximately $3.9 billion. Home Depot is currently rated “A-” by Fitch, “A3” by Moody’s and “A-” by S&P.  Home Depot has estimated sales at the Cumberland Mall Property of $303 per SF for the trailing-12 months ended April 30, 2012.

Burlington Coat Factory (80,983 SF, 12.1% NRA, 10.3% of the underwritten base rent).  Burlington Coat Factory occupies 80,983 SF at the Cumberland Mall Property under a lease expiring on April, 30, 2019 with three, five-year extension options.  The lease provides for a rental rate of $9.26 per SF.  Burlington Coat Factory is a leading off-price apparel and home product retailers, operating in the United States and Puerto Rico.  Burlington Coat Factory operates more than 470 stores under the Burlington, Burlington Coat Factory, Baby Depot, Cohoes and MJM brands.  Founded in 1972, Burlington Coat Factory became privately owned in 2006 by Bain Capital.  As of the year ended January 28, 2012, Burlington Coat Factory reported revenue of approximately $3.9 billion.   Burlington Coat Factory is currently rated “Caa1” by Moody’s and “B-” by S&P. Burlington Coat Factory reported sales at the Cumberland Mall Property of $71 per SF for the trailing-12 months ended April 30, 2012.

J.C. Penney Company, Inc. (51,352 SF, 7.7% NRA, 2.1% of underwritten base rent). J.C. Penney Company, Inc. (“JCPenney”) occupies 51,352 SF at the Cumberland Mall Property under a lease expiring on November 30, 2013 with four five-year extension options. The lease provides for a rental rate of $3.01 per SF. JCPenney (NYSE: JCP) is a department store operator that sells family apparel and footwear accessories, jewelry, beauty products and home furnishings. Founded in 1902 and based in Plano, Texas, as of June 7, 2012, JCPenney operated approximately 1,102 department stores throughout the United States and Puerto Rico. As of the year ended January 27, 2012, JCPenney reported revenue of approximately $17.3 billion. JCPenney is currently rated “BB+” by Fitch, “Ba3” by Moody’s and “B+” by S&P. JCPenney reported sales at the Cumberland Mall Property of $102 per SF for the trailing-12 months ended April 30, 2012.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

The following table presents a summary regarding major tenants and anchors at the Cumberland Mall Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF(2)	Annual Underwritten Base Rent(3)	% of Total Annual UW Rent	Annualized Underwritten Base Rent PSF(4)	Lease Expiration(5)	TTM April 2012 Sales PSF(6)	UW Occupancy Cost as a % of Sales
Anchor Tenants
Burlington Coat Factory	NR/Caa1/B-	80,983	12%	$750,000	10%	$9.26	4/30/2019	$71	13.2%
JCPenney	BB+/Ba3/B+	51,352	8%	$154,620	2%	$3.01	11/30/2013	$102	4.0%
Regal Cinemas	BB/B2/B+	44,445	7%	$693,342	10%	$15.60	4/30/2019	$322,068(4)	21.2%
Toys “R” Us	B/B3/B	30,756	5%	$126,000	2%	$4.10	4/30/2014	$325(5)	2.8%
Marshalls	NR/NR/NR	30,004	4%	$315,000	4%	$10.50	1/31/2018	$216	7.9%
Michaels Stores	NR/Caa1/B	24,000	4%	$294,000	4%	$12.25	9/30/2017	$151	12.5%
Bed, Bath & Beyond	NR/NR/BBB+	21,310	3%	$251,245	3%	$11.79	1/31/2018	$235(5)	7.8%
Best Buy	BB+/Baa2/BB+	20,460	3%	$337,590	5%	$16.50	1/31/2016	$1,149(5)	2.0%
Subtotal / Wtd. Avg.		303,310	45%	$2,921,797	40%	$9.63

Other Tenants		174,871	26%	$3,946,850	54%	$22.57
Vacant Space		43,843	7%	$0	0%	$0.00
Subtotal / Wtd. Avg.		218,717	33%	$3,946,850	54%	$22.57

Ground Lease Tenants
Home Depot	A-/A3/A-	132,013	20%	$300,000	4%	$2.27	1/31/2019	$303(5)	1.3%
Other Tenants		16,630	2%	$90,000	1%	$5.41
Subtotal / Wtd. Avg.		148,643	22%	$390,000	5%	$2.62

Total / Wtd. Avg.		670,667	100%	$7,258,647	100%	$11.58

Non-Collateral Anchors
Boscov’s	NR/NR/NR	155,341
BJ’s Wholesale Club	NR/B2/B	117,889
Total		943,897

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent excludes vacant space.

(4)	Represents Regal Cinema’s sales per screen.

(5)	Sales are estimates provided to the Cumberland Mall Property Borrower by the related tenant.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

The following table presents certain information relating to the lease rollover at the Cumberland Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2012	7	20,936	3%	3%	$571,637	$27.30	8%	8%
2013	11	87,038	13%	16%	$820,973	$9.43	11%	19%
2014	10	69,511	10%	26%	$755,845	$10.87	10%	30%
2015	11	26,227	4%	30%	$831,609	$31.71	11%	41%
2016	4	25,541	4%	34%	$446,824	$17.49	6%	47%
2017	4	31,922	5%	39%	$497,636	$15.59	7%	54%
2018	5	58,790	9%	48%	$857,470	$14.59	12%	66%
2019	9	274,427	41%	89%	$2,107,467	$7.68	29%	95%
2020	4	11,679	2%	90%	$213,564	$18.29	3%	98%
2021	1	1,570	0%	91%	$29,830	$19.00	0%	98%
2022	0	0	0%	91%	$0	$0.00	0%	98%
2023	1	2,553	0%	91%	$35,793	$14.02	0%	99%
2024 & Beyond	3	16,630	2%	93%	$90,000	$5.41	1%	100%
Vacant	0	43,843	7%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	70	670,667	100%		$7,258,647	$11.58	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent per SF Rolling excludes vacant space.

The Market.  The Cumberland Mall Property is located in Vineland, New Jersey in Cumberland County within the Vineland metropolitan statistical area (“MSA”), which is located in southern New Jersey.  The Cumberland Mall Property is located adjacent to Route 55, which provides access to Philadelphia, Pennsylvania approximately 45 miles to the north.

Cumberland County is located between Delaware Bay and the Atlantic Ocean and the area benefits from its proximity to coastal vacation destinations and Atlantic City.  Cumberland Country had an estimated 2011 population of 160,758 and an average 2011 household income of $63,573.  The Vineland MSA’s population is forecasted to grow at a rate of approximately 0.5% annually and the income levels in the Vineland MSA are projected to increase at an annual rate of approximately 5.2% over the next five years.  As of 2011, the estimated population within a 10-, 15- and 20-mile radius of the Cumberland Mall Property was approximately 138,770; 212,562, and 333,163, respectively.  As of 2011, the estimated average household income within a 10-, 15- and 20-mile radius of the Cumberland Mall Property was approximately $60,550, $62,212 and $66,143, respectively.

Employment in Cumberland County is concentrated in government, education and health services and manufacturing, representing 23.7%, 16.2% and 14.1%, respectively.  The five largest employers in Cumberland County are South Jersey Hospital System (2,850 employees), Wal-Mart (872 employees), Elwyn, New Jersey (700 employees), Shoprite (687 employees) and Durand Glass Manufacturing Company (653 employees).

The three primary competing properties and one secondary competing property to the Cumberland Mall Property are shown in the chart below:

Competitive Property Summary
Property	Center Type	Competition	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy	Proximity
Hamilton Mall	Regional Mall	Primary	1987 / 2004	988,052	JCPenney, Macy’s, Sears	95%	25 miles
Shore Mall	Regional Center	Primary	1960 / 1980	611,797	Burlington Coat Factory, Boscov’s	80%	31 miles
Deptford Mall	Regional Mall	Primary	1975 / 2001	1,042,374	Boscov’s, JCPenney, Macy’s, Sears	100%	32 miles
Union Lake Crossing	Power Center	Secondary	1994 / N/A	501,378	Kohl’s, Target	NAV	1 mile

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Cumberland Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cumberland Mall Property:

Cash Flow Analysis
	2010	2011	6/30/2012 TTM	UW	UW PSF
Gross Potential Rent	$6,988,210	$7,004,829	$6,997,332	$7,258,647	$10.82
Percentage Rent	$114,563	$141,656	$138,799	$130,685	$0.19
Specialty Leasing Income	$453,118	$395,106	$370,264	$339,400	$0.51
Marketing Income	$207,608	$188,726	$195,397	$194,583	$0.29
Total Reimbursements	$3,814,779	$3,702,372	$3,646,745	$3,878,541	$5.78
Other Income	$166,603	$172,828	$173,144	$126,966	$0.19
Less Vacancy & Credit Loss	($76,411)	($50,726)	$3,501	($1,158,256)	($1.73)
Effective Gross Income	$11,668,470	$11,554,791	$11,525,183	$11,928,822	$17.79
Total Operating Expenses	$5,417,737	$5,300,456	$5,220,867	$5,876,822	$8.76
Net Operating Income	$6,250,733	$6,254,335	$6,304,316	$6,052,001	$9.02
TI/LC	$0	$0	$0	$382,106	$0.57
Capital Expenditures	$0	$0	$0	$167,667	$0.25
Net Cash Flow	$6,250,733	$6,254,335	$6,304,316	$5,502,228	$8.20
Occupancy %(1)	94.5%	93.6%	93.6%	93.5%
NOI DSCR	1.82x	1.82x	1.84x	1.76x
NCF DSCR	1.82x	1.82x	1.84x	1.60x
NOI Debt Yield	12.1%	12.1%	12.2%	11.7%
NCF Debt Yield	12.1%	12.1%	12.2%	10.6%

(1)	The occupancy rate is based on the Cumberland Mall Property only and does not include the non-collateral anchor stores.

Escrows and Reserves.  The Cumberland Mall Borrower deposited $231,817 in escrow for annual real estate taxes at loan origination and is required to escrow $115,908 monthly.  The Cumberland Mall Borrower maintains insurance under an acceptable blanket policy.  If such blanket policy is discontinued, the Cumberland Mall Borrower is required to escrow 1/12 of the estimated insurance premiums monthly.  The Cumberland Mall Borrower is required to escrow $13,972 for replacement reserves monthly and $36,328 for TI/LC reserves monthly.  The Cumberland Mall Borrower also deposited $450,000 in escrow as a rental holdback reserve related to the following tenants: Body Central ($160,000), Crazy 8 ($115,000), Subway ($100,000) and Justice ($75,000).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Cumberland Mall Mortgage Loan.  The Cumberland Mall Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Cumberland Mall Borrower. The Cumberland Mall Borrower will be required to deposit all excess cash with respect to the Cumberland Mall Mortgage Loan to be held by the mortgage as additional security for the Cumberland Mall Mortgage Loan during a Cash Sweep Period.  A “Cash Sweep Period” will generally commence upon the occurrence of a Cash Sweep Triggering Event (as defined below).  A “Cash Sweep Triggering Event” means the occurrence of (i) a default by any Cash Sweep Tenant, defined as any tenant with gross leasable area of 55,000 SF or more, or Regal Cinemas, (ii) Vacancy Event (as defined below), or (iii) if the debt service coverage ratio for the immediately preceding four quarters is less than 1.15x for two consecutive quarters and ending on the date the debt service coverage ratio equals or exceeds 1.25x for two consecutive quarters.  A “Vacancy Event” means the occurrence of any of the following events: (i) any Cash Sweep Tenant vacating its leased premises, (ii) any Cash Sweep Tenant provides notice that it is not, or will not, exercise any of its extension options pursuant to the terms of its lease, (iii) any Cash Sweep Tenant fails to exercise any of its extension options under its lease by the date such extension option is required to be exercised pursuant to the terms of its lease or (iv) any Cash Sweep Tenant provides notice that it will exercise its termination option pursuant to the terms of its lease.  A Vacancy Event will continue until either (i) excess cash is equal to at least two years of full unabated contractual rent (including reimbursements) or (ii) the Cumberland Mall Borrower has found one or more replacement tenants reasonably acceptable to the lender as described in the Cumberland Mall Mortgage Loan documents.

Property Management. The Cumberland Mall Property is managed by PREIT Services LLC, an affiliate of the Cumberland Mall Mortgage Loan Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  The Cumberland Mall Mortgage Loan documents permit the release of the outparcel leased to Red Lobster at the Cumberland Mall Property from the lien of the Cumberland Mall Mortgage Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, confirmation by the lender that the loan-to-value ratio of the Cumberland Mall Property remaining after the release will not exceed 125%.  Income from the Red Lobster outparcel was not included in the underwritten base rent.

Terrorism Insurance.  The Cumberland Mall Borrower is required pursuant to the Cumberland Mall Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Cumberland Mall Property.

Expansion, Release and Substitution of Property.  Not permitted, other than with respect to the release of the outparcel leased to Red Lobster referred to above.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

Mortgage Loan No. 6 – San Felipe Voss Office Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

Mortgage Loan No. 6 – San Felipe Voss Office Portfolio

San Felipe Voss Office Portfolio
1 6363 Woodway Houston, TX
2 1616 South Voss Houston, TX
3 7500 San Felipe Houston, TX
George Bush Intl. Airport 11 miles
Houston
Hardy Toll Road
North Frwy
Northwest Frwy
North Loop
Katy Frwy
Sam Houston Tollway
Westpark Tollway
Southwest Frwy
West Loop
South Loop
Gulf Frwy
Eastex Frwy
South Frwy
Houston Heights
TC Jester Park
Hedwig Village
Spring Valley
Hilshire Village
Hunters Creek Village
Piney Point Village
Bunker Hill Village
Tanglewood
Memorial Park
River Oaks
Montrose
Downtown
Midtown
Highland Village
Uptown
West University Place
Bellaire
HARRIS COUNTY
Rice University
Hermann Park
Houston Zoo
University of Houston
Texas Southern University
Memorial City Mall
CityCentre
Northwest Mall
Sharpstown Mall
Meyerland Plaza
Reliant Arena
Reliant Stadium
Westheimer Rd
San Felipe St
Richmond Ave
Bellaire Blvd
Beechnut St
Bissonnet St
Voss Rd
Briar Forest Dr
Memorial Dr
Washington Ave
Kempwood Dr
Hammerly Blvd
Long Point Rd
W. 43rd St
W. 34th St
W. 18th St
W. 11th St
Tidwell Rd
Little York Rd
Parker Rd
Gulf Bank Rd
Victory Dr
Crosstimbers St
Belfort St
Willowbend Blvd
Braeswood Blvd

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

Mortgage Loan No. 6 – San Felipe Voss Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address(4):	Various
Original Balance:	$50,000,000			General Property Type:	Office
Cut-off Date Balance:	$50,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.5%			Net Rentable Area:	539,043 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$93
Borrower Name(s):	SanVoss Properties, LP			Balloon/ARD Balance Per Unit/SF:	$75
Sponsor:	Unilev Capital Corporation			Year Built / Year Renovated:	Various
Mortgage Rate:	4.530%			Title Vesting:	Fee
Note Date:	9/11/2012			Property Manager:	Unilev Management Corp.
First Payment Date:	11/1/2012
Anticipated Repayment Date:	NAP
Maturity Date:	10/1/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$10,121,427
Original Term to Maturity or ARD:	120 months			UW Expenses:	$5,082,784
Seasoning:	0 months			UW NOI:	$5,038,643
Original Amortization Term:	360 months			UW NCF:	$4,058,780
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.65x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.33x
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield:	10.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	8.1%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.0%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$5,432,168 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$5,453,675 (12/31/2010)
Reserves(1)				Third Most Recent NOI (As of):	$5,347,092 (12/31/2009)
Type	Initial	Monthly	Cap	Appraised Value:	$77,500,000
RE Tax:	$780,000	$86,667	NAP	Appraisal As-of Date:	8/7/2012
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.5%
Recurring Replacements:	$0	$9,009	$216,224	LTV Ratio at Maturity/ARD:	52.3%
TI/LC(2):	$932,891	$68,021	$1,632,491	Occupancy Rate(5):	84.5% (9/4/2012)
Deferred Maintenance:	$11,000	$0	NAP	2nd Most Recent Occupancy (As of):	91.2% (12/31/2011)
Other(3):	$1,000,000	$0	NAP	3rd Most Recent Occupancy (As of):	95.2% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The TI/LC Cap is exclusive of the initial escrow amount of $932,891.

(3)
The borrower deposited $1,000,000 at closing into a reserve related to the occupancy of the San Felipe Voss Office Portfolio Property, subject to the satisfaction of certain conditions as described under “—Escrows and Reserves” below.

(4)	The San Felipe Voss Office Portfolio consists of three office properties in Houston, TX. See “—The Mortgaged Property” table below.

(5)	The Occupancy Rate includes approximately 4,250 SF of Abby Office Center expansion space effective 1/1/2013.

The San Felipe Voss Office Portfolio Mortgage Loan

The Mortgage Loan. The fifth largest mortgage loan (the “San Felipe Voss Office Portfolio Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $50,000,000 and is secured by a first priority fee mortgage encumbering three office properties located in Houston, Texas (collectively, the “San Felipe Voss Office Portfolio Property”). The proceeds of the San Felipe Voss Office Portfolio Mortgage Loan were used to refinance a previous loan secured by the San Felipe Voss Office Portfolio Property, which was included in the GMACC 2003-C3 transaction.

The San Felipe Voss Office Portfolio Mortgage Loan had an original term and has a remaining term of 120 months. The San Felipe Voss Office Portfolio Mortgage Loan requires principal and interest payments for its entire term and has a maturity date of October 1, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The San Felipe Voss Office Portfolio Mortgage Loan is open to prepayment at par during the final four months of the loan term.

The Borrower and the Sponsor. The borrower is SanVoss Properties, LP, a previously existing single-purpose Texas limited partnership with a single-purpose Delaware limited liability company general partner that has two independent managers that are involved in certain material decisions involving the borrower and general partner (the “San Felipe Voss Office Portfolio Borrower”). The San Felipe Voss Office Portfolio Mortgage Loan sponsor is Unilev Capital Corporation (“Unilev”) and the non-recourse carve-out guarantors are Dan Levy and Raymond Levy, the principals of Unilev.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

Unilev is a privately held real estate investment organization founded in 1992 and headquartered in Beverly Hills, California. The company has affiliated offices in Texas, Colorado, Minnesota and New York, where it has market focus. Unilev owns or has an interest in approximately 4.1 million SF of office space, of which approximately 2.3 million is located in the Houston market.

San Felipe Voss Office Portfolio Borrower is an affiliate of the borrower under the 9250 Wilshire Blvd. mortgage loan.

The Mortgaged Property.  The San Felipe Voss Office Portfolio Property consists of three suburban office buildings in Houston, Texas. Two of the three buildings, 1616 South Voss and 7500 San Felipe, are adjacent to one another and share an approximately 1,170-space parking structure and the third building, 6363 Woodway, which has its own 475-space parking structure, is less than one mile away. The three buildings which make up the San Felipe Voss Office Portfolio Property are all located on Houston’s west side with the Galleria business district to the east and portions of the Westchase business district to the west. According to the appraisal, the Tanglewood and Briarwood residential areas are located in near proximity and housing prices in the surrounding neighborhoods range from approximately $400,000 to $2,000,000.

The following table sets forth further information regarding the San Felipe Voss Office Portfolio Property:

Property Summary
Property	Location	Allocated Cut-off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
6363 Woodway	Houston, TX	$18,195,000	Fee	36%	$28,200,000	1983 / 2008	72.9%	197,504
1616 South Voss	Houston, TX	$17,290,000	Fee	35%	$26,800,000	1981 / 2007	89.8%	178,665
7500 San Felipe	Houston, TX	$14,515,000	Fee	29%	$22,500,000	1979 / NAP	92.9%	162,874
Total / Wtd. Avg.		$50,000,000		100%	$77,500,000		84.5%	539,043

Major Tenants.

Patriot Bank (33,881 SF, 6.3% of NRA, 7.2% of underwritten base rent). Patriot Bank (“Patriot”) leases 33,881 SF in the 7500 San Felipe building from the San Felipe Voss Office Portfolio Borrower. The lease began on March 1, 2005 and has a current expiration date of August 31, 2015. Patriot was founded in 2005 and is headquartered in the 7500 San Felipe building.

Hart Energy Publishing (19,354 SF, 3.6% of NRA, 3.9% of underwritten base rent). Hart Energy Publishing, LP (‘Hart”) leases 19,354 SF at the 1616 South Voss building from the San Felipe Voss Office Portfolio Borrower. The lease began on April 8, 2006 and has a current expiration date of October 31, 2016. Hart is a private company that provides specialized data/information products and member-only services to targeted audiences in the energy industry worldwide.

Abby Office Center (17,431 SF, 3.2% of NRA, 4.0% of underwritten base rent). Abby Office Center, Villages, LTD (“Abby”) leases 17,431 SF in the 7500 San Felipe building from the San Felipe Voss Office Portfolio Borrower, including approximately 4,250 SF of expansion space beginning on January 1, 2013. The lease began on May 26, 1993 and has a current expiration date of March 30, 2023.  Abby operates an executive suites office business in this space.

Greystone Petroleum (13,397 SF, 2.5% of NRA, 2.9% of underwritten base rent). Greystone Oil & Gas LLP (“Greystone”) leases 13,397 SF at the 1616 South Voss building from the San Felipe Voss Office Portfolio Borrower. The lease began on June 1, 2008 and has a current expiration date of May 31, 2014. Greystone was founded in 1994 to pursue acquisition of producing gas properties in the western interior seaway of North America. In June 2004, Greystone was purchased by Chesapeake Energy Corporation (NYSE: CHK).

Moody National Realty (13,332 SF, 2.5% of NRA, 2.6% of underwritten base rent). Moody National Realty (“Moody”) leases 13,332 SF in the 6363 Woodway building from the San Felipe Voss Office Portfolio Borrower. The lease began on January 1, 2005 and has a current expiration date of October 31, 2020. Moody is a commercial real estate firm.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

The following table presents a summary regarding major tenants at the San Felipe Voss Office Portfolio Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(1)	Lease Expiration
Major Tenants
Patriot Bank	NR/NR/NR	33,881	6%	$688,714	7%	$20.33	8/31/2015
Hart Energy Publishing	NR/NR/NR	19,354	4%	$370,964	4%	$19.17	10/31/2016
Abby Office Center	NR/NR/NR	17,431	3%	$379,017	4%	$21.74	3/30/2023
Greystone Petroleum	NR/NR/NR	13,397	2%	$274,638	3%	$20.50	5/31/2014
Moody National Realty	NR/NR/NR	13,332	2%	$253,308	3%	$19.00	10/1/2020
Subtotal / Wtd. Avg.		97,395	18%	$1,966,641	21%	$20.19

Other Tenants		358,290	66%	$7,622,244	79%	$21.27
Vacant Space		83,358	15%	$0	0%	$0.00
Total / Wtd. Avg.		539,043	100%	$9,588,885	100%	$21.04

(1)
Total Annualized Underwritten Base Rent PSF excludes vacant space. Vacant space includes a 374 SF conference room, 262 SF vending room, 2,912 SF management office and 307 SF engineering office to which no rent is attributed.

The following table presents certain information relating to the lease rollover at the San Felipe Voss Office Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0%	$0	$0.00	0%	0%
2012	9	18,499	3%	3%	$390,487	$21.11	4%	4%
2013	29	89,435	16%	20%	$1,849,053	$21.15	19%	23%
2014	20	60,717	11%	31%	$1,258,423	$20.73	13%	36%
2015	30	77,755	14%	45%	$1,601,740	$20.60	17%	53%
2016	16	51,153	9%	55%	$1,031,398	$20.16	11%	64%
2017	29	108,938	20%	75%	$2,363,615	$21.70	25%	89%
2018	3	7,243	1%	76%	$160,149	$22.10	2%	90%
2019	1	8,123	2%	78%	$170,583	$21.00	2%	92%
2020	2	9,965	2%	80%	$195,333	$19.60	2%	94%
2021	1	2,298	0%	80%	$48,258	$21.00	1%	95%
2022	1	6,123	1%	81%	$140,829	$23.00	1%	96%
2023	2	17,431	3%	85%	$379,017	$21.74	4%	100%
2024	0	0	0%	85%	$0	$0.00	0%	100%
2025 & Beyond	0	0	0%	85%	$0	$0.00	0%	100%
Vacant	0	83,358	15%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	143	539,043	100%		$9,588,885	$21.04	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
Total Average Underwritten Base Rent PSF Rolling excludes vacant space. Vacant space includes a 374 SF conference room, 262 SF vending room, 2,912 SF management office and 307 SF engineering office to which no rent is attributed.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

The Market.  San Felipe Voss Office Portfolio Property is located in Houston, Texas. According to the appraisal, as of June 30, 2012, the Houston office market, with approximately 165.7 million SF, had a 13.9% vacancy rate and an overall average asking rental rate of $22.98 PSF. The three buildings are all within the San Felipe / Voss submarket, which is just west of the West Loop / Galleria submarket. As of June 30, 2012, The San Felipe / Voss submarket had a total office inventory of approximately 5.2 million SF and had an overall vacancy rate of 11.6% and an overall asking rental rate of $25.58 PSF.

The following table presents certain office rent comparable information in the San Felipe Voss Office Portfolio Property submarket:

Competitive Property Summary
Property	Class	Occupancy	Tenant Name	Initial Rent PSF	Term (years)	Lease Type	TI PSFF
1616 Voss	A/B	91%	Confidential	$23.00	3-5	Modified Gross	$3
6363 Woodway	A/B	77%	Confidential	$23.00	3-5	Modified Gross	$3
7500 San Felipe	A/B	90%	Confidential	$23.00	3-5	Modified Gross	$3
7700 San Felipe	A/B	98%	Confidential	$23.00	3-10	Modified Gross	$3
510 Bering	A/B	96%	Confidential	$23.00	3-5	Modified Gross	$3
1800 Bering	A/B	100%	Confidential	$23.00	3-5	Modified Gross	$3
4900 Woodway	A/B	91%	Confidential	$24.00	3-5	Modified Gross	$15-$25
675 Bering	A/B	98%	Confidential	$24.00	3-10	Modified Gross	$15-$20

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the San Felipe Voss Office Portfolio Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW PSF(1)
Gross Potential Rent(1)	$9,555,675	$9,508,277	$9,811,315	$11,441,592	$21.23
Total Reimbursements	$386,851	$167,197	$72,753	$127,988	$0.24
Other Income	$410,105	$430,622	$416,343	$416,344	$0.77
Less Vacancy & MTM Loss	$0	$0	$0	($1,864,497)	($3.46)
Effective Gross Income	$10,352,630	$10,106,096	$10,300,411	$10,121,427	$18.78
Total Expenses	$5,005,538	$4,652,420	$4,868,243	$5,082,784	$9.43
Net Operating Income	$5,347,092	$5,453,675	$5,432,168	$5,038,643	$9.35
TI/LC	$0	$0	$0	$871,750	$1.62
Capital Expenditures	$0	$0	$0	$108,112	$0.20
Net Cash Flow	$5,347,092	$5,453,675	$5,432,168	$4,058,780	$7.53
Occupancy %	94.2%	95.2%%	91.2%	84.5%
NOI DSCR	1.75x	1.79x	1.78x	1.65x
NCF DSCR	1.75x	1.79x	1.78x	1.33x
NOI Debt Yield	10.7%	10.9%	10.9%	10.1%
NCF Debt Yield	10.7%	10.9%	10.9%	8.1%

(1)	Historical Gross Potential Rent is net of vacancy. Contractual rent increases through 12/1/2012, totaling approximately $32,692, are included in underwritten Gross Potential Rents.

Escrows and Reserves.  The San Felipe Voss Office Portfolio Borrower deposited $780,000 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The San Felipe Voss Office Portfolio Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the San Felipe Voss Office Portfolio Borrower maintains insurance under an acceptable blanket insurance policy).  The San Felipe Voss Office Portfolio Borrower is also required to make monthly deposits of $9,009 for replacement reserves at any time the amount on deposit therein is less than $216,224 until the amount on deposit therein equals $216,224.  The San Felipe Voss Office Portfolio Borrower deposited $932,891 (the “Upfront TI/LC Deposit”) in a reserve for TI/LCs at loan origination and is required to make monthly deposits of $68,021 into such TI/LC reserves, provided that such deposits for tenant improvements and leasing commissions are not required at any time that the amount then on deposit in the TI/LC reserves equals or exceeds $1,632,491 exclusive of any portion of the Upfront TI/LC Deposit.

In addition, the San Felipe Voss Office Portfolio Borrower deposited $1,000,000.00 in escrow at loan origination as stabilization reserves (the “Stabilization Funds”).  All or a portion of the Stabilization Funds will be disbursed at the request of the San Felipe Voss Office Portfolio Borrower, provided that, among other conditions, on the date such disbursement is to be made, the debt yield is not less than 10.4% (debt yield calculation based on the portion of the Stabilization Funds requested to be disbursed). The Stabilization Funds escrow is in place because the 6363 Woodway building recently experienced an increase in vacancy when a single 12,589 SF tenant vacated at lease expiration in July 2012.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the San Felipe Voss Office Portfolio Loan.  The San Felipe Voss Office Portfolio Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced and is not continuing, funds in the lockbox account are swept either daily, weekly or monthly at the instruction of the San Felipe Voss Office Portfolio Borrower to an account designated by the San Felipe Voss Office Portfolio Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	San Felipe Voss Office Portfolio

on each monthly payment date to pay debt service on the San Felipe Voss Office Portfolio Loan, to fund the required reserves deposits as described above under “Escrows and Reserves” and to fund the operating account (provided the Cash Sweep Period is due solely to a DSCR Event (as defined below)) with funds sufficient to pay the monthly amount for operating expenses set forth in the annual budget which are not otherwise paid or reserved for, with any excess being held by the lender as additional security for the San Felipe Voss Office Portfolio Loan.  A “Cash Sweep Period” means (a) any period from (i) the occurrence of an event of default to (ii) the date the event of default that was the source of the Cash Sweep Period is cured to the lender’s sole satisfaction and there is otherwise no other uncured event of default; or (b) any period from (i) the date the lender determines the debt service coverage ratio has fallen below 1.10x for six consecutive calendar months (a “DSCR Event”), to (ii) the date the San Felipe Voss Office Portfolio Borrower provides evidence satisfactory to the lender that the debt service coverage ratio has been at least 1.15x for the immediately preceding six consecutive calendar months.

Property Management.  The San Felipe Voss Office Portfolio Property is managed by Unilev Management Corp., an affiliate of the San Felipe Voss Office Portfolio Property Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property. Provided no event of default has occurred and is continuing, the San Felipe Voss Office Portfolio Property Borrower may, after the date that is two years from the closing of the securitization and prior to June 1, 2022, obtain a release of the lien of the mortgage as to any of the three properties in the San Felipe Voss Office Portfolio Property, provided, among other conditions, (i) the San Felipe Voss Office Portfolio Borrower defeases a portion of the San Felipe Voss Office Portfolio Mortgage Loan in an amount equal 115% of the allocated loan amount for the released property; and (ii) after giving effect to the release of the lien of the mortgage encumbering the properties proposed to be released, the loan to value ratio with respect to the remaining properties of the San Felipe Voss Office Portfolio will be no greater than the lesser of 65% and the loan to value ratio immediately prior to the partial defeasance (determined based upon updated appraisals), the debt service coverage ratio with respect to the remaining properties of the San Felipe Voss Office Portfolio Property will be greater than the greater of 1.28x and the debt service coverage ratio of the San Felipe Voss Office Portfolio Mortgage Loan immediately prior to the partial defeasance and the debt yield with respect to the remaining properties of the San Felipe Voss Office Portfolio Property will not be greater than the greater of 10.4% and the debt yield of the San Felipe Voss Office Portfolio Property immediately prior to the partial defeasance.

Terrorism Insurance.  Generally, the San Felipe Voss Office Portfolio Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism; provided, that the San Felipe Voss Office Portfolio Borrower shall not be required to spend on terrorism insurance coverage more than five times the amount of the insurance premium that is payable as of the date of San Felipe Voss Office Portfolio Mortgage Loan origination for such terrorism coverage, and if the cost of terrorism insurance exceeds such amount, the San Felipe Voss Portfolio Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

Mortgage Loan No. 7 – 2002 Perimeter Summit

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

Mortgage Loan No. 7 – 2002 Perimeter Summit

2002 Perimeter Summit
2002 Perimeter Summit Boulevard
Atlanta, GA 30319
Roswell
COBB COUNTY
Chattahoochee River National Recr. Area
Chattahoochee River
Sandy Springs
Dunwoody
GWINNETT COUNTY
Peachtree Industrial Blvd.
Doraville
Chamblee
DeKalb-Peachtree Airport
Oglethorpe University
Mercer University
Tucker
FULTON COUNTY
Atlanta
Buckhead
Brookhaven
DEKALB COUNTY
Rehoboth
North Druid Hills
North Decatur
Clarkston
GOLD LINE MARTA
Medical Center
Perimeter Mall
Murphey Candler Park
Brook Run Park
Dunwoody Village
Chastain Amphitheater
Marietta
Smyrna
Mableton
Decatur
East Point
College Park
Forest Park
Hapeville
Redan
Belvedere
Clarkston
Scottdale
Gresham Park

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

Mortgage Loan No. 7 – 2002 Perimeter Summit

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	2002 Perimeter Summit Boulevard Atlanta, GA 30319
Original Balance:	$45,000,000
Cut-off Date Balance:	$44,943,384			General Property Type:	Office
% of Initial Pool Balance:	4.0%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	398,253 SF
Borrower Name(s):	Perimeter Summit Parcel 2 Limited Partnership			Cut-off Date Balance Per Unit/SF:	$113
				Balloon/ARD Balance Per Unit/SF:	$104
Sponsor:	General Electric Pension Trust			Year Built / Year Renovated:	2002 / NAP
Mortgage Rate:	4.750%			Title Vesting(1):	Fee/Leasehold
Note Date:	8/2/2012			Property Manager:	Seven Oaks Management, LLC
First Payment Date:	10/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2017			UW Revenues:	$9,302,330
IO Period:	None			UW Expenses:	$4,297,365
Original Term to Maturity or ARD:	60 months			UW NOI:	$5,004,965
Seasoning:	1 month			UW NCF:	$4,345,415
Original Amortization Term:	360 months			UW NOI DSCR:	1.78x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (24); YM1 (32); O (4)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	10.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,029,311 (6/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,820,071 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,730,881 (12/31/2010)
Reserves(2)				Appraised Value:	$70,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/29/2012
RE Tax:	$348,986	$87,246	NAP	Cut-off Date LTV Ratio:	63.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	58.6%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate:	88.3% (8/1/2012)
TI/LC:	$627,805	$49,984	NAP	2nd Most Recent Occupancy:	82.8% (12/31/2011)
Other(3):	$374,992	$0	NAP	3rd Most Recent Occupancy:	80.8% (12/31/2010)

(1)
The fee interest is currently held by the Development Authority of DeKalb County, subject to a lease ending in 2014. Fee ownership can be re-purchased at any time for $10. Both the fee and leasehold interest have been pledged as collateral for the 2002 Perimeter Summit Mortgage Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The 2002 Perimeter Summit Borrower deposited $374,992 at loan closing to secure Lender against any possible tax assessments as a result of incorrect historical billing by the DeKalb County Board of Tax Assessors.

The 2002 Perimeter Summit Mortgage Loan.

The Mortgage Loan.  The seventh largest mortgage loan (the “2002 Perimeter Summit Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $45,000,000 and is secured by a first priority leasehold and fee mortgage encumbering a suburban office property known as 2002 Perimeter Summit in Atlanta, Georgia (the “2002 Perimeter Summit Property”). The 2002 Perimeter Summit Mortgage Loan was originated on August 2, 2012 by or on behalf of Bank of America, National Association.

The 2002 Perimeter Summit Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months. The 2002 Perimeter Summit Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of September 1, 2017.  After September 1, 2014, voluntary prepayment is permitted in whole or in part on any date together with the greater of a yield maintenance premium or 1.0% of the prepayment amount, and if the payment is made other than on the due date, interest that would have accrued through the next due date. The 2002 Perimeter Summit Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Perimeter Summit Parcel 2 Limited Partnership, a single-purpose Georgia limited partnership with two independent directors (the “2002 Perimeter Summit Borrower”).  Equity ownership in the 2002 Perimeter Summit Borrower is held by 2002 Perimeter Summit Realty, LLC (11%) and General Electric Pension Trust (89%).

The sponsor and non-recourse guarantor of the 2002 Perimeter Summit Mortgage Loan is General Electric Pension Trust (the “2002 Perimeter Summit Sponsor”), a wholly-owned subsidiary of General Electric (NYSE: GE). As of December 31, 2010, General Electric Pension Trust had $3.4 billion in real estate holdings and a net worth of $45.1 billion. As of December 31, 2011, General Electric had revenues of $147.3 billion and net income of $14.2 billion. General Electric is currently rated “Aa3” by Moody’s and “AA+” by S&P.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

The Mortgaged Property. The 2002 Perimeter Summit Property is a 398,253 SF, 18-story, Class “A,” LEED EB Gold certified office building constructed in 2002, with a 9-story parking deck, located within an 83-acre master planned development known as Perimeter Summit Park in suburban Atlanta, Georgia. As of August 1, 2012, the 2002 Perimeter Summit Property was 88.3% occupied by 19 tenants. Perimeter Summit Park is comprised of three Class “A” office buildings comprising of approximately 1.4 million SF, a Hilton Garden Suites hotel, a health club, an event center, and multiple dining and retail options.

Fee ownership interest in the 2002 Perimeter Summit Property is held by the Development Authority of Dekalb County until December 31, 2014 when such ownership will be returned to the 2002 Perimeter Summit Borrower, or until such ownership interest is repurchased by the 2002 Perimeter Summit Borrower for $10. Until such time as the 2002 Perimeter Summit Borrower takes possession of such fee interest, the 2002 Perimeter Summit Borrower owns only the leasehold interest in the 2002 Perimeter Summit Property, subject to the Lease Agreement dated September 1, 2003. Both the fee and leasehold interests secure the 2002 Perimeter Summit Mortgage Loan.

Major Tenants.

Cox Communications Inc. (66,133 SF, 16.6% of NRA, 20.6% of underwritten base rent).  Cox Communications Inc. (“Cox”) occupies 66,133 SF at the 2002 Perimeter Summit Property under a lease expiring on December 31, 2016 with two, three-year extension options.  The lease provides for a rental rate of $19.07 per SF, which increases by approximately 2.7%.  Founded in 1898 and headquartered in Atlanta, Georgia, Cox is now the third largest cable entertainment and broadband provider in the country with over 6 million customers and over 22,000 employees.  Cox is owned by Cox Enterprises, a leading communications, media and automotive services company with approximately $15 billion in revenues. Cox is currently rated “BBB+” by Fitch, “Baa2” by Moody’s and “BBB” by S&P.

Hughes Telematics, Inc. (61,980 SF, 15.6% of NRA, 17.2% of underwritten base rent).  Hughes Telematics, Inc. (“Hughes”) occupies 61,980 SF at the 2002 Perimeter Summit Property under a lease expiring on January 31, 2016 with one five-year extension option.  The lease provides for a rental rate of $16.95 per SF, which increases by approximately 3.0% annually.  Founded in 2006, Hughes specializes in delivery of vehicle information-based technologies and services for the automotive industry. Hughes was acquired in July 2012 by Verizon (NYSE: VZ), a broadband and communications provider with 2011 revenues of $111 billion. Verizon’s intention is to retain the Hughes management team and its headquarters at the 2002 Perimeter Summit Property. Verizon is currently rated “A” by Fitch, “A3” by Moody’s and “A-” by S&P.

AutoTrader.com (47,840 SF, 12.0% of NRA, 16.4% of underwritten base rent).  AutoTrader.com (“AutoTrader”) occupies 47,840 SF at the 2002 Perimeter Summit Property under a lease expiring on October 31, 2014 with two, five-year extension options, followed by an extension option co-terminus with AutoTrader’s lease at 3003 Perimeter Summit, then a fourth extension option for a term of five years.  The lease provides for a rental rate of $20.92 per SF.  Founded in 1997 and headquartered in Atlanta, Georgia, AutoTrader is the leading internet provider of car listings and consumer automotive information, aggregating information on over 3.4 million cars from dealerships and private sellers.  AutoTrader is currently rated “Ba3” by Moody’s and “BB+” by S&P.

The following table presents a summary regarding major tenants at the 2002 Perimeter Summit Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent(3)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent PSF(3)	Expense Basis	Lease Expiration
Major Tenants
Cox Communications	BBB+/Baa2/BBB	66,133	17%	$1,260,954	21%	$19.07	NNN	12/31/2016
Hughes Telematics, Inc. (Verizon)	A/A3/A-	61,980	16%	$1,050,408	17%	$16.95	NNN	1/31/2016
AutoTrader.com	NR/Ba3/BB+	47,840	12%	$1,000,900	16%	$20.92	NNN	10/31/2014
CDC Software(4)	NR/NR/NR	26,412	7%	$543,692	9%	$20.59	NNN	12/5/2015
CA Technologies	BBB+/Baa2/BBB+	24,677	6%	$486,384	8%	$19.71	NNN	12/5/2015
AltiSource(4)	NR/NR/NR	24,163	6%	$510,564	8%	$21.13	NNN	10/31/2014
HQ Global Workplaces / Regus	NR/NR/NR	23,453	6%	$410,662	7%	$17.51	NNN	7/31/2022
Subtotal / Wtd. Avg.		274,658	69%	$5,263,565	86%	$19.16

Other Tenants		48,610	12%	$857,961	14%	$17.65
Vacant Space(5)		74,985	19%	$0	0%	$0.00
Total / Wtd. Avg.		398,253	100%	$6,121,526	100%	$18.94

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Annualized Underwritten Base Rent excludes vacant space.

(4)	Tenant in place under sublease agreement.

(5)	Vacant space includes Cox Communications - Suite 1600 (24,677 SF), which will be vacant at year end and dark space leased to Cornerstone Wealth Management (2,727 SF).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

The following table presents certain information relating to the lease rollover at the 2002 Perimeter Summit Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Square Feet Rolling	Approx. % of Total Square Feet Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	2	6,878	2%	2%	$133,674	$19.43	2%	2%
2014	7	93,213	23%	25%	$1,905,043	$20.44	31%	33%
2015	6	46,933	12%	37%	$942,739	$20.09	15%	49%
2016	9	129,234	32%	69%	$2,321,115	$17.96	38%	87%
2017	4	17,184	4%	74%	$298,359	$17.36	5%	91%
2018	1	6,373	2%	75%	$109,934	$17.25	2%	93%
2019	0	0	0%	75%	$0	0	0%	93%
2020	0	0	0%	75%	$0	0	0%	93%
2021	0	0	0%	75%	$0	0	0%	93%
2022	1	23,453	6%	81%	$410,662	$17.51	7%	100%
2023	0	0	0%	81%	$0	$0	0%	100%
2024	0	0	0%	81%	$0	$0	0%	100%
2025 & Beyond	0	0	0%	81%	$0	$0	0%	100%
Vacant(4)	0	74,985	19%	100%	$0	$0	0%	100%
Total / Wtd. Avg.	30	398,253	100%		$6,121,526	$18.94	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not included in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

(4)	Vacant space includes Cox Communications - Suite 1600 (24,677 SF), which will be vacant at year-end, and dark space leased to Cornerstone Wealth Management (2,727 SF).

The Market.  The 2002 Perimeter Summit Property is located in the neighborhood of Central Perimeter, approximately 11 miles north of the Atlanta central business district, one block south of Interstate 285, with direct access to Interstate 85 and GA Hwy 400, and with access within one mile to the Dunwoody Metropolitan Atlanta Rapid Transit Authority (MARTA) station and access to two more stations in the area. Two miles north of the 2002 Perimeter Summit Property is the Perimeter Mall, a 1.57 million SF regional mall, and directly west of the 2002 Perimeter Summit Property is a medical center hub comprised of St. Joseph’s Hospital, Northside Hospital and Children’s Healthcare of Atlanta.

The 2002 Perimeter Summit Property is located within the Atlanta metropolitan statistical area (“MSA”), which has been one of the fastest-growing areas in the country over the last two decades. Between 1990-2012, the Atlanta MSA outpaced the rest of the country in job growth. The 2010 projected population was 5.6 million, with estimated annual growth of 1.95% over the next five years. As of 2011, the estimated population within a one-, three- and five- mile radius of the 2002 Perimeter Summit Property was 6,186; 94,499; and 245,997, respectively. As of 2011, the estimated average household income within a one-, three- and five- mile radius of the 2002 Perimeter Summit Property was $98,439, $88,545 and $88,991, respectively.

Major employers in the area include Delta Airlines Inc. (28,000 employees), Wal-Mart Stores Inc. (26,000 employees), Emory University (21,671 employees), Gwinnett County School District (20,090 employees) and AT&T Inc. (19,245 employees). Other large employers in the area include United Parcel Service Inc., The Home Depot Inc., Lockheed Martin Aeronautics Co., Cox Enterprises Inc. and Turner Broadcasting System Inc.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

The primary competing properties to the 2002 Perimeter Summit Property are shown in the chart below:

Competitive Property Summary
Property	Address	Year Built	NRA (SF)	Occupancy	Quoted Rental Rate PSF	Expense Basis
2002 Perimeter Summit	2002 Perimeter Summit	2002	398,253	88.6%	$17-$17.50	NNN
7000 Central Parkway NE	7000 Central Parkway NE	1988	415,324	86.2%	$23.50	Gross
Concourse	Five Concourse Parkway NE	1998	687,107	94.2%	$24.50	Gross
	Six Concourse Parkway NE	1991	697,400	92.0%	$24.50	Gross
Glenridge Highlands I&II	5555 Glenridge Connector-I	1998	289,879	54.8%	$25.50	Gross
	5565 Glenridge Connector-II	2000	415,000	63.6%	$24.50	Gross
North Park	1000 Abernathy Rd-400 Northpark	1986	586,256	87.4%	$25.50	Gross
	1100 Abernathy Rd-500 Northpark	1989	515,735	94.1%	$25.50	Gross
	1200 Abernathy Rd-600 Northpark	1998	425,729	87.9%	$26.50	Gross
Ravinia	Two Ravinia Drive	1987	386,596	82.9%	$21.50	Gross
	Three Ravinia Drive	1991	800,645	88.7%	$16.00	NNN
Lakeside Commons	I-990 Hammond Drive	1986	221,481	86.2%	$22.50	Gross
	II-980 Hammond Drive	1997	298,249	85.9%	$23.50	Gross
5909 Peachtree Dunwoody	5909 Peachtree Dunwoody	1999	255,000	88.8%	$21.50	Gross
1001 Perimeter Summit	1001 Perimeter Summit	1995	544,530	94.8%	$26.50	Gross

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2002 Perimeter Summit Property:

Cash Flow Analysis
	2009	2010	2011	UW	UW per SF
Gross Potential Rent	$4,366,148	$5,352,113	$5,882,854	$7,390,376	$18.56
Total Reimbursements	$2,528,089	$2,546,840	$3,241,494	$3,855,155	$9.68
Other Income(1)	$48,554	$133,643	$433,407	$54,588	$0.14
Less Vacancy & Credit Loss	$0	$0	$0	($1,997,789)	($5.02)
Effective Gross Income	$6,942,791	$8,032,596	$9,557,755	$9,302,329	$23.36
Total Operating Expenses	$3,004,281	3,301,715	3,737,684	4,297,365	$10.79
Net Operating Income	$3,938,510	$4,730,880	$5,820,071	$5,004,965	$12.57
TI/LC	$0	$0	$0	$599,812	$1.51
Capital Expenditures	$0	$0	$0	$59,738	$0.15
Net Cash Flow	$3,938,510	$4,730,880	$5,820,071	$4,345,415	$10.91
Occupancy %	77.0%	80.8%	82.8%	82.2%
NOI DSCR	1.40x	1.68x	2.07x	1.78x
NCF DSCR	1.40x	1.68x	2.07x	1.54x
NOI Debt Yield	8.8%	10.5%	12.9%	11.1%
NCF Debt Yield	8.8%	10.5%	12.9%	9.7%

(1)	Other Income includes admin/recordation fees, after hours HVAC charges, late charges, miscellaneous income, parking income, tenant work orders and utility fees.

Escrows and Reserves.  The 2002 Perimeter Summit Borrower deposited $348,986 in escrow for annual real estate taxes at loan closing and is required to escrow $87,246 monthly.  The 2002 Perimeter Summit Borrower also deposited $374,992 at loan closing as an additional tax deposit to secure the lender against any possible tax assessments as a result of incorrect historical billing by the DeKalb County Board of Tax Assessors. The 2002 Perimeter Summit Borrower maintains insurance under an acceptable blanket policy.  If such policy is discontinued, the 2002 Perimeter Summit Borrower is required to escrow 1/12 of the estimated insurance premiums monthly.  The 2002 Perimeter Summit Borrower was required to escrow $627,805 at loan origination for outstanding TI obligations and is required to escrow $49,984 monthly for TI/LC reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 2002 Perimeter Summit Mortgage Loan. The 2002 Perimeter Summit Mortgage Loan has in place cash management. Funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment date to pay debt service on the 2002 Perimeter Summit Mortgage Loan and to fund the required reserves deposits as described under “—Escrows and Reserves,” with any excess being remitted to the 2002 Perimeter Summit Borrower until the occurrence of a Cash Sweep Period (as defined below), during which time any excess cash is held by the lender as additional security for the 2002 Perimeter Summit Mortgage Loan. A “Cash Sweep Period” will generally commence at the earlier to occur of (i) the debt service coverage ratio for the immediately preceding twelve month period is less than 1.20x, tested quarterly, and ending on the date the debt service coverage ratio equals or exceeds 1.25x for the immediately preceding twelve

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	2002 Perimeter Summit

month period, tested quarterly; or (ii) (a) the date that a Lease Termination Tenant (as defined below) vacates or gives its notice of intent to vacate more than 10,000 SF of its space, (b) the date that a Lease Termination Tenant’s lease is terminated or notice of lease termination is given, or (c) the date that a Lease Termination Tenant files for legal bankruptcy, and ending on the date that all vacated and/or terminated space has been leased. A “Lease Termination Tenant” means Cox Communications Inc. (other than with respect to its currently vacant space), Hughes Telematics, Inc. and/or AutoTrader.com.

Property Management. The 2002 Perimeter Summit Property is managed by Seven Oaks Management, LLC, a private commercial real estate firm which currently manages approximately 1.8 million SF of commercial real estate.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The 2002 Perimeter Summit Borrower is required pursuant to the 2002 Perimeter Summit Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 2002 Perimeter Summit Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

Mortgage Loan No. 8 – 236-240 West 37th

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

Mortgage Loan No. 8 – 236-240 West 37th

236-240 West 37th Street
240 West 37th Street
New York, NY 10018
CENTRAL PARK
Midtown
West Side
Theatre District
East Side
Garment District
Flatiron District
Hudson River
Lincoln Tunnel
H. Hudson Pkwy
9A
495
Jacob Javits Convention Center
The High Line Elevated Park
DeWitt Clinton Park
Passenger Ship Terminal
Intrepid Sea-Air-Space Museum
Ferries
Times Square
Bryant Park
New York Public Library
Rockefeller Center
Radio City Music Hall
St. Patrick's Cathedral
Museum of Modern Art
Carnegie Hall
Time Warner Center
Madison Square Garden
Madison Square Park
Penn Station
Herald Square
Macy's
Empire State Building
Grand Central
Chrysler Building
MetLife Building
The Morgan Library Museum
General Post Office
Manhattan
Brooklyn
Queens
Bronx
Jersey City
Hoboken
Union City
Weehawken
West New York
North Bergen
Secaucus
Edgewater
New York City
New York Harbor

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

Mortgage Loan No. 8 – 236-240 West 37th Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	240 West 37th Street New York, NY 10018
Original Balance:	$41,300,000
Cut-off Date Balance:	$41,248,796			General Property Type:	Office
% of Initial Pool Balance:	3.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Net Rentable Area:	145,375 SF
Borrower Name(s):	240 West 37 LLC			Cut-off Date Balance Per Unit/SF:	$284
Sponsor:	Isaac Chetrit; Payman Yadidi			Balloon/ARD Balance Per Unit/SF:	$233
Mortgage Rate:	4.830%			Year Built / Year Renovated:	1904 / 2011
Note Date:	8/3/2012			Title Vesting:	Fee
First Payment Date:	10/1/2012			Property Manager:	D&H Management
Anticipated Repayment Date:	NAP
Maturity Date:	9/1/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$4,664,548
Original Term to Maturity or ARD:	120 months			UW Expenses:	$1,153,086
Seasoning:	1 month			UW NOI:	$3,511,462
Original Amortization Term:	360 months			UW NCF:	$3,200,360
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.35x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.23x
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	8.5%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield:	7.8%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	9.5%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,799,013 (6/30/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$2,321,639 (12/31/2011)
				Third Most Recent NOI (As of):	$1,960,133 (12/31/2010)
Reserves(1)				Appraised Value:	$63,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/03/2012
RE Tax:	$89,277	$44,638	NAP	Cut-off Date LTV Ratio:	65.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	53.6%
Recurring Replacements:	$0	$2,423	NAP	Occupancy Rate:	98.3% (7/10/2012)
TI/LC:	$0	$23,500	$750,000	2nd Most Recent Occupancy (As of)(3):	NAV
Other(2):	$212,772	$0	NAP	3rd Most Recent Occupancy (As of)(3):	NAV

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Other reserves consist of funds escrowed with respect to rent abatement periods of two tenants. See “—Escrows and Reserves” below for further detail.

(3)	The 236-240 West 37th Street Property was under renovation between 2008 and 2011.

The 236-240 West 37th Street Mortgage Loan

The Mortgage Loan. The eighth largest mortgage loan (the “236-240 West 37th Street Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $41,300,000 and is secured by a first priority fee mortgage encumbering the office property known as 236-240 West 37th Street, New York, New York (the “236-240 West 37th Street Property”).

The 236-240 West 37th Street Mortgage Loan had an original term of 120 months and has a remaining term of 119 months. The 236-240 West 37th Street Mortgage Loan requires principal and interest payments for its entire term and has a maturity date of September 1, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 236-240 West 37th Street Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is 240 West 37 LLC, a single-purpose New York limited liability company with two independent directors (the “236-240 West 37th Street Borrower”). The 240 West 37th Street Mortgage Loan sponsors and non-recourse carve-out guarantors are Isaac Chetrit and Payman Yadidi. Both Mr. Chetrit and Mr. Yadidi have been involved in the garment business for a number of years and now invest in New York City real estate, primarily in the Garment District of Manhattan and Brooklyn and Queens.

The 240 West 37th Street Borrower is an affiliate of the borrower under the 989 Sixth Avenue mortgage loan. See “– Mortgage Loan No. 10 – 989 Sixth Avenue.”

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

The Mortgaged Property. The 236-240 West 37th Street Property is an 11-story multi-tenant office building containing 145,375 SF located in the Garment District area of midtown Manhattan. It is located mid-block on West 37th Street between 7th and 8th Avenues. The building has 15,000 SF of ground floor retail space on 37th Street. The 236-240 West 37th Street Property was constructed in 1904 and underwent a substantial renovation completed 2011 at a cost of approximately $7.5 million. The renovation included new elevators, new windows, new air-conditioning systems, upgraded electric systems, ADA compliance modifications, upgraded boiler and heating units, renovation of substantially all tenant spaces and common areas, the replacement of store fronts, new fire alarm systems and fiber optic data service installation. Prior to the renovation, the building primarily housed garment factories and is now occupied substantially by garment showrooms, importers, and technology and social media companies. The third floor contains executive suites space operated by an affiliate of the 236-240 West 37th Street Borrower.

Major Tenants.

Acxiom Corp. (29,001 SF, 19.9% of NRA, 20.9% of underwritten base rent). Acxiom Corporation (“Acxiom”) leases 29,001 SF from 236-240 West 37th Street Borrower. The lease began on August 1, 2009 with respect to 17,126 SF and was expanded on August 1, 2010 by 11,875 SF. The current expiration date is July 31, 2015, with one 5-year lease extension option at 90% of fair market rent. Acxiom (NASDAQ: ACXM) provides technology and marketing services that enable marketers to manage audiences, personalize consumer experiences and create customer relationships. The company was founded in 1969 and is headquartered in Little Rock, Arkansas. For its fiscal year ending March 31, 2012, the company reported revenues of approximately $1.1 billion and net earnings of approximately $71.5 million.

Knovel Corp. (16,192 SF, 11.1% of NRA, 10.6% of underwritten base rent). Knovel Corporation (“Knovel”) leases 16,192 SF from the 236-240 West 37th Street Borrower. The lease began on June 1, 2012 and has a current expiration date of September 30, 2019. Knovel is an on-line reference resource provider catering specifically to the engineering community. The company currently provides subscribers with access to more than 4,000 leading reference works and databases from more than 90 international publishers and professional societies.

Lana Fashionwear (14,391 SF, 9.9% of NRA, 7.7% of underwritten base rent). Lana Fashionwear, Inc. (“Lana”) leases 14,391 SF from the 236-240 West 37th Street Borrower. The lease began on February 1, 2012 with respect to 13,186 SF and was expanded on June 20, 2012 by 1,205 SF. The 13,186 SF space has a lease expiration date of February 28, 2019 and the 1,205 SF space has a lease expiration date of June 19, 2014. Lana is a brand and private label clothing manufacturer founded in 1970.

Likeable LLC (11,875 SF, 8.2% of NRA, 8.1% of underwritten base rent). Likeable LLC (“Likeable”) leases 11,875 SF from the 236-240 West 37th Street Borrower. The lease began on October 1, 2011, and has a current expiration date of April 30, 2019. Likeable is a social media leveraging and marketing firm that introduces companies to social media and manages their exposure.

Old Toledo Brands (11,875 SF, 8.2% of NRA, 7.8% of underwritten base rent). Old Toledo Brands, Inc. (“Old Toledo”) leases 11,875 SF from the 236-240 West 37th Street Borrower. The lease began on September 1, 2009 and has a current expiration date of August 31, 2014. Old Toledo manufactures workwear for private label customers such as Sears Craftsman, Blains Farm & Fleet, Mills Fleet Farm and Cabela’s. The company also designs and manufactures women’s rain coats under the brand name JANE POSTTM, as well as girls’ dresses and sleepwear.

The following table presents a summary regarding major tenants at the 236-240 West 37th Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration
Major Tenants
Acxiom Corp.	NR/NR/NR	29,001	20%	$1,020,327	21%	$35.18	7/31/2015
Knovel Corp.	NR/NR/NR	16,192	11%	$518,176	11%	$32.00	9/30/2019
Lana Fashionwear	NR/NR/NR	14,391	10%	$378,501	8%	$26.30	2/28/2019
Likeable LLC	NR/NR/NR	11,875	8%	$396,434	8%	$33.38	4/30/2019
Old Toledo Brands	NR/NR/NR	11,875	8%	$382,407	8%	$32.20	8/31/2014
Subtotal / Wtd. Avg.		83,334	57%	$2,695,845	55%	$32.35

Other Tenants		59,632	41%	$2,197,622	45%	$36.85
Vacant Space		2,409	2%	$0	0%	$0.00
Total / Wtd. Avg.		145,375	100%	$4,893,467	100%	$34.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

The following table presents certain information relating to the lease rollover at the 236-240 West 37th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	1,767	1%	1%	$50,400	$28.52	1%	1%
2012	6	5,152	4%	5%	$139,374	$27.05	3%	4%
2013	6	8,066	6%	10%	$334,172	$41.43	7%	11%
2014	4	18,830	13%	23%	$709,452	$37.68	14%	25%
2015	4	30,911	21%	45%	$1,085,727	$35.12	22%	47%
2016	3	11,803	8%	53%	$416,522	$35.29	9%	56%
2017	4	8,759	6%	59%	$307,800	$35.14	6%	62%
2018	1	800	1%	59%	$52,800	$66.00	1%	63%
2019	4	41,253	28%	88%	$1,261,911	$30.59	26%	89%
2020	1	2,000	1%	89%	$105,060	$52.53	2%	91%
2021	4	13,625	9%	98%	$430,249	$31.58	9%	100%
2022	0	0	0%	98%	$0	$0.00	0%	100%
2023	0	0	0%	98%	$0	$0.00	0%	100%
2024	0	0	0%	98%	$0	$0.00	0%	100%
2025 & Beyond	0	0	0%	98%	$0	$0.00	0%	100%
Vacant	0	2,409	2%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	39	145,375	100%		$4,893,467	$34.23	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

The Market.  The 236-240 West 37th Street Property is located in the Midtown Manhattan office market in New York City. It is located in the Times Square South submarket within a neighborhood commonly known as the Garment District. According to the appraiser, as of March 31, 2012, the Midtown office market had a vacancy rate of 8.1% within an inventory of approximately 234.5 million SF. The subject Times Square South submarket had an 8.3% vacancy rate but had a total availability rate, including available sublease space, of 14.0%. The most competitive properties had a vacancy rate of approximately 7.9%. Average asking rents in the submarket were $43.09 compared to an average of $63.52 for the entire Midtown market. The overall Manhattan office supply totaled approximately 389.1 million SF with a vacancy rate of 7.6% and an average asking rental rate of $54.53.

The following table presents certain office and retail rent comparable information in the 236-240 West 37th Street Property submarket:

Competitive Property Summary
Property	Lease Size & Date	Tenant Name	Initial Rent PSF	Term (years)	Lease Type	TI PSF
240 West 35th Street	5,320 5/2012	Carrier Enterprise Northeast	$36.00	5	Mod. Gross	$0.00
240 West 35th Street	827 3/2011	Texpa Textile	$33.00	NAV	Mod. Gross	$0.00
240 West 35th Street	10,100 9/2011	amNew York	$33.50	5	Mod. Gross	$0.00
229 West 36th Street	11,492 5/2012	Goldman Copeland Associates, P.C.	$33.00	12	Mod. Gross	$40.00
229 West 36th Street	19,920 5/2011	Allied Barton Security Services	$31.00	11	Mod. Gross	$45.00
104 West 40th Street	3,858 6/2012	Cohen Partners	$42.00	10	Mod. Gross	$0.00
256 West 36th Street	3,400 9/2011	Synergy Education	$30.59	5	Mod. Gross	$0.00
8-10 West 37th Street	2,095 1/2012	iWorld LLC	$32.00	5	Mod. Gross	$0.00
256 W. 36th Street	3,000 9/2011	Diab Lati	$64.00	10	Mod. Gross	$0.00
251-259 W. 36th Street	2,500 8/2011	Image NY	$48.00	10	Mod. Gross	$0.00
132 W. 31st Street	3,940 3Q2011	Public House USA	$62.82	15	Mod. Gross	$0.00
45 W. 21st Street	10,000 3Q2011	Bounce Sporting Club	$55.00	NAV	Mod. Gross	$0.00
135 W. 20th Street	3,240 1Q2011	Barry Bootcamp	$50.00	NAV	Mod. Gross	$0.00
125 W. 21st Street	3,650 1Q2011	Sherman Williams Woodcare	$72.00	NAV	Mod. Gross	$0.00

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	236-240 West 37th Street

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 236-240 West 37th Street Property:

Cash Flow Analysis
	2010	2011	6/30/2012 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$2,731,328	$3,145,953	$3,683,299	$4,980,191	$34.26
Total Reimbursements	$2,304	$9,164	$13,351	$89,970	$0.62
Other Income	$90	$120	$300	$0	$0.00
Less Vacancy & MTM Loss	$0	$0	$0	($405,613)	($2.79)
Effective Gross Income	$2,733,722	$3,155,237	$3,696,950	$4,664,548	$32.09
Total Expenses	$773,590	$833,598	$897,937	$1,153,086	$7.93
Net Operating Income	$1,960,133	$2,321,639	$2,799,013	$3,511,462	$24.15
TI/LC	$0	$254,697	$0	$282,028	$1.94
Capital Expenditures	$0	$1,071,477	$0	$29,075	$0.20
Net Cash Flow	$1,960,133	$995,465	$2,799,013	$3,200,360	$22.01
Occupancy %(2)	NAV	NAV	NAV	98.3%
NOI DSCR	0.75x	0.89x	1.07x	1.35x
NCF DSCR	0.75x	0.38x	1.07x	1.23x
NOI Debt Yield	4.8%	5.6%	6.8%	8.5%
NCF Debt Yield	4.8%	2.4%	6.8%	7.8%

(1)	Historical Gross Potential Rent is net of vacancy.

(2)
The 236-240 West 37th Street Property was purchased by the 236-240 West 37th Street Borrower in 2007 and substantially vacated of its previous tenants and renovated. The renovation was completed in 2011 and the property was re-leased to approximately 98.3% by June 2012. Contractual rent increases through 12/31/2012 are included in the underwritten Gross Potential Rent.

Escrows and Reserves.  The 236-240 West 37th Street Borrower deposited $89,276 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The 236-240 West 37th Street Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the 236-240 West 37th Street Borrower maintains insurance under an acceptable blanket insurance policy).  The 236-240 West 37th Street Borrower is also required to make monthly deposits of $2,423 for replacement reserves and $23,500 for TI/LC reserves subject to a cap on the TI/LC reserve of $750,000.

In addition, the 236-240 West 37th Street Borrower deposited $172,752 in escrow at loan origination in connection with the rent abatement period under the lease with Knovel Corporation and $40,020 in escrow at loan origination in connection with the rent abatement period under the lease with Likeable, LLC, which amounts will be held by the lender as additional security for the 236-240 West 37th Street Mortgage Loan until the rent abatement period under the applicable lease has expired and the applicable tenant has delivered a tenant estoppel certificate in form and substance satisfactory to lender.

Lockbox and Cash Management.  A soft lockbox is in place with respect to the 236-240 West 37th Street Mortgage Loan; provided, that upon the commencement of a Cash Sweep Period (as defined below), a hard lockbox is required to be put in place with respect to the 236-240 West 37th Street Mortgage Loan.  The 236-240 West 37th Street Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the 236-240 West 37th Street Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the 236-240 West 37th Street Mortgage Loan, to fund the required reserve deposits as described above under “Escrows and Reserves” and to disburse to the 236-240 West 37th Street Borrower (provided the Cash Sweep Period is not due to an event of default) funds sufficient to pay monthly operating expenses set forth in the annual budget that are not otherwise paid or reserved for, with any excess being held by the lender as additional security for the 236-240 West 37th Street Mortgage Loan.  A “Cash Sweep Period” will (i) commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio (calculated based upon the lender’s (or servicer’s on its behalf) underwritten net operating income for the prior 6-month period and adjusted to reflect normalized TI/LC expenditures equal to $1.94 per square foot per annum and normalized replacement reserves equal to $0.20 per square foot per annum) being less than 1.10x at any time and (ii) continue until (1) no event of default exists and (2) the debt service coverage ratio (calculated as described above) being equal to or greater than 1.15x for the immediately preceding six consecutive calendar months.

Property Management. The 236-240 West 37th Street Property is managed by D&H Management, an affiliate of the 236-240 West 37th Street Property Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the 236-240 West 37th Street Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 236-240 West 37th Street Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

Mortgage Loan No. 9 – One Canal Place

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

Mortgage Loan No. 9 – One Canal Place

New Orleans
One Canal Place
365 Canal Street
New Orleans, LA 70130
Mississippi River
Louis Armstrong New Orleans Intl. Airport 13 miles
Louis Armstrong Park
Mahalia Jackson Theater for the Performing Arts
New Orleans Treme Center
Voodoo Museum
Preservation Hall
St. Louis Cathedral
The Presbytere
FRENCH MARKET
The Cabildo
Jackson Square
Pharmacy Museum
Court of Appeals and State Supreme Court
Napoleon House
Old Absinthe House
Jackson Brewery
Woldenberg Riverfront Park
Audubon Aquarium of the Americas
Canal Street Ferry
Canal Street Wharf
Harrah's Casino
World Trade Center
Spanish Plaza
Old Custom House
Tulane University Medical Center
New Orleans Public Library
Freeport-McMoRan Building
DUNCAN PLAZA
City Hall
Louisiana Superdome
Benson Tower
1340 Poydras
1250 Poydras
CHAMPIONS SQUARE
New Orleans Arena
Energy Centre
First Bank & Trust Center
One Shell Square
Pan American Life Center
Place St. Charles
Poydras Center
LOYOLA AVE STREETCAR LINE (Under Constr.)
US Post Office
Union Station
Gallier Hall
Lafayette Square
US Federal Court
400 Poydras Tower
Texaco Center
Piazza d'Italia
Riverwalk Marketplace
Louisiana Children's Museum
Riverwalk
Confederate Museum
Contemporary Arts Center
Lee Monument
National World War II Museum and D-Day Museum
New Orleans Ernest N. Morial Convention Center
Crescent City Connection
Mid-City
Tulane-Gravier
Iberville
French Quarter
Medical District
Downtown
Central City
Warehouse District
Lower Garden District
B.W. Cooper
Faubourg Marigny
Coliseum Square
Annunciation Playground
10
90
Lake Pontchartrain
Kenner
Metairie
River Ridge
Elmwood
Harahan
Bridge City
Waggaman
Westwego
Avondale
Marrero
Harvey
Gretna
Terrytown
Woodmere
Estelle
Belle Chasse
Arabi
Lake Cataouatche

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

Mortgage Loan No. 9 – One Canal Place

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	365 Canal Street New Orleans, LA 70130
Original Balance:	$40,000,000
Cut-off Date Balance:	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.6%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Net Rentable Area:	675,604 SF
Borrower Name(s):	One Canal Place LLC			Cut-off Date Balance Per Unit/SF:	$59
Sponsor:	Loeb Holding Corp.; Aetna Life Insurance Company			Balloon/ARD Balance Per Unit/SF:	$54
				Year Built / Year Renovated:	1979 / 1996
Mortgage Rate:	4.230%			Title Vesting:	Fee
Note Date:	9/6/2012			Property Manager(3):	Corporate Realty, Inc.; DBIC Property Management Corporation
First Payment Date:	11/1/2012
Anticipated Repayment Date:	NAP
Maturity Date:	10/1/2022			Underwriting and Financial Information
IO Period:	60 months			UW Revenues:	$11,142,533
Original Term to Maturity or ARD:	120 months			UW Expenses:	$5,695,343
Seasoning:	0 months			UW NOI:	$5,447,190
Original Amortization Term:	360 months			UW NCF:	$4,025,954
Loan Amortization Type:	Partial IO			UW NOI DSCR:	2.31x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.71x
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	13.6%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	10.1%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.0%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$6,082,376 (6/30/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$5,456,203 (12/31/2011)
				Third Most Recent NOI (As of):	$4,993,272 (12/31/2010)
Reserves(1)				Appraised Value:	$64,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/7/2012
RE Tax:	$701,621	$87,703	NAP	Cut-off Date LTV Ratio:	62.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.0%
Recurring Replacements:	$0	$18,784	NAP	Occupancy Rate:	79.8% (7/1/2012)
TI/LC:	$0	$70,375	$1,689,000	2nd Most Recent Occupancy (As of):	82.0% (12/31/2011)
Existing TI/LC Obligations	$341,816	$0	NAP	3rd Most Recent Occupancy (As of):	82.7% (12/31/2010)
Other(2):	$2,000,000	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “—The Borrower and the Sponsor” below for further discussion of the Additional Collateral Reserve.

(3)	The property has two separate property management companies; one for the office component and one for the retail component.

The One Canal Place Mortgage Loan

The Mortgage Loan. The ninth largest mortgage loan (the “One Canal Place Mortgage Loan”) is evidenced by a note in the original principal amount of $40,000,000 and is secured by a first priority fee mortgage encumbering the office and retail property known as One Canal Place, New Orleans, Louisiana (the “One Canal Place Property”). The proceeds of the One Canal Place Mortgage Loan were used to refinance a previous loan secured by the One Canal Place Property, which was included in the BSCMS 2003-T10 transaction.

The One Canal Place Mortgage Loan had an original term and has a remaining term of 120 months. The One Canal Place Mortgage Loan requires payments of interest only for its initial 60 months, and principal and interest payments thereafter, with a maturity date of October 1, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The One Canal Place Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is One Canal Place LLC, a single-purpose Delaware limited liability company with two independent directors (the “One Canal Place Borrower”). The One Canal Place Mortgage Loan sponsors are Loeb Holding Corp. (“Loeb”) and Aetna Life Insurance Company. The non-recourse carve-out guarantors are CPK, Inc., Kendall/Sunset GP, Inc., and Sunset Owner, GP, Inc., each 100% owned by Loeb Holding Corp. and controlled by Alan Gordon and Joseph S. Lesser. In addition, the lender holds a $2,000,000 escrow until the non-recourse carve-out

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

guarantors either achieve a certain minimum net worth threshold or are replaced by an alternate guarantor or set of guarantors that, on a combined basis, meet the required minimum net worth threshold.

Loeb is a New York City based privately held real estate company that owns interests in 32 properties in 10 states totaling more than 15 million SF.

The Mortgaged Property. The One Canal Place Property is a 32-story, multi-tenant office building containing 675,604 SF, including 45,674 SF of retail space, located within the New Orleans CBD. The included retail space is the portion of the adjoining Shops of Canal Place shopping mall that is located on the first three levels directly under the One Canal Place Property office footprint. The One Canal Place Property has easement rights to use an approximately 1,500-space parking garage along with the shopping mall and an adjacent Westin hotel and is allocated 650 spaces under a joint use agreement.

The retail component of the One Canal Place Property represents approximately 7% of the NRSF and 17% of the underwritten base rent. Certain of the retail tenants have space that is located in both the One Canal Place Property and the adjoining mall property (the “Cross-Over Tenants”). The Shops of Canal Place mall is owned by an unrelated third party with whom the One Canal Place Borrower has a joint use agreement governing the operation of the Cross-Over Tenants space. The Cross-Over Tenants represent approximately 4% of the One Canal Place Property SF and approximately 9% of underwritten rents.

Major Tenants.

Phelps Dunbar, L.L.P. (98,226 SF, 14.5% of NRA, 16.2% of underwritten base rent). Phelps Dunbar, L.L.P. (“Phelps”) leases 93,120 SF of office space and 5,106 SF of storage space from the One Canal Place Borrower. The lease began on March 1, 2000 and has a current expiration date of February 28, 2022, with two remaining five-year lease renewal options. Phelps is a regional law firm of more than 270 attorneys with offices in six states and in London. The firm traces its roots back to 1853 and became Phelps, Dunbar, Marks & Claverie in 1943. The firm name was changed to Phelps Dunbar LLP in 1990.

US Passport Agency (54,795 SF, 8.1% of NRA, 9.8% of underwritten base rent). The United States Government General Services Administration (“GSA”) leases 54,795 SF from the One Canal Place Borrower. The lease began on January 16, 1999 and has a current expiration date of January 14, 2019; however, the tenant has a one-time option to terminate the lease in January 2014, with a 60-day notice period. The GSA space operates as the New Orleans U.S. Passport Agency.

Jazz Casino Company (Harrah’s) (31,482 SF, 4.7% of NRA, 5.2% of underwritten base rent). Jazz Casino Company, L.L.C. (“Jazz Casino”) leases 31,482 SF from the One Canal Place Borrower. The lease began on January 1, 2000 and has a current expiration date of September 30, 2013, with one 5-year lease renewal option. Jazz Casino currently subleases 5,476 SF of its space to The Dugan Law Firm. Jazz Casino is a private company headquartered in New Orleans. The company owns and operates casinos and gaming operations. The company operates its training, hiring, and administrative back office at the One Canal Place Property. Harrah’s New Orleans casino is across the street from the One Canal Place Property.

The following table presents a summary regarding major tenants at the One Canal Place Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(2)	Lease Expiration(3)
Major Tenants
Phelps Dunbar, L.L.P.	NR/NR/NR	98,226	15%	$1,634,100	16%	$16.64	2/28/2022
US Passport Agency	AAA/Aaa/AA+	54,795	8%	$986,310	10%	$18.00	1/14/2019
Jazz Casino Co. (Harrah’s)	NR/NR/NR	31,482	5%	$520,130	5%	$16.52	9/30/2013
Subtotal / Wtd. Avg.		184,503	27%	$3,140,540	31%	$17.02

Other Tenants		350,212	52%	$6,927,182	69%	$19.78
Vacant Space		140,889	21%	$0	0%	$0.00
Total / Wtd. Avg.		675,604	100%	$10,067,723	100%	$18.83

(1)	The GSA Passport Office ratings are based on the credit ratings for the United States of America.

(2)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

(3)	The US Passport tenant has a one-time termination right in January 2014 with a 60-day notice period.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

The following table presents certain information relating to the lease rollover at the One Canal Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	6	7,640	1%	1%	$147,286	$19.28	1%	1%
2012	15	22,400	3%	4%	$462,522	$20.65	5%	6%
2013	24	96,324	14%	19%	$1,681,270	$17.45	17%	23%
2014	10	30,513	5%	23%	$534,659	$17.52	5%	28%
2015	24	91,159	13%	37%	$1,754,960	$19.25	17%	45%
2016	15	22,498	3%	40%	$397,011	$17.65	4%	49%
2017	12	33,330	5%	45%	$641,316	$19.24	6%	56%
2018	4	6,947	1%	46%	$155,939	$22.45	2%	57%
2019	9	87,167	13%	59%	$1,552,710	$17.81	15%	73%
2020	1	9,413	1%	60%	$155,315	$16.50	2%	74%
2021	6	16,133	2%	63%	$348,667	$21.61	3%	78%
2022	3	99,004	15%	77%	$1,689,771	$17.07	17%	95%
2023	2	12,187	2%	79%	$546,297	$44.83	5%	100%
2024	0	0	0%	79%	$0	$0.00	0%	100%
2025 & Beyond	0	0	0%	79%	$0	$0.00	0%	100%
Vacant	0	140,889	21%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	131	675,604	100%		$10,067,723	$18.83	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
Total Average Underwritten Base Rent PSF Rolling excludes vacant space. Vacant space includes a 2,853 SF management office, 1,921 SF conference room and 682 SF post office to which no rent is attributed.

The Market.  The One Canal Place Property is located in the New Orleans, Louisiana CBD. It is adjacent to the French Quarter and four blocks from the convention center. Harrah’s New Orleans casino is across the street from the One Canal Place Property. According to the appraiser, the New Orleans CBD contains approximately 12.1 million SF in 42 buildings, which is approximately 56.9% of the entire New Orleans office market. The overall New Orleans office market of approximately 21.2 million SF in 223 buildings was 15% vacant in the fall of 2011. CBD vacancy was 16.6%. The average rental rate for CBD Class A space was $17.70 PSF. Market retail vacancy was 4.7% as of mid-2012. Quoted retail rental rates ranged from approximately $11.14 PSF to $33.00 PSF. The four comparable rental properties with similar downtown characteristics were on average 2.0% vacant with an average rental rate of $48 PSF.

The following table presents certain office and retail rent comparable information in the One Canal Place Property submarket:

Competitive Property Summary
Property	Class	Lease Size & Date	Tenant Name	Initial Rent PSF	Term (years)	Lease Type	TI PSF
OFFICE 1250 Poydras 1250 Poydras	A	11,150 10/2011	Confidential	$18.00	10	Gross	$0.00
OFFICE Texaco 400 Poydras	A	2,285 9/2011	Confidential	$16.80	5	Gross	$13.20
OFFICE Entergy 639 Loyola	A	5,400 3/2012	Confidential	$18.00	3	Gross	$0.00
OFFICE Pan American 601 Poydras	A	36,000 2/2012	Confidential	$18.75	11	Gross	$30.00
OFFICE 650 Poydras 650 Poydras	A	6,859 9/2011	Confidential	$17.50	5	Gross	$19.75
RETAIL Lakeside Shopping Center 3301 Veterans Boulevard	NAP	NAV 7/2012	Confidential	$40.00	5	Net	$0.00
RETAIL Shops At Canal Place 333 Canal Street	NAP	NAV 7/2012	Confidential	$60.00	5	Net	$40.00
RETAIL The Shops at Jax Brewery 600 Decatur	NAP	NAV 7/2012	Confidential	$60.00	5	Gross	$0.00
RETAIL Place St. Charles Retail 201 St. Charles Avenue	NAP	NAV 7/2012	Confidential	$32.00	0	Net	$0.00

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Canal Place Property:

Cash Flow Analysis
	2010	2011	6/30/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,482,747	$10,115,764	$10,242,854	$12,632,788	$18.70
Total Reimbursements	$791,929	$842,022	$934,423	$962,456	$1.42
Other Income	$214,517	$139,094	$218,279	$111,745	$0.17
Less Vacancy & MTM Loss	$0	$0	$0	($2,564,456)	($3.80)
Effective Gross Income	$10,489,193	$11,096,880	$11,395,555	$11,142,533	$16.49
Total Expenses	$5,495,921	$5,640,677	$5,313,180	$5,695,343	$8.43
Net Operating Income	$4,993,272	$5,456,203	$6,082,376	$5,447,190	$8.06
TI/LC	$0	$0	$54,556	$1,195,819	$1.77
Capital Expenditures	$364	$4	$0	$225,417	$0.33
Net Cash Flow	$4,992,908	$5,456,199	$6,027,820	$4,025,954	$5.96
Occupancy %	79.5%	81.4%	79.8%	79.7%
NOI DSCR	2.12x	2.32x	2.58x	2.31x
NCF DSCR	2.12x	2.32x	2.56x	1.71x
NOI Debt Yield	12.5%	13.6%	15.2%	13.6%
NCF Debt Yield	12.5%	13.6%	15.1%	10.1%

(1)	Historical Gross Potential Rent is net of vacancy. Contractual rent increases through 12/31/2012 are included in underwritten Gross Potential Rent.

Escrows and Reserves.  The One Canal Place Borrower deposited $701,621 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The One Canal Place Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the One Canal Place Borrower maintains insurance under an acceptable blanket insurance policy).  The One Canal Place Borrower is also required to make monthly deposits of $18,784 for replacement reserves and $70,375 for TI/LC reserves, provided that such deposits for tenant improvements and leasing commissions are not required at any time that the amount then on deposit in the TI/LC reserves exceeds $1,689,000.

The One Canal Place Borrower deposited $341,816 in escrow at loan origination in connection with tenant improvements and leasing commissions which are obligations of One Canal Place Borrower under existing leases, allocated as follows:  Phelps Dunbar $235,926; Mudbugs $42,060; Wehmeier’s $43,830; and Eskew Dumez $20,000. In addition, the One Canal Place Borrower deposited $2,000,000 into an additional collateral account until the recourse carve-out guarantors or their replacement(s) meet certain minimum net worth requirements.

Lockbox and Cash Management.   A hard lockbox is in place with respect to the One Canal Place Mortgage Loan whereby tenants are directed at closing to pay rent directly to a lockbox account; provided, however, the Cross-Over Tenants deposit rent directly into an account (the “Cross-Over Account”) established by the Retail Manager (DBIC Property Management Corporation) at JPMorgan Chase Bank, N.A. (the “Cross-Over Bank”).  The Cross-Over Bank is required to deposit the One Canal Place Borrower’s share of the rent from the Cross-Over Tenants into the lender controlled lock-box account on the 1st and 15th day of each month.  The One Canal Place Borrower is required, as a post-closing obligation, to use commercially reasonable efforts to enter into a cash management agreement with the adjacent property owner, their lender, Cross-Over Bank and the lender with respect to the control and operation of the Cross-Over Account.  Failure of the Borrower to satisfy its post-closing obligation is a recourse event for losses. Further, any rent from the Saks Fifth Avenue tenant (which is one of the Cross-Over Tenants) is paid directly to the adjacent owner and such owner has been directed to deposit the One Canal Place Borrower’s portion of such rent into the Lender controlled lock-box account upon receipt.

The One Canal Place Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the One Canal Place Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the One Canal Place Loan, to fund the required reserves deposits as described above under “Escrows and Reserves” and to disburse to the One Canal Place Borrower (provided an event of default has not occurred) funds sufficient to pay the monthly amount for operating expenses set forth in the annual budget which are not otherwise paid or reserved for.  Any excess will either be transferred to One Canal Place Borrower or, if a Cash Sweep Period has occurred and is continuing, be held by the lender as additional security for the One Canal Place Mortgage Loan.  A “Cash Sweep Period” will (i) commence upon (a) the occurrence and continuance of an event of default or (b) the debt service coverage ratio (calculated based upon lender’s underwritten net operating income and adjusted to reflect normalized TI/LC expenditures equal to $1.25 per square foot per annum and normalized replacement reserves equal to $0.33 per square foot per annum) being less than 1.15x for two consecutive calendar quarters and (ii) continue until (1) the cure of such event of default and (2) the debt service coverage ratio (calculated as described above) is equal to or greater than 1.20x for two consecutive calendar quarters; provided, that notwithstanding the foregoing, (x) if the Cash Sweep Period referred to in clause(i)(b) is attributable solely to the exclusion from the calculation of operating income of payments from any tenant during the last six months of the term of its lease if such tenant has not renewed its lease, then such Cash Sweep Period shall expire only upon such tenant entering into a new or extension lease which is in full force and effect without any termination rights or rent abatements or tenant improvement allowances and which excluded rent, when included back in the calculation of debt service coverage ratio, causes the debt service coverage ratio to be equal to or greater than 1.15x and (y) the One Canal Place Borrower may cause the Cash Sweep Period referred to in clause(i)(b) above to be deemed to have expired if the One Canal Place Borrower delivers to lender as additional collateral for the One Canal Place Mortgage Loan immediately available funds or a letter of credit issued by a bank rated not less than “A-1” (or its equivalent) short term or “A-” (or its equivalent) long term in the amount necessary to cause the debt service coverage ratio to equal 1.15x or greater, assuming such immediately available funds or letter of credit amount was applied to reduce the then outstanding principal balance of the One Canal Place Mortgage Loan.

Property Management. The One Canal Place Property office component is managed by Corporate Realty, Inc., and its retail component is managed by DBIC Property Management Corporation (“DBIC”). DBIC manages the entire Shops of Canal Place Mall, including the Cross-Over Tenants Space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	One Canal Place

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Expansion, Release and Substitution of Property.  Provided no event of default has occurred and is continuing, One Canal Place Borrower may, after the date that is two years from the closing of the securitization and prior to July 1, 2022, obtain a release of the lien of the mortgage as to the retail portion of the One Canal Place Property, provided, among other conditions, (i) the One Canal Place Borrower submits the One Canal Place Property to a condominium regime composed of two units, one of which is the office portion of the One Canal Place Property and the second of which is the retail portion of the One Canal Place Property, (ii) if required by the lender, the One Canal Place Borrower delivers a rating agency confirmation as to the conversion to a condominium regime, (iii) the One Canal Place Borrower defeases a portion of the One Canal Place Loan in an amount equal to the greater of (x) 125% of the as-is value of the retail portion of the One Canal Place Property as determined by an appraisal acceptable to lender and (y) the product of (a) 125% multiplied by (b) the gross leasable square feet in the retail portion of the One Canal Place Property as of the date of the defeasance multiplied by (c) $435.51 and (iv) after giving effect to the release of the lien of the mortgage encumbering the retail portion of the One Canal Place Property, the loan to value ratio with respect to the remaining One Canal Place Property will be no greater than the lesser of 65% and the ratio immediately prior to the partial defeasance (determined based upon updated appraisals) and the debt service coverage ratio with respect to the remaining One Canal Place Property will be no greater than the greater of 1.45x and the ratio of the One Canal Place Property immediately prior to the partial defeasance.

Terrorism Insurance.  Generally, the One Canal Place Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the One Canal Place Property; provided, that if the Terrorism Risk Insurance Act of 2002 (as extended and modified in 2007) or subsequent or extended legislation is not in effect and terrorism coverage is excluded from the insurance policies, the One Canal Place Borrower shall not be required to pay annual premiums in excess of two times the premiums for a separate stand-alone comprehensive all risk insurance policy and business income insurance policy and shall be obligated to purchase the maximum amount of coverage available for such amount of funds.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

Mortgage Loan No. 10 – 989 Sixth Avenue

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

Mortgage Loan No. 10 – 989 Sixth Avenue

989 Sixth Avenue
989 Sixth Avenue
New York, NY 10018
CENTRAL PARK
Hudson River
Midtown
West Side
Theatre District
East Side
Garment District
Flatiron District
Lincoln Tunnel
H. Hudson Pkwy
9A
495
Times Square
Bryant Park
Macy's
Herald Square
Empire State Building
Madison Square Park
Jacob Javits Convention Center
General Post Office
Madison Square Garden
Port Authority Bus Terminal
Radio City Music Hall
Rockefeller Center
Brooklyn
Queens
Bronx
Manhattan
New York City
Jersey City
Hoboken
Weehawken
Union City
Secaucus
North Bergen
West New York
Edgewater

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

Mortgage Loan No. 10 – 989 Sixth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	989 Sixth Avenue New York, NY 10018
Original Balance:	$31,000,000
Cut-off Date Balance:	$30,894,875			General Property Type:	Office
% of Initial Pool Balance:	2.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Net Rentable Area:	105,555 SF
Borrower Name(s):	989 Sixth Realty LLC			Cut-off Date Balance Per Unit/SF:	$293
Sponsor:	Isaac Chetrit; Payman Yadidi			Balloon/ARD Balance Per Unit/SF:	$241
Mortgage Rate:	4.930%			Year Built / Year Renovated:	1926 / 2011
Note Date:	6/28/2012			Title Vesting:	Fee
First Payment Date:	8/10/2012			Property Manager:	989 Sixth Realty LLC
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/10/2022			UW Revenues:	$4,000,555
IO Period:	None			UW Expenses:	$1,375,671
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,624,883
Seasoning:	3 months			UW NCF:	$2,389,496
Original Amortization Term:	360 months			UW NOI DSCR:	1.32x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.21x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF Debt Yield:	7.7%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	9.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,806,110 (5/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,384,899 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,586,477 (12/31/2010)
Reserves(1)				Appraised Value:	$49,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/01/2012
RE Tax:	$221,925	$73,975	NAP	Cut-off Date LTV Ratio:	62.7%
Insurance:	$4,013	$4,013	NAP	LTV Ratio at Maturity/ARD:	51.7%
Recurring Replacements:	$0	$1,493	NAP	Occupancy Rate:	95.0% (6/18/2012)
TI/LC:	$500,000	$16,667	$500,000	2nd Most Recent Occupancy (As of):	95.0% (12/31/2011)
Deferred Maintenance:	$8,125	$0	NAP	3rd Most Recent Occupancy (As of):	80.1% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The 989 Sixth Avenue Mortgage Loan

The Mortgage Loan. The tenth largest mortgage loan (the “989 Sixth Avenue Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $31,000,000 and is secured by a first priority fee mortgage encumbering the office property known as 989 Sixth Avenue, New York, New York (the “989 Sixth Avenue Property”). The proceeds of the 989 Sixth Avenue Mortgage Loan were used to refinance a previous loan secured by the 989 Sixth Avenue Property, which was included in the MSC 2007-HQ13 transaction.

The 989 Sixth Avenue Mortgage Loan had an original term of 120 months and has a remaining term of 117 months. The 989 Sixth Avenue Mortgage Loan requires principal and interest payments for its entire term and has a maturity date of July 10, 2022. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 989 Sixth Avenue Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is 989 Sixth Realty LLC, a single-purpose New York limited liability company with two independent directors (the “989 Sixth Avenue Borrower”). The 989 Sixth Avenue Mortgage Loan sponsors and non-recourse carve-out guarantors are Isaac Chetrit and Payman Yadidi. Both Mr. Chetrit and Mr. Yadidi have been involved in the garment business for a number of years and now invest in New York City real estate, primarily in the Garment District of Manhattan and Brooklyn and Queens.

The 989 Sixth Avenue Borrower is an affiliate of the borrower under the 236-240 West 37th Street mortgage loan. See “– Mortgage Loan No. 8 – 236-240 West 37th Street.”

The Mortgaged Property. The 989 Sixth Avenue Property is a 20-story, multi-tenant office building containing 105,555 SF located in the Garment Center District area of midtown Manhattan. It is located mid-block on Sixth Avenue between 36th and 37th Streets. The building has 6,700 SF of retail space on Sixth Avenue. The 989 Sixth Avenue Property was constructed in 1926 and underwent a substantial renovation completed in 2011 at a cost of

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

approximately $5.0 million. The renovation included rehabilitation of 15 of the 20 tenant spaces (new flooring, new kitchens, bathrooms and joist ceiling) in addition to the lobby and elevators.

Major Tenants.

Sioni Apparel Group (10,500 SF, 9.9% of NRA, 10.8% of underwritten base rent). Sioni Apparel Group Corp. (“Sioni”) leases 10,500 SF from the 989 Sixth Avenue Borrower. The lease begins on January 1, 2013 and has a lease expiration date of December 31, 2022. Sioni is an apparel manufacturing and importing company that is related to the 989 Sixth Avenue Borrower. The company has been in business for over 20 years. The space is currently leased until December 31, 2012 to Bombay Industries, Inc.

IDG Communications (10,200 SF, 9.7% of NRA, 11.0% of underwritten base rent).  IDG Communications, Inc. and International Data Group, Inc. (“IDG”) leases 10,200 SF from the 989 Sixth Avenue Borrower. The lease began on September 1, 2009 and has a current expiration date of September 30, 2013; however, the tenant has the right to terminate the lease with a 180 day notice. IDG is a technology, media, research, event management and venture capital organization. IDG’s network features 460 websites and 200 print titles covering business technology, consumer technology, digital entertainment and video games. Media brands include CIO®, CSO®, Computerworld®, GamePro®, InfoWorld®, Macworld®, Network World®, PCWorld®, and Techworld®.

Bead Center (6,700 SF, 6.3% of NRA, 11.7% of underwritten base rent). Bead City NY Inc. leases 6,700 SF from the 989 Sixth Avenue Borrower. The lease began on July 1, 2010 and has a current expiration date of July 31, 2020. The tenant leases the ground floor retail space of the 989 Sixth Avenue Property and operates a bead store catering to the crafts and apparel industry.

Massachusetts Department of Revenue (6,697 SF, 6.3% of NRA, 7.4% of underwritten base rent). The Commonwealth of Massachusetts leases 6,697 SF from the 989 Sixth Avenue Borrower. The lease began on May 1, 2008 and has a current expiration date of April 30, 2013; however, the lease is subject to Commonwealth appropriations. This office audits New York locations of companies that are either based in Massachusetts or pay tax in Massachusetts.

The following table presents a summary regarding major tenants at the 989 Sixth Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent PSF(3)	Lease Expiration
Major Tenants
Sioni Apparel Group	NR/NR/NR	10,500	10%	$399,500	11%	$38.05	12/31/2022
IDG Communications	NR/NR/NR	10,200	10%	$407,395	11%	$39.94	9/30/2013
Bead Center	NR/NR/NR	6,700	6%	$432,600	12%	$64.57	7/31/2020
Massachusetts Department of Revenue	AA+/Aa1/AA+	6,697	6%	$272,568	7%	$40.70	4/30/2013
Subtotal / Wtd. Avg.		34,097	32%	$1,512,063	41%	$44.35

Other Tenants		66,208	63%	$2,192,826	59%	$33.12
Vacant Space		5,250	5%	$0	0%	$0.00
Total / Wtd. Avg.		105,555	100%	$3,704,889	100%	$36.94

(1)	The Massachusetts Department of Revenue credit rating reflects the current ratings for the Commonwealth of Massachusetts.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

The following table presents certain information relating to the lease rollover at the 989 Sixth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0%	$0	$0.00	0%	0%
2012	0	0	0%	0%	$0	$0.00	0%	0%
2013	5	32,347	31%	31%	$1,124,685	$34.77	30%	30%
2014	2	10,500	10%	41%	$294,440	$28.04	8%	38%
2015	1	4,950	5%	45%	$190,714	$38.53	5%	43%
2016	3	14,308	14%	59%	$471,324	$32.94	13%	56%
2017	2	10,500	10%	69%	$372,750	$35.50	10%	66%
2018	0	0	0%	69%	$0	$0.00	0%	66%
2019	0	0	0%	69%	$0	$0.00	0%	66%
2020	1	6,700	6%	75%	$432,600	$64.57	12%	78%
2021	2	10,500	10%	85%	$322,875	$30.75	9%	87%
2022	2	10,500	10%	95%	$495,500	$47.19	13%	100%
2023	0	0	0%	95%	$0	$0.00	0%	100%
2024	0	0	0%	95%	$0	$0.00	0%	100%
2025 & Beyond	0	0	0%	95%	$0	$0.00	0%	100%
Vacant	0	5,250	5%	100%	$0	$0.00	0%	100%
Total / Wtd. Avg.	18	105,555	100%		$3,704,889	$36.94	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

The Market.  The 989 Sixth Realty Property is located in the Midtown Manhattan office market in New York City. It is located in the Times Square South submarket within a neighborhood commonly known as the Garment Center District. According to the appraisal, as of March 31, 2012, the Midtown office market had a vacancy rate of 8.1% within an inventory of approximately 234.6 million SF. The subject Times Square South submarket had an 8.3% vacancy rate, but had a total availability rate, including available sublease space, of 14.0%. The most competitive properties had a vacancy rate of approximately 7.9%. Average asking rents in the submarket were $43.09 PSF compared to an average of $63.52 PSF for the entire Midtown market. The overall Manhattan office supply totaled approximately 389.1 million SF with a vacancy rate of 7.6% and an average asking rental rate of $54.53 PSF.

The following table presents certain office rent comparable information in the 989 Sixth Avenue Property submarket:

Competitive Property Summary
Property	Class	Lease Size & Date	Tenant Name	Initial Rent PSF	Term (years)	Lease Type	TI PSF
Office Comp 1 15 West 37th Street	C	5,200 8/2011	Earth Color, Inc.	$29.54	7.3	Modified Gross	$0.00
Office Comp 2 1001 Avenue of the Americas	B	11,696 11/2011	Lightspeed Financial	$38.00	10.5	Modified Gross	$0.00
Office Comp 2A 1001 Avenue of the Americas	B	3,514 4/2011	Sangori USA LLC	$38.00	5.3	Modified Gross	$0.00
Office Comp 2B 1001 Avenue of the Americas	B	6,180 2/2011	Schulman Wolfson & Abruzzo, LLP	$37.00	10.0	Modified Gross	$45.00
Office Comp 3 501 Seventh Avenue	B	4,051 9/2011	Reunited LLC	$39.00	5.3	Modified Gross	$0.00
Office Comp 4 8-10 West 37th Street	C	2,095 1/2012	iWorld LLC	$32.00	5.0	Modified Gross	$0.00
Office Comp 4A 8-10 West 37th Street	C	2,587 1/2012	Brooks Group	$27.00	7.3	Modified Gross	$30.00
Office Comp 5 16 West 36th Street	C	2,568 2/2012	DSJS	$30.00	3.0	Modified Gross	$0.00
Office Comp 6 485 Seventh Avenue	B	1,138 2/2012	TelStar Resource Group	$35.00	5.0	Modified Gross	$0.00
Office Comp 7 1370 Broadway	B	15,865 11/2010	Jay Suites	$40.00	12.0	Modified Gross	$40.00
Retail Comp 1 1140 Broadway	C	1,300 10/2011	Starbucks Coffee Company	$125.00	10.0	Modified Gross	$0.00
Retail Comp 2 420 Fifth Avenue	A	2,500 2/2012	Reebok International	$210.00	NAV	Modified Gross	$0.00
Retail Comp 3 452 Fifth Avenue	A	5,960 7/2011	Panera Bread Company	$159.40	15.0	Modified Gross	$0.00
Retail Comp 4 275 Seventh Avenue	B	1,000 8/2011	Crumbs Bake Shop	$125.00	10.0	Modified Gross	$0.00
Retail Comp 4A 275 Seventh Avenue	B	2,994 2/2011	Argo Tea	$125.00	NAV	Modified Gross	$0.00
Retail Comp 5 501 Seventh Avenue	B	8,397 5/2011	Potbelly	$127.50	NAV	Modified Gross	$0.00
Retail Comp 6 330 Seventh Avenue	B	4,115 3/2011	Panera Bread Company	$125.00	10.0	Modified Gross	$0.00

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	989 Sixth Avenue

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 989 Sixth Avenue Property:

Cash Flow Analysis
	2010	2011	5/31/2012 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$3,696,462	$3,838,486	$3,520,892	$3,898,639	$36.93
Total Reimbursements	$365,288	$299,218	$297,973	$449,790	$4.26
Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & MTM Loss	($424,850)	($703,158)	$0	($347,874)	($3.30)
Effective Gross Income	$3,636,900	$3,434,546	$3,818,865	$4,000,555	$37.90
Total Expenses	$1,050,423	$1,049,647	$1,012,755	$1,375,671	$13.03
Net Operating Income	$2,586,477	$2,384,899	$2,806,110	$2,624,883	$24.87
TI/LC	$0	$0	$0	$214,277	$2.03
Capital Expenditures	$0	$0	$0	$21,111	$0.20
Net Cash Flow	$2,586,477	$2,384,899	$2,806,110	$2,389,496	$22.64
Occupancy %(2)	80.1%	95.0%	95.0%	92.0%
NOI DSCR	1.31x	1.20x	1.42x	1.32x
NCF DSCR	1.31x	1.20x	1.42x	1.21x
NOI Debt Yield	8.4%	7.7%	9.1%	8.5%
NCF Debt Yield	8.4%	7.7%	9.1%	7.7%

(1)	Underwritten Gross Potential Rents included contractual rent increases through 12/31/2012.

(2)	The property underwent tenant space renovation in 2010 and 2011.

Escrows and Reserves.  The 989 Sixth Avenue Borrower deposited $221,925 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12 of the annual estimated tax payments monthly.  The 989 Sixth Avenue Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the 989 Sixth Avenue Borrower maintains insurance under an acceptable blanket insurance policy).  The 989 Sixth Avenue Borrower is also required to make monthly deposits of $1,493 for replacement reserves.  The 989 Sixth Avenue Borrower deposited $500,000 in a reserve for TI/LCs at loan origination and is required to make monthly deposits of $16,667 into such TI/LC reserve at any time the amount on deposit therein is less than $500,000 until the amount on deposit therein equals $500,000. The 989 Sixth Avenue Borrower deposited $8,125 into a deferred maintenance reserve at loan origination.

Lockbox and Cash Management. A soft lockbox is in place with respect to the 989 Sixth Avenue Mortgage Loan; provided, that upon the occurrence of a Cash Sweep Trigger Event (as defined below), a hard lockbox is required to be put in place with respect to the 989 Sixth Avenue Mortgage Loan.  The 989 Sixth Avenue Mortgage Loan has springing cash management.  Provided a Cash Sweep Trigger Event has not occurred, funds in the lockbox account are swept daily to an account designated by the 989 Sixth Avenue Borrower.  During the continuance of a Cash Sweep Period (as defined below), funds in the lockbox account are applied on each monthly payment date to pay debt service on the 989 Sixth Avenue Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves” and to disburse to 989 Sixth Avenue Borrower (provided the Cash Sweep Period is not due to the occurrence of an event of default) funds sufficient to pay the monthly amount for operating expenses set forth in the annual budget which are not otherwise paid or reserved for, with any excess being held by the lender as additional security for the 989 Sixth Avenue Mortgage Loan.  A “Cash Sweep Trigger Event” means an event of default or the determination by lender that the debt service coverage ratio (calculated as described below) is below 1.10x. A “Cash Sweep Period” will commence upon the occurrence of a Cash Sweep Trigger Event and continue until (i) no event of default exists and (ii) the debt service coverage ratio (calculated based upon lender’s underwritten net operating income and adjusted to reflect, at any time 989 Sixth Avenue Borrower is required to make deposits to replenish the TI/LC reserves, normalized TI/LC expenditures equal to $1.89 per square foot per annum and to reflect normalized replacement reserves equal to $0.17 per square foot per annum) is equal to or greater than 1.15x for the immediately preceding six consecutive calendar months.

Property Management. The 989 Sixth Avenue Tower Property is managed by the 989 Sixth Avenue Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance. Generally, the 989 Sixth Avenue Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 989 Sixth Avenue Property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Texas Self Storage Portfolio

Mortgage Loan No. 11 – Texas Self Storage Portfolio

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Location(3):	Various
Original Balance:	$29,000,000	General Property Type:	Self Storage
Cut-off Date Balance:	$29,000,000	Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.6%	Net Rentable Area:	906,220 SF
Loan Purpose:	Acquisition	Cut-off Date Balance Per Unit/SF:	$32
Borrower Name(s):	WC Texas Storage Portfolio I, LP	Balloon/ARD Balance Per Unit/SF:	$26
Sponsor:	Natin Paul	Year Built / Year Renovated(2):	Various
Mortgage Rate:	4.660%	Title Vesting:	Fee
Note Date:	8/14/2012	Property Manager:	Great Value Storage LLC
First Payment Date:	10/1/2012
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	9/01/2022	UW Revenues:	$6,031,735
IO Period:	12 months	UW Expenses:	$3,041,220
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,990,515
Seasoning:	1 month	UW NCF:	$2,842,200
Original Amortization Term:	336 months	UW NOI DSCR:	1.61x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	10.3%
Prepayment Provisions:	LO (12); YM1 (104); O (4)	UW NCF Debt Yield:	9.8%
Lockbox / Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	12.0%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$3,184,274 (5/31/2012 TTM)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$3,119,356 (12/31/2011)
Mezzanine Debt(1):	Permitted	Third Most Recent NOI (As of):	$3,191,109 (12/31/2010)
Reserves	Appraised Value:	$38,725,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/11/2012-7/16/2012
RE Tax:	$559,982	$69,998	NAP	Cut-off Date LTV Ratio:	74.9%
Insurance:	$0	$27,081	NAP	LTV Ratio at Maturity/ARD:	61.0%
Recurring Replacements(2):	$3,000,000	$11,599	NAP	Occupancy Rate (As of):	82.7% (7/1/2012)
2nd Most Recent Occupancy (As of):	72.8% (12/31/2011 TTM)
3rd Most Recent Occupancy (As of):	75.9% (12/31/2010 TTM)

(1)	Future mezzanine financing is permitted subject to a combined minimum 1.10x DSCR and combined maximum 75% LTV.

(2)	The borrower deposited $3,000,000 at closing to fund a property improvement plan.

(3)	See table below.

The Texas Self Storage Portfolio mortgage loan is secured by 12 self-storage properties in Texas, all within either the Houston (nine properties) or Dallas (three properties) MSAs. The properties all recently operated under the Uncle Bob’s Self Storage brand; however, in conjunction with the loan sponsor’s recent acquisition of these locations, the subject properties will be rebranded as Great Value Storage sites. Great Value Storage is a sponsor-related company. Prior to this acquisition, Great Value Storage operated 11 self-storage facilities, primarily in Texas, containing approximately 4,600 units and 600,000 SF. The loan sponsor also intends to complete a capital improvement plan to renovate certain of the properties and to provide new signage, landscaping and security systems.

The loan sponsor is Natin Paul, founder of World Class Capital Group in Austin, Texas. The City of Austin Police Retirement System is a limited partner in and owns 99% of the borrower.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Texas Self Storage Portfolio

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Skillman Street 144	Dallas, TX	Fee	$3,819,000	13%	$5,100,000	1974 / NAP	78.4%	120,353
Westward Lane 243	Houston, TX	Fee	$3,819,000	13%	$5,100,000	1979 / NAP	83.9%	124,772
E.F. Lowry Expressway 258	Texas City, TX	Fee	$3,295,000	11%	$4,400,000	1999 / NAP	94.2%	55,550
Hempstead Road 247	Houston, TX	Fee	$3,220,000	11%	$4,300,000	1968 / 2006	85.2%	98,307
Gulf Fwy (North IH-45) 292	Texas City, TX	Fee	$3,071,000	11%	$4,100,000	2003 / NAP	90.0%	56,000
Highway 249	Houston, TX	Fee	$2,078,000	7%	$2,775,000	1984 / 2004; 2006	92.1%	55,294
Harwin Road 246	Houston, TX	Fee	$2,022,000	7%	$2,700,000	1979 / NAP	80.5%	77,454
Antoine Drive 148	Houston, TX	Fee	$1,910,000	7%	$2,550,000	1984 / NAP	83.8%	74,335
Mesquite (Hwy 80 E) 250	Mesquite, TX	Fee	$1,872,000	6%	$2,500,000	1985 / NAP	81.2%	62,620
Samuell Blvd 146	Dallas, TX	Fee	$1,535,000	5%	$2,050,000	1975 / NAP	66.3%	76,560
Cook Road 245	Houston, TX	Fee	$1,423,000	5%	$1,900,000	1985 / NAP	83.1%	60,275
Boone Road 244	Houston, TX	Fee	$936,000	3%	$1,250,000	1983 / NAP	82.4%	44,700
Total / Wtd. Avg.			$29,000,000	100%	$38,725,000		82.7%	906,220

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	The Cliffs Resort

Mortgage Loan No. 12 – The Cliffs Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	2757 Shell Beach Road Pismo Beach, CA 93449
Original Balance:	$25,200,000
Cut-off Date Balance:	$25,200,000			General Property Type:	Hotel
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Number of Units:	162 Rooms
Borrower Name(s):	Cliffs Resort, LCC			Cut-off Date Balance Per Unit/SF:	155,555.56
Sponsor:	John G. King; Larry Shupnick			Balloon/ARD Balance Per Unit/SF:	116,884.57
Mortgage Rate:	5.040%			Year Built / Year Renovated:	1986/ 2011
Note Date:	9/24/2012			Title Vesting:	Fee
First Payment Date:	11/1/2012			Property Manager:	Boutique Hotel Collection
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2022			UW Revenues:	$13,784,239
IO Period:	None			UW Expenses:	$10,442,969
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,341,270
Seasoning:	0 months			UW NCF:	2,789,900
Original Amortization Term:	300 months			UW NOI DSCR:	1.88x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.57x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	13.3%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	14.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,053,107 (8/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,795,194 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,200,205 (12/31/2010)
				Appraised Value:	$38,700,000
Reserves				Appraisal As-of Date:	7/26/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	65.1%
RE Tax:	$98,799	$14,114	NAP	LTV Ratio at Maturity/ARD:	48.9%
Insurance(1):	$0	Springing	NAP	Occupancy Rate (As of):	76.5% (7/31/2012)
Recurring Replacements:	$0	$45,947	NAP	2nd Most Recent Occupancy (As of):	73.5% (12/31/2011)
Deferred Maintenance:	$20,000	NAP	NAP	3rd Most Recent Occupancy (As of):	71.6% (12/31/2010)

(1)	The Cliffs Resort borrower is required to escrow for insurance premiums monthly should the Cliffs Resort property no longer be covered by a blanket insurance policy.

The Cliffs Resort property is a full-service, 162-room beach resort located on 7.75 acres in Pismo Beach, San Luis Obispo County, California. The Cliffs Resort property is composed of 137 king and double-queen sized rooms and 24 suites with room amenities including Italian marble baths and private balconies and patios. Resort amenities include a restaurant and lounge, full-service spa, 10,000 SF of meeting space, heated oceanfront swimming pool, 24-hour fitness center with Jacuzzi and sauna, and complimentary weekend manager’s wine reception.  The Cliffs Resort Borrower purchased the property in 1999 and between 2009 and 2011 invested approximately $2.8 million in capital improvements, including $1.2 million for room renovations, for a total cost basis of $32.8 million.

The Cliffs Resort property is located in Pismo Beach, midway between San Jose and Los Angeles, California on Shell Beach on California’s Central Coast. The Cliffs Resort property has immediate access to Highway 101, the primary coastal highway between the San Francisco Bay Area and Southern California. The Cliffs Resort property is part of the California Central Coast lodging market with 568 hotels and 37,170 rooms and 2012 average estimated occupancy of 64.6%, ADR of $132.25 and RevPAR of $83.61. The Cliffs Resort property had a trailing-12 month ended June 30, 2012 occupancy of 78.0%, ADR of $185.23 and RevPAR of $144.24. This represents an occupancy penetration of 103%, ADR penetration of 111% and RevPAR penetration of 114%.

The Cliffs Resort Property is managed by Boutique Hotel Collection, a specialized management company operating hotels and resorts exclusively in San Luis Obispo County. Boutique Hotel Collection currently manages four, including: The Cliffs Resort, Sea Venture Resort & Restaurant, Sycamore Mineral Springs Resort and Apple Farm Inn.

The Cliffs Resort sponsors are Lawrence Shupnick and John G. King. Lawrence Shupnick has served as acquisitions and development manager for MeriStar Hospitality and currently serves in such capacity for Interstate Hotels & Resorts, and is an investor and partner in three hotels including The Cliffs Resort.  John G. King is part owner of King Ventures, which develops hotels, timeshares, offices, and subdivisions.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	300 West Adams

Mortgage Loan No. 13 – 300 West Adams

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	300 West Adams Street Chicago, IL 60606
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.2%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Net Rentable Area:	253,486 SF
Borrower Name(s):	300 West Adams, LLC			Cut-off Date Balance Per Unit/SF:	$99
Sponsor:	The Shidler Group			Balloon/ARD Balance Per Unit/SF:	$83
Mortgage Rate:	4.680%			Year Built / Year Renovated:	1928 / 2012
Note Date:	8/30/2012			Title Vesting:	Leasehold
First Payment Date:	10/1/2012			Property Manager:	300 W. Adams (Management) L.L.C.
Anticipated Repayment Date:	NAP
Maturity Date:	9/1/2022			Underwriting and Financial Information
IO Period:	12 months			UW Revenues:	$6,115,989
Original Term to Maturity or ARD:	120 months			UW Expenses:	$3,649,760
Seasoning:	1 month			UW NOI:	$2,466,229
Original Amortization Term:	360 months			UW NCF:	$1,966,862
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.59x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.27x
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield:	9.9%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	7.9%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	9.4%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,087,447 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$1,804,413 (12/31/2010)
Reserves				Third Most Recent NOI (As of):	$1,710,061 (12/31/2009)
Type	Initial	Monthly	Cap	Appraised Value:	$38,000,000
RE Tax:	$41,068	$41,068	NAP	Appraisal As-of Date:	7/30/2012
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.8%
Recurring Replacements:	$0	$4,225	$152,100	LTV Ratio at Maturity/ARD:	55.1%
TI/LC:	$0	$28,305	$1,018,980	Occupancy Rate (As of):	93.5% (8/1/2012)
Deferred Maintenance:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	NAV
Other(1):	$637,721	$0	NAP	3rd Most Recent Occupancy (As of):	NAV

(1)	The borrower deposited $637,721 at closing into a rent credit fund, to be released in monthly disbursements of $53,143 until the full amount has been disbursed.

The 300 West Adams mortgage loan is secured by the leasehold interest in a 12-story, landmarked office building located in downtown Chicago, which was constructed in 1928 and substantially renovated and re-tenanted from 2007 to 2012. The property is in the West Loop one block off of Wacker Drive and across the street from Willis Tower (formerly known as Sears Tower). According to the appraisal, the West Loop submarket currently has the lowest office vacancy rate in the Chicago market at 14.3%. The property has 8 ground floor retail tenants. The largest tenant, with approximately 28,424 SF, is Teach For America. No other tenant accounts for more than 10% of building SF or underwritten base rent.

The 300 West Adams property is subject to an unsubordinated ground lease with a 99-year term. The lease began on September 1, 2012, and requires annual rent payments of $1,057,500 for the initial year, increasing by 3% per annum thereafter until 2042, at which time the rent is set at $2,492,068 for the remainder of the lease term.

The 300 West Adams loan sponsor is the Shidler Group, which was founded in 1972 by Jay H. Shidler. Since its founding, the Shidler Group and its affiliated partnerships and corporations have acquired and managed over 2,000 properties comprising over 150 million leasable SF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Ramada Plaza Beach Resort

Mortgage Loan No. 14 – Ramada Plaza Beach Resort

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	1500 Miracle Strip Parkway SE Fort Walton, FL 32548
Original Balance:	$23,000,000
Cut-off Date Balance:	$22,929,979			General Property Type:	Hospitality
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Full Service
Loan Purpose(1):	Refinance			Number of Units:	335 rooms
Borrower Name(s):	Beach Resort Investment, LLC			Cut-off Date Balance Per Unit/SF:	$68,448
Sponsor:	Fred E. Tolbert, III			Balloon/ARD Balance Per Unit/SF:	$61,571
Mortgage Rate:	5.350%			Year Built / Year Renovated:	1969 / 2004-2005
Note Date:	7/16/2012			Title Vesting:	Fee
First Payment Date:	9/1/2012			Property Manager:	Beach Resort Investment Corporation
Anticipated Repayment Date:	NAP
Maturity Date:	8/1/2017			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$11,742,140
Original Term to Maturity or ARD:	60 months			UW Expenses:	$8,696,057
Seasoning:	2 months			UW NOI:	$3,046,083
Original Amortization Term:	300 months			UW NCF:	$2,576,397
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.82x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.54x
Prepayment Provisions:	LO (26); DEF (30); O (4)			UW NOI Debt Yield:	13.3%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield:	11.2%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	12.5%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$3,389,669 (5/31/2012 TTM)
Mezzanine Debt:	$4,500,000			Second Most Recent NOI (As of):	$3,129,774 (12/31/2011)
Reserves				Third Most Recent NOI (As of):	$2,031,619 (12/31/2010)
Type	Initial	Monthly	Cap	Appraised Value:	$40,000,000
RE Tax:	$210,475	$26,309	NAP	Appraisal As-of Date:	6/14/2012
Insurance:	$189,352	$37,870	NAP	Cut-off Date LTV Ratio:	57.3%
Recurring Replacements:	$0	$39,141	NAP	LTV Ratio at Maturity/ARD:	51.6%
Deferred Maintenance:	$53,375	$0	NAP	Occupancy Rate (As of):	59.8% (5/31/2012 TTM)
Other(2):	$350,000	Springing	NAP	2nd Most Recent Occupancy (As of):	59.6% (12/31/2011 TTM)
				3rd Most Recent Occupancy (As of):	50.0% (12/31/2010 TTM)

(1)	The Ramada Plaza Beach Resort loan paid off a previous loan secured by the Ramada Plaza Beach Resort property, which was included in the MSCI 2007-HQ12 transaction.

(2)
The borrower deposited $350,000 at closing into a reserve for costs anticipated per a Property Improvement Plan (“PIP”). Additionally, the borrower will be required to deposit 125% of any PIP requirements imposed by the franchisor.

The Ramada Plaza Beach Resort mortgage loan is secured by a full-service 335-room hospitality property consisting of 4 separate buildings of 1 to 6 stories located in Fort Walton Beach, Florida. Fort Walton Beach is on the Florida Panhandle along the Gulf of Mexico and the Ramada Plaza Beach Resort has approximately 619 feet of beach frontage. The property was built in 1969 and was substantially renovated in 2004 and 2005 after Hurricanes Ivan and Katrina damaged the property.  Property amenities include a 160-seat restaurant, a lobby bar, a beach bar, a swim-up Grotto Bar, approximately 13,186 SF of meeting space, several outdoor swimming pools, and a fitness center. Approximately 45% of demand is derived from meeting and group, 28% is from government, 22% is from leisure and 5% is commercial. The property is located near Eglin Air Force Base, Hulbert Field, and Duke Field, which generate significant meeting and government demand.

According to the appraiser, six competing hotels and resorts are noted in the subject market, including the Ramada Plaza Beach Resort property. Total room supply is 1,178 units with 2012 TTM overall/average estimated occupancy of 63%, an ADR of $136.63, and a RevPAR of $86.09. The property had a 60% occupancy, and an ADR of $131.20, a RevPAR of $78.51, an occupancy penetration of 95%, an ADR penetration of 96% and a RevPAR penetration of 91%.

The Ramada Beach Resort loan sponsor is Fred E. Tolbert III. Mr. Tolbert’s family has owned the Ramada Plaza Beach Resort property since 1968.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	470 Broadway

Mortgage Loan No. 15 – 470 Broadway

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Location:	470 Broadway New York, NY 10013
Original Balance:	$20,500,000
Cut-off Date Balance:	$20,457,714	General Property Type:	Retail
% of Initial Pool Balance:	1.8%	Detailed Property Type:	Unanchored
Loan Purpose(1):	Refinance	Net Rentable Area:	6,600 SF
Borrower Name(s):	470 Broadway LLC	Cut-off Date Balance Per Unit/SF:	$3,100
Sponsor:	Joseph J. Sitt	Balloon/ARD Balance Per Unit/SF:	$2,596
Mortgage Rate:	5.450%	Year Built / Year Renovated:	1910 / 2008
Note Date:	7/31/2012	Title Vesting:	Fee
First Payment Date:	9/10/2012	Property Manager:	Thor Management Company, LLC
Anticipated Repayment Date:	8/10/2022
Maturity Date:	12/31/2023	Underwriting and Financial Information
IO Period:	None	UW Revenues:	$1,933,938
Original Term to Maturity or ARD:	120 months	UW Expenses:	$419,781
Seasoning:	2 months	UW NOI:	$1,514,156
Original Amortization Term:	360 months	UW NCF:	$1,493,091
Loan Amortization Type:	Amortizing	UW NOI DSCR:	1.09x
Interest Accrual Basis:	Actual/360	UW NCF DSCR:	1.07x
Prepayment Provisions:	LO (26); DEF (87); O (7)	UW NOI Debt Yield:	7.4%
Lockbox / Cash Management:	Hard / Springing	UW NCF Debt Yield:	7.3%
Pari Passu Mortgage Debt:	None	UW NCF Debt Yield at Maturity:	8.7%
Subordinate Mortgage Debt:	None	Most Recent NOI (As of):	$1,278,606 (12/31/2011)
Mezzanine Debt:	None	Second Most Recent NOI (As of):	$1,710,445 (12/31/2010)
Reserves	Third Most Recent NOI (As of):	$1,471,874 (12/31/2009)
Type	Initial	Monthly	Cap	Appraised Value:	$29,200,000
RE Tax:	$59,666	$29,833	NAP	Appraisal As-of Date:	7/2/2012
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	70.1%
Other(1):	$250,000	$0	NAP	LTV Ratio at Maturity/ARD:	58.7%
Occupancy Rate (As of):	100% (6/26/2012)
2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)	The 470 Broadway borrower deposited $250,000 at closing into a rent reserve to be released upon achieving a DSCR of 1.20x for two consecutive quarters.

The 470 Broadway mortgage loan is secured by a 2-story, single-tenant, landmarked retail property located in the SoHo neighborhood of Manhattan. The property is located between Broome and Grand Street with approximately 33 feet of Broadway frontage, The property was built in 1910 and renovated in 2008 when the current tenant, an ALDO shoe and accessories store, took occupancy. The property contains approximately 6,600 SF divided between the first and second floors. The first floor is used as retail space and the second floor is used as a showroom. The building also has basement storage space used by the tenant. According to the appraisal, the SoHo retail submarket has a 2.3% vacancy rate, and as of March 31, 2012, the average asking rental rate for ground floor retail space was $533 PSF. The underwritten rent for the ground floor and second floor space is $247 PSF, which includes an approximately $7 PSF contractual rent increase effective December 1, 2012.

ALDO Group, a private footwear, leather goods and accessories retail chain, operates over 1,600 stores. The tenant took occupancy at the 470 Broadway property in 2008 and has a current lease expiration date of December 31, 2023. The lease is subject to 3% annual rent increases.

The 470 Broadway loan sponsor is Joseph J. Sitt, the founder and CEO of Thor Equities, an international real estate development company headquartered in New York City.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Embassy Suites Anaheim - North

Mortgage Loan No. 16 – Embassy Suites Anaheim - North

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	3100 East Frontera Street Anaheim, CA 92806
Original Balance:	$18,500,000
Cut-off Date Balance:	$18,475,524			General Property Type:	Hospitality
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Number of Units:	222 rooms
Borrower Name(s):	UCF I, LLC			Cut-off Date Balance Per Unit/SF:	$83,223
Sponsor:	Taylor Woods; Howard Wu			Balloon/ARD Balance Per Unit/SF:	$76,267
Mortgage Rate:	5.200%			Year Built / Year Renovated:	1987 / NAP
Note Date:	8/29/2012			Title Vesting:	Fee
First Payment Date:	10/1/2012			Property Manager:	Brighton Management, LLC
Anticipated Repayment Date:	NAP
Maturity Date:	9/1/2017			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$9,588,778
Original Term to Maturity or ARD:	60 months			UW Expenses:	$7,256,597
Seasoning:	1 month			UW NOI:	$2,332,181
Original Amortization Term:	336 months			UW NCF:	$1,948,630
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.86x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.55x
Prepayment Provisions:	YM1 (55); O (5)			UW NOI Debt Yield:	12.6%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	10.5%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.5%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,481,494 (6/30/2012 TTM)
Mezzanine Debt:	$2,500,000			Second Most Recent NOI (As of):	$2,277,078 (12/31/2011)
Reserves				Third Most Recent NOI (As of):	$1,836,838 (12/31/2010)
Type	Initial	Monthly	Cap	Appraised Value:	$26,600,000
RE Tax:	$137,904	$22,894	NAP	Appraisal As-of Date:	7/5/2012
Insurance:	$30,250	$8,292	NAP	Cut-off Date LTV Ratio:	69.5%
Recurring Replacements:	$0	$31,963	NAP	LTV Ratio at Maturity/ARD:	63.7%
Deferred Maintenance:	$757,625	$0	NAP	Occupancy Rate (As of):	80.2% (6/30/2012 TTM)
Other(1):	$3,942,375	$0	NAP	2nd Most Recent Occupancy (As of):	80.4% (12/31/2011 TTM)
				3rd Most Recent Occupancy (As of):	73.0% (12/31/2010 TTM)

(1)	The borrower deposited at closing $3,706,000 for anticipated costs related to a property improvement plan described below and $236,375 for potential debt service shortfalls.

The Embassy Suites Anaheim - North mortgage loan is secured by a full-service 222-room, seven-story hospitality property in Anaheim, California, approximately 6.2 miles northeast of Disneyland. Disneyland and the Anaheim Convention Center are major demand drivers for the market, along with Knott’s Berry Farm and Six Flags.  Approximately 89.9% of property demand is derived from transient travelers. Property amenities include approximately 7,000 SF of meeting space, a Disneyland Resort shuttle service, a restaurant, an indoor swimming pool, a business center and a fitness center.

The property is subject to a Product Improvement Plan in order to be relicensed as an Embassy Suites.  The plan requires an expansion of the complimentary breakfast area, a redesign of the restaurant, and a complete renovation of the atrium. Additionally, the plan requires that front desk be removed and “registration pods” be added in order to create a more welcoming guest experience. The lobby is expected to receive a complete renovation, including new soft seating, flooring, and fixtures and minor updates will be made to the back-of-the-house facilities. Meeting rooms are expected to receive minor updates. Guestrooms at the subject property are expected to receive all new, built-in casegoods as well as new bedding.  The estimate for PIP work is $3,706,000.

According to the appraiser, seven directly competing hotels and resorts are noted in the subject market, including the Embassy Suites Anaheim North property. Total room supply within this market subset is 1,679 units with 2011 overall/average estimated occupancy of 78.6%, an ADR of $121.40, and a RevPAR of $95.41. The property had an 80.4% occupancy, an ADR of $118.83, a RevPAR of $95.51, an occupancy penetration of 102.3%, an ADR penetration of 97.9% and a RevPAR penetration of 100.1%.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Sheraton Garden Grove

Mortgage Loan No. 17 – Sheraton Garden Grove

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	12221 Harbor Boulevard Garden Grove, CA 92840
Original Balance:	$18,400,000
Cut-off Date Balance:	$18,370,238			General Property Type:	Hospitality
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Full Service
Loan Purpose(1):	Refinance			Number of Units:	285 rooms
Borrower Name(s):	Newage Garden Grove, LLC			Cut-off Date Balance Per Unit/SF:	$64,457
Sponsor:	Ronnie Lam			Balloon/ARD Balance Per Unit/SF:	$57,803
Mortgage Rate:	5.250%			Year Built / Year Renovated:	2008 / NAP
Note Date:	8/16/2012			Title Vesting:	Fee
First Payment Date:	10/1/2012			Property Manager:	Kam Sang Company, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	9/1/2017			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$7,083,372
Original Term to Maturity or ARD:	60 months			UW Expenses:	$4,859,547
Seasoning:	1 month			UW NOI:	$2,223,825
Original Amortization Term:	300 months			UW NCF:	$1,940,490
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.68x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.47x
Prepayment Provisions:	YM1 (56); O (4)			UW NOI Debt Yield:	12.1%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	10.6%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.8%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$2,256,931 (7/31/2012 TTM)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$1,245,416 (12/31/2011)
Reserves				Third Most Recent NOI (As of):	$84,413 (12/31/2010)
Type	Initial	Monthly	Cap	Appraised Value:	$27,500,000
RE Tax:	$85,299	$41,749	NAP	Appraisal As-of Date:	6/28/2012
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.8%
Recurring Replacements:	$0	$23,557	NAP	LTV Ratio at Maturity/ARD:	59.9%
Other(1):	$203,000	$0	NAP	Occupancy Rate (As of):	56.7% (7/31/2012 TTM)
				2nd Most Recent Occupancy (As of):	50.5% (12/31/2011 TTM)
				3rd Most Recent Occupancy (As of):	40.1% (12/31/2010 TTM)

(1)
The borrower deposited $203,000 at closing into a reserve related to a reassessment of real estate taxes to be held for the term of the loan. Additionally, the Sheraton Garden Grove borrower will be required to deposit 125% of any property-improvement plan requirements imposed by the franchisor.

The Sheraton Garden Grove mortgage loan is secured by a full-service 285-room, seven-story hospitality property in Garden Grove, California, approximately 1.9 miles south of Disneyland. Disneyland and the Anaheim Convention Center are major demand drivers for the market. Approximately 80% of property demand is derived from transient travelers and 20% is meeting and group. Property amenities include approximately 9,652 SF of meeting space, an 82-seat restaurant, two lounges, an outdoor swimming pool, a business center and a fitness center.

Six directly competing hotels and resorts are noted in the subject market, including the Sheraton Garden Grove property. Total room supply within this market subset is 1,983 units with 2011 overall/average estimated occupancy of 70.8%, and ADR of $95.19, and a RevPAR of $67.40. The property had a 50.5% occupancy, and ADR of $91.76, a RevPAR of $46.36, and occupancy penetration of 71.4%, an ADR penetration of 96.4% and a RevPAR penetration of 68.8%.

The Sheraton Garden Grove loan sponsor is Mr. Ronnie Lam, founder of Lamco, Holding, LLC, which owns 53.5% of the borrower. Lamco Holding, LLC and/or its affiliate companies are engaged in the development, construction and hotels, commercial properties and apartment buildings.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Hacienda Del Mar

Mortgage Loan No. 18 – Hacienda Del Mar

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address:	12625 High Bluff Drive San Diego, CA 92130
Original Balance:	$16,000,000
Cut-off Date Balance:	15,979,498			General Property Type:	Office
% of Initial Pool Balance:	1.4%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Net Rentable Area:	66,454 SF
Borrower Name(s):	OF 09 Hacienda, LLC			Cut-off Date Balance Per Unit/SF:	$240
Sponsor:	JNT REIF, LLC; Paul Kerr			Balloon/ARD Balance Per Unit/SF:	$196
Mortgage Rate:	4.650%			Year Built / Year Renovated:	1986 / 2009
Note Date:	8/8/2012			Title Vesting:	Fee
First Payment Date:	10/1/2012			Property Manager:	Davlyn Investments, Inc.
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2022			UW Revenues:	$2,118,122
IO Period:	None			UW Expenses:	$619,859
Original Term to Maturity or ARD:	120			UW NOI:	$1,498,263
Seasoning:	1 month			UW NCF:	$1,340,242
Original Amortization Term:	360 months			UW NOI DSCR:	1.51x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.35x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.4%
Lockbox/Cash Management:	Springing / Springing			UW NCF Debt Yield at Maturity:	10.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,487,910 (6/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,374,382 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$998,136 (12/31/2010)
Reserves				Appraised Value:	$22,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/29/2012
RE Tax:	$86,114	$14,352	NAP	Cut-off Date LTV Ratio:	69.8%
Insurance:	$8,049	$1,150	NAP	LTV Ratio at Maturity/ARD:	56.9%
Recurring Replacements:	$0	$1,108	NAP	Occupancy Rate:	92.4% (8/6/2012)
TI/LC:	$0	$12,061	$300,000	2nd Most Recent Occupancy (As of):	89.7% (12/31/2011)
Other(1):	$85,605	$0.00	NAP	3rd Most Recent Occupancy (As of):	80.3% (12/31/2010)

(1)	The Hacienda Del Mar borrower was required to deposit $85,605 for rent abatements at closing.

The Hacienda Del Mar property is a 66,454 SF, three-story office building located in San Diego County, California that was constructed in 1986.  The Hacienda Del Mar borrower purchased the property in December 2009 for approximately $15.6 million.  Since acquisition, the Hacienda Del Mar borrower invested approximately $2.2 million in capital expenditures and tenant improvements, bringing the total cost basis to approximately $17.8 million.

As of August 6, 2012 the Hacienda Del Mar property is 92.4% occupied by 35 tenants. The two largest tenants are Davlyn Investments, a real estate operating company and the property manager and PsyCare, Inc., a professional medical corporation.  Davlyn Investments (6,453 SF, 10.4% of underwritten base rent) is currently on a lease expiring in November, 2015 with one three-year renewal option. PsyCare (4,473 SF, 8.6% of underwritten base rent) is on a lease expiring in September 2014.

The Hacienda Del Mar property is located in the seaside neighborhood of Del Mar, in northern San Diego, California. The Hacienda Del Mar property has access to Interstate 5, which links Los Angeles to the north and Mexico to the south, and provides further access SR-56, the major east/west artery in San Diego.  As of 2010, the estimated population within a one-, three-, and five-mile radius of the Hacienda Del Mar property was 18,542, 55,572 and 93,062, respectively.  The 2010 estimated median household income within one-, three- and five-mile radius was $95,362, $110,649 and $106,689, respectively.

The sponsor of the Hacienda Del Mar loan is JNT REIF, LLC and Paul Kerr. Paul Kerr is the President of Davlyn Investments and since 1998 has managed the acquisition of over 6,200 apartment units and two commercial office buildings.  Davlyn Investments, Inc. is the also the Hacienda Del Mar property manager and is currently headquartered at the Hacienda Del Mar property.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Disney Store Headquarters

Mortgage Loan No. 19 – Disney Store Headquarters

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Location:	443 South Raymond Avenue Pasadena, CA 91105
Original Balance:	$16,000,000
Cut-off Date Balance:	$15,941,190			General Property Type:	Office
% of Initial Pool Balance:	1.4%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Net Rentable Area:	72,000 SF
Borrower Name(s):	Karlin 443 South Raymond, LLC			Cut-off Date Balance Per Unit/SF:	$221
Sponsor:	Karlin Holdings			Balloon/ARD Balance Per Unit/SF:	$180
Mortgage Rate:	4.550%			Year Built / Year Renovated:	1922 / 2011
Note Date:	7/3/2012			Title Vesting:	Fee
First Payment Date:	8/10/2012			Property Manager:	Karlin Asset Management, Inc.
Anticipated Repayment Date:	NAP
Maturity Date:	7/10/2022			Underwriting and Financial Information
IO Period:	None			UW Revenues:	$1,902,033
Original Term to Maturity or ARD:	120 months			UW Expenses:	$307,575
Seasoning:	3 months			UW NOI:	$1,594,458
Original Amortization Term:	360 months			UW NCF:	$1,484,298
Loan Amortization Type:	Amortizing			UW NOI DSCR:	1.63x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.52x
Prepayment Provisions:	LO (27); DEF (88); O (5)			UW NOI Debt Yield:	10.0%
Lockbox / Cash Management:	Hard / Springing			UW NCF Debt Yield:	9.3%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	11.4%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Mezzanine Debt:	Permitted			Second Most Recent NOI (As of):	NAP
Reserves				Third Most Recent NOI (As of):	NAP
Type	Initial	Monthly	Cap	Appraised Value:	$23,000,000
RE Tax:	$0	Springing	NAP	Appraisal As-of Date:	5/24/2012
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio:	69.3%
Recurring Replacements:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	56.5%
TI/LC(1):	$540,000	Springing	NAP	Occupancy Rate (As of):	100.0% (10/1/2012)
Deferred Maintenance:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
				3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)
The borrower posted a $540,000 Letter or Credit (“LOC”) at closing for ongoing TI/LC costs. In addition, if the Disney Store Headquarters tenant does not renew its lease on or before 8/31/2017, a cash flow sweep will trigger or, in lieu of a cash flow sweep, the borrower may deposit cash or a letter of credit equal to $975,000.

The Disney Store Headquarters mortgage loan is secured by three two-story interconnected office buildings located in Pasadena, California, less than one mile south of Colorado Blvd. The property also includes a 225 space four-level parking structure. The property was constructed in 1922 and was converted to office space in 2001. In 2002-2005, it was substantially renovated in preparation for the current, single tenant. It was partially renovated again in 2011. The property is located in the Tri-Cities/Glendale submarket of greater Los Angeles. According to the appraiser, as of March 31, 2012, the overall submarket vacancy was 16.5% and the average asking rent was $31.44 PSF, per annum.

Disney Store USA, LLC, the Disney Store Headquarters single tenant, is a wholly-owned subsidiary of the Walt Disney Company.  The property functions as the headquarters for the Disney Store chain in the United States and Canada. The tenant assumed occupancy of the subject space in 2008 when the Walt Disney Company acquired the Disney Store operations from The Children’s Place Retail Stores. The current lease term expires August 31, 2018 and the lease includes one 2-year lease renewal option at $27.84 PSF followed by a 5-year lease renewal option. The in-place, underwritten rent equates to $25.08 PSF per annum.

Karlin Holdings, the loan sponsor, is an affiliate of Karlin Asset Management, a private investment firm controlled by Dr. Gary Michelson. Dr. Michelson is ranked number 328 on the Forbes 400 list with an estimated net worth of $1.4 billion as of September 2012.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Pioneer & Tuscany MHC Portfolio

Mortgage Loan No. 20 – Pioneer & Tuscany MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/ Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Address(1):	Various
Original Balance:	$15,600,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$15,600,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	1.4%			Net Rentable Area:	462 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	33,766
Borrower Name(s):	Pioneer Pines MHP, LLC; Tuscany of Yuma MHP, LLC			Balloon/ARD Balance Per Unit/SF:	31,088
				Year Built / Year Renovated(1):	Various
Sponsor:	Randall Thomas; Roy Airington; Leslie Airington			Title Vesting:	Fee
				Property Manager:	Thomas Property Management, Inc.
Mortgage Rate:	4.780%
Note Date:	9/21/2012
First Payment Date:	11/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2017			UW Revenues:	$2,349,969
IO Period:	None			UW Expenses:	$838,000
Original Term to Maturity or ARD:	60 months			UW NOI:	$1,511,969
Seasoning:	0 months			UW NCF:	$1,488,869
Original Amortization Term:	360 months			UW NOI DSCR:	1.54x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.52x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NCF Debt Yield:	9.5%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,554,898 (5/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,496,067 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,009,678 (12/31/2010)
Reserves				Appraised Value:	$24,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/17/2012; 8/29/2012
RE Tax:	$183,010	$16,637	NAP	Cut-off Date LTV Ratio:	63.2%
Insurance:	$8,638	$4,319	NAP	LTV Ratio at Maturity/ARD:	58.1%
Recurring Replacements:	$0	$3,309	NAP	Occupancy Rate (As of)(1):	92.9% (8/31/2012)
Deferred Maintenance:	$28,470	$0	NAP	2nd Most Recent Occupancy:	88.1% (12/31/2011)
				3rd Most Recent Occupancy:	77.8% (12/31/2010)

(1)	See table below.

The Pioneer & Tuscany MHC Portfolio mortgage loan is secured by two manufactured housing communities, Pioneer Pines MHC and Tuscany MHC, located in Kern County, California and Yuma County, Arizona, respectively. Developed in 1975, Pioneer Pines MHC is a 59.1-acre site with of 337 pads including 228 double-wides and 77 single-wides. Developed in 1998, Tuscany MHC is a 16.5-acre site with 125 pads, all of which are double-wides.

The Pioneer Pines MHC property is located in Bakersfield, California, approximately 110 miles north of Los Angeles. Access to the Pioneer Pines MHC property is provided by State Route 58, which is located one mile south and SR-184, which is to the east of the Pioneer Pines MHC property.  As of 2010, population within one-, three-, and five-mile radius was 13,477, 77,055 and 152,335, respectively. The 2010 average household income within a one-, three-, and five-mile radius was $41,851, $51,710 and $45,907, respectively.  The Tuscany MHC property is located in Yuma, Arizona, an estimated three-hour drive west of San Diego, California and approximately the same distance to Tucson and Phoenix to the east and northeast, respectively.  Access to the Tuscany MHC is provided by the I-8 Freeway.  As of 2010, the population within one-, three-, and five-mile radius was 5,700, 21,505 and 38,769, respectively. The 2010 average household income within a one-, three-, and five-mile radius was $44,855, $56,324 and $56,147, respectively.

The Pioneer & Tuscany MHC sponsor, Randall Thomas, Roy Airington, and Leslie Airington have a combined 44 years of real estate experience. Collectively, the Pioneer & Tuscany MHC sponsors own eight properties, including seven mobile home parks.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6	Pioneer & Tuscany MHC Portfolio

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Number of Pads
Pioneer Pines MHC	Bakersfield, CA	Fee	$11,050,000	71%	$17,500,000	1975 / NAP	90.5%	337
Tuscany MHC	Yuma, AZ	Fee	$4,550,000	29%	$7,200,000	1998 / NAP	99.2%	125
Total / Wtd. Avg.			$15,600,000	100%	$24,700,000		92.9%	462

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2012-C6

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